UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

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2014
PSEG
Proxy
Statement

Public Service Enterprise Group Incorporated

80 Park Plaza, P.O. Box 1171, Newark, New Jersey 07101-1171

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

Date	April 15, 2014 at 1:00 P.M.

Location	The New Jersey Performing Arts Center One Center Street Newark, New Jersey 07102

Items of Business	1.	Elect ten members of the Board of Directors to hold office until the Annual Meeting of Stockholders in 2015, each until his or her respective successor is elected and qualified;
	2.	Consider and act upon an advisory vote on the approval of executive compensation;
	3.	Consider and act upon three management proposals to approve amendments to our Certificate of Incorporation and By-Laws to eliminate certain supermajority voting requirements;
	4.	Consider and act upon the ratification of the appointment of Deloitte & Touche LLP as independent auditor for 2014; and
	5.	Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Record Date	Stockholders entitled to vote at the meeting are the holders of Common Stock of record on February 14, 2014.

Scan this QR Code to view the 2014 PSEG Proxy Statement and Annual Report on your mobile device.	By order of the Board of Directors,

M. Courtney McCormick Secretary February X, 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders

to be Held on April 15, 2014: The Proxy Statement and Annual Report to Stockholders are available at

www.ezodproxy.com/pseg/2014/pseg2013ar

IMPORTANT!

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE SIGN, DATE AND MAIL THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION FORM PROMPTLY. YOU MAY ALSO VOTE VIA THE INTERNET OR BY TELEPHONE. PLEASE USE THE INTERNET ADDRESS OR TOLL-FREE NUMBER SHOWN ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM.

YOU MAY HAVE MULTIPLE ACCOUNTS AND THEREFOR RECEIVE MORE THAN ONE PROXY CARD OR VOTING INSTRUCTION FORM AND RELATED MATERIALS. PLEASE VOTE EACH PROXY CARD AND VOTING INSTRUCTION FORM THAT YOU RECEIVE. THANK YOU FOR VOTING.

The approximate date on which this Proxy Statement and the accompanying proxy card were first sent or given to security holders and made available electronically via the Internet was March X, 2014.

PUBLIC SERVICE ENTERPRISE GROUP l 2014 Proxy Statement

Forward-Looking Statements

The statements contained in this Proxy Statement about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on information currently available and on reasonable assumptions, we can give no assurance they will be achieved. There are a number of risks and uncertainties that could cause actual results to differ materially from any forward-looking statements made herein. A discussion of some of these risks and uncertainties is contained in our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission (SEC), and available on our website: http://www.pseg.com. These reports address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this Proxy Statement. In addition, any forward-looking statements included herein represent our estimates only as of the date hereof and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our internal estimates change, unless otherwise required by applicable securities laws.

PUBLIC SERVICE ENTERPRISE GROUP l 2014 Proxy Statement

PROXY STATEMENT SUMMARY

PROXY STATEMENT SUMMARY

OUR COMPANY

Public Service Enterprise Group Incorporated (we, us, our, PSEG or the Company) is distributing this Proxy Statement in connection with our 2014 Annual Meeting of Stockholders. We are a holding company that directly owns five subsidiaries:

•	PSEG Power LLC (Power), an electric generation and wholesale energy trading company;

•	Public Service Electric and Gas Company (PSE&G), an operating electric and gas utility in New Jersey;

•	PSEG Long Island LLC (PSEG LI), an operator of electric utility assets in New York under a contract with the Long Island Power Authority;

•	PSEG Energy Holdings L.L.C. (Energy Holdings), an owner of energy-related investments; and

•	PSEG Services Corporation (Services), which provides management and administrative services to us and our subsidiaries.

ANNUAL MEETING PROPOSALS

Proposals		Board Recommendation	Page Number for More Information

1.	Election of Directors – vote to elect ten director nominees to serve one-year terms.	FOR	9

2.	Approval of Executive Compensation – advisory vote to approve the executive compensation of the named executive officers.	FOR	32

3(a).	Approval of Amendments to our Certificate of Incorporation – to eliminate supermajority voting requirements for certain business combinations.	FOR	68

3(b).	Approval of Amendments to our Certificate of Incorporation and By-Laws - to eliminate supermajority voting requirements to remove a director without cause.	FOR	68

3(c).	Approval and Amendment to our Certificate of Incorporation – to eliminate supermajority voting requirement to make certain amendments to our By-Laws.	FOR	68

4.	Ratification of Auditor – ratification of the appointment of Deloitte & Touche LLP as independent auditor for 2014.	FOR	70

VOTING AND PROCEDURES

Voting is strongly encouraged. We urge you to sign, date and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. For stockholders of record, we have provided several alternative methods for voting, including voting via the Internet or the toll-free telephone number listed below. For shares held by a bank or broker, please follow the voting instructions you receive from each of them. Most banks and brokers are likely to provide you with methods for internet or toll-free telephone voting.

Annual Meeting of Stockholders

Date and Time	April 15, 2014 at 1:00 P.M.

Location	The New Jersey Performing Arts Center (NJPAC), One Center Street, Newark, NJ.

Record Date	February 14, 2014 Holders of Common Stock outstanding on the record date will have one vote per share.

PUBLIC SERVICE ENTERPRISE GROUP l 2014 Proxy Statement  1

PROXY STATEMENT SUMMARY

Voting Methods

To Submit Proposals for 2015 Annual Meeting

Final Date	November 7, 2014 (last day for receipt by us)

Contact	Corporate Secretary, PSEG, 80 Park Plaza, T4B, P.O. Box 1171 Newark, New Jersey 07101-1171

NOMINEES FOR ELECTION AS DIRECTOR

Name	Age	Director Since	Primary Occupation	Committee Memberships	Other Public Company Boards
Albert R. Gamper, Jr.	72	2000	Retired Chairman of the Board and CEO of CIT Group	Lead Director, A, E, F	1
William V. Hickey	69	2001	Retired Chairman of the Board and CEO of Sealed Air Corporation	F(Chair), FG, NG, O	1
Ralph Izzo	56	2006	Chairman of the Board, President and CEO of PSEG	E (Chair)	1
Shirley Ann Jackson	67	2001	President of Rensselaer Polytechnic Institute	E, F, FG (Chair), NG (Chair), O	4
David Lilley	67	2009	Retired Chairman of the Board, President and CEO of Cytec Industries	A (Chair), F, O	2
Thomas A. Renyi	68	2003	Retired Executive Chairman of The Bank of New York Mellon	A, CG (Chair), O	2
Hak Cheol (H.C.) Shin	56	2008	Executive Vice President – International Operations of 3M Company	A, CG, FG, NG	0
Richard J. Swift	69	1994	Retired Chairman of the Board, President and CEO of Foster Wheeler	CG, E, FG, NG, O (Chair)	4
Susan Tomasky	61	2012	Retired President – AEP Transmission of American Electric Power Corporation	A, CG	2
Alfred W. Zollar	59	2012	Retired General Manager – Tivoli Software Division of IBM Corporation	F, FG, NG	1

A=Audit  CG=Corporate Governance  E=Executive  F=Finance  FG=Fossil Generation  NG=Nuclear Generation  O=Organization and Compensation

We believe that our directors are a diverse group of highly qualified leaders with a broad range of business, industry, academic and public service experience. Their skills in the areas of accounting, finance, construction, consumer products, sales, government, law, operations, management, science, technology and risk management serve us well.

2  PUBLIC SERVICE ENTERPRISE GROUP l 2014 Proxy Statement

PROXY STATEMENT SUMMARY

CORPORATE GOVERNANCE

We have adopted what we believe are strong corporate governance standards and practices to assure effective management by our executives and oversight by our Board of Directors (Board). These measures include the following:

Independent Directors	Board Leadership	Risk Management	Code of Ethics
The Board has established standards for director independence, which are set forth in our Corporate Governance Principles (Principles). All of our current directors and nominees are independent under our Principles and the requirements of the New York Stock Exchange (NYSE), except Ralph Izzo, our Chairman of the Board, President and Chief Executive Officer (CEO), who is an employee of the Company.	Our Board leadership structure currently consists of a Chairman (who is also our CEO), a Lead Director, who is elected by the independent directors, and strong committee chairs. Our Board believes that this structure strikes an appropriate balance in providing for independent leadership at the Board level, while ensuring that the individual charged with managing the day-to-day operations of the company is responsible for chairing regular meetings of the Board and leading the discussion on key business and strategic issues.	Risk management is a key part of our strategic planning and business operations. We believe that we have an effective system of risk management with appropriate controls and Board oversight.	We are committed to operating in accordance with the highest ethical and legal standards. Our Standards of Integrity (Standards) establish a set of common expectations for behavior to which each director and employee must adhere.

BUSINESS PERFORMANCE

Our business plan is designed to manage the risks associated with fluctuations in commodity prices and changes in consumer demand as we invest to achieve growth in light of market, regulatory and economic trends. In 2013, we continued our focus on operational excellence, financial strength and disciplined investment. These guiding principles have provided the base from which we have been able to execute our strategic initiatives, including:

•	Growing our utility operations through continued investment in transmission and distribution infrastructure projects with a consequent rebalancing of our business mix; and

•	Maintaining a diverse, reliable and flexible generation fleet to allow us to capitalize on market opportunities as they arise in the locations in which our generation fleet operates.

Financial Highlights

(Unaudited)

Dollars in Millions, except per share amounts	2013 ($)	2012 ($)
Total Revenues	9,968	9,781
Income from Continuing Operations	1,243	1,275
Net Income	1,243	1,275
Total Assets	32,522	31,725

Earnings Per Share - Diluted
Income from Continuing Operations	2.45	2.51
Net Income	2.45	2.51
Dividends Paid per Share	1.44	1.42
Market Price per Share - Year-end	32.04	30.60

For a more comprehensive assessment of the Company’s performance, please review the entire Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2013 (Form 10-K).

PUBLIC SERVICE ENTERPRISE GROUP l 2014 Proxy Statement  3

PROXY STATEMENT SUMMARY

EXECUTIVE COMPENSATION

Compensation Philosophy

We have designed a competitive executive compensation program that we believe helps us recruit and retain top talent while closely linking pay to performance. We seek to align the interests of our executive officers, including our CEO and the Named Executive Officers (NEOs) reported in this Proxy Statement, with those of our stockholders through performance-oriented short-term and long-term incentive opportunities. These pay-at-risk incentives are targeted to pay out at approximately the benchmarked industry peer median when we deliver on our goals. Amounts earned under our Senior Management Incentive Compensation Plan (SMICP) and Amended and Restated 2004 Long-Term Incentive Plan (LTIP) depend upon performance, measured against financial and other business results, utilizing internal targets and relevant peer group comparisons.

In overseeing executive compensation, our Board utilizes an independent compensation consultant which provides only compensation services to the Board. A detailed discussion of our executive compensation program, including its elements, the factors we use in determining compensation and our governance features, appears below in the Compensation Discussion and Analysis (CD&A).

We have adopted executive compensation governance measures that we believe support good governance practices and further align our executive’s interests with those of stockholders, including:

•	Pre-clearance for trading in our Common Stock;
•	Clawbacks;
•	A prohibition on hedging and pledging our Common Stock;
•	A stock ownership and retention policy; and
•	An annual compensation risk assessment.

Our program provides the following compensation:

Base salary, based on:

•	Experience, performance and competitive market.

Annual cash incentive under our SMICP, which includes:

• •	Multiple performance measures with emphasis on EPS as the corporate objective; and Payment from zero to 150% of target percentage of salary, and up to 200% for exceptional performance.

Equity-based incentive awards under our LTIP, consisting of:

•	60% performance share units (PSUs), with payment, if any, measured over a three-year period against Return on Invested Capital (ROIC) and relative Total Shareholder Return (TSR), with the opportunity to earn between zero and 200% of target based on performance; and

•	40% restricted stock units (RSUs), which cliff vest at the end of three years.

Market-based retirement and post-employment benefits, with

• •	Double trigger change-in-control provisions; and No excise-tax gross-ups.

4  PUBLIC SERVICE ENTERPRISE GROUP l 2014 Proxy Statement

PROXY STATEMENT SUMMARY

Pay for Performance

We believe that our pay for performance philosophy is critical to our continued success and that our program effectively focuses our executives on creating sustained stockholder value without encouraging excessive risk. By emphasizing incentive-based compensation, our CEO and NEOs will be rewarded based upon our achieving financial and operating results, with the ultimate payout of a significant portion of their total compensation determined relative to the achievement of our goals. For 2013, the target annual and long-term incentive pay for our CEO was 86% and the average target annual and long-term incentive pay for our NEOs was 71% of targeted total direct compensation, respectively.

When we compared our recent financial performance with the compensation of our CEO and NEOs, we found that the financial measures we examined were at approximately the median of our peer group of companies and our executive compensation was at or below the peer median. Thus, we concluded that our performance and executive compensation are appropriately aligned. Further, performance is reflected in the actual value of the one-year annual cash incentive payments and the three-year equity incentive compensation paid upon vesting of awards:

•	Approved SMICP payments for 2013 were above target relative to internal goals, which were heavily weighted towards earnings;

•	For the performance share units granted under the LTIP in December 2010 with a three-year performance period ended December 31, 2013, actual payout was at 75% of target, based on our TSR compared to peer companies and ROIC in relation to target.

These realized compensation amounts reflect the effect on earnings of our strategic initiatives and the rebalancing of our business mix.

The following table provides highlights of the compensation for our CEO and other NEOs in 2013 as reported in the 2013 Summary Compensation Table in this Proxy Statement. For the complete details of compensation, please review the entire Proxy Statement.

NEO	Base Salary 2013 ($)	Equity Incentive Plan Compensation 2013 ($)	Non-Equity Incentive Plan Compensation 2013 ($)	Total Compensation 2013 ($)(1)
Ralph Izzo	1,092,615	6,367,186	1,874,400	9,400,649
Caroline Dorsa	617,686	1,199,928	589,800	2,971,021
William Levis	565,485	2,223,214	607,600	3,579,580
Randall E. Mehrberg(2)	549,595	1,029,280	495,400	2,144,247
J. A. Bouknight, Jr.	544,922	943,788	496,700	2,070,969
Ralph A. LaRossa	499,078	943,788	438,800	1,951,598

 (1)  Reflects all compensation, including change in pension value and all other, as reported in the 2013 Summary Compensation Table.

 (2)  Retired on December 2, 2013.

Key Recent Executive Compensation Actions

In overseeing our executive compensation program, our Organization and Compensation Committee (O&CC), working with its consultant, continued to emphasize our results oriented philosophy. During 2013, we:

•	Reviewed our compensation philosophy and all key elements of our executive compensation program in light of our strategy and objectives, as well as the results of the 94% approval of the Say on Pay vote received at the 2013 Annual Meeting of Stockholders;

•	Confirmed the pay for performance alignment of executive compensation with financial results and approved benchmarked salaries, incentive awards and payouts in accordance with established criteria; and

•	Increased the stock ownership guideline for the CEO from 5x to 6x base salary to better align with market.

For a more comprehensive discussion, see our CD&A.

PUBLIC SERVICE ENTERPRISE GROUP l 2014 Proxy Statement  5

ANNUAL MEETING, VOTING AND PROCEDURES

ANNUAL MEETING, VOTING AND PROCEDURES

Proxy Statement

This Proxy Statement is furnished by us on behalf of the Board. We are soliciting proxies to be voted at the 2014 Annual Meeting of Stockholders scheduled to be held on April 15, 2014 and at all adjournments or postponements of that meeting.

The mailing address of our principal executive offices is 80 Park Plaza, P.O. Box 1171, Newark, New Jersey 07101-1171, telephone (973) 430-7000. Our Internet website is www.pseg.com.

Proxy Statement Format

In an effort to encourage stockholder voting, we have structured our Proxy Statement in an easy-to-read format. After describing each proposal, we provide the related information for you to consider in voting. Accordingly:

•	Proposal 1. Election of Directors (page 9) is followed by a discussion of our corporate governance practices, board structure and director nominee biographies;

•	Proposal 2. Advisory Vote on the Approval of Executive Compensation (page 31) is followed by the Report of our O&CC, our CD&A, with a detailed explanation of executive compensation and the compensation tables;

•	Proposals 3(a), 3(b), and 3(c). Approvals of Amendments to our Certificate of Incorporation and By-Laws to eliminate certain supermajority voting requirements (page 67) are followed by our reasons for supporting each of the proposals; and

•	Proposal 4. Ratification of the Appointment of Independent Auditor (page 69) is followed by our Audit Committee Report and disclosure of our Independent Auditor’s fees.

Annual Report on Form 10-K

We have provided without charge to each person solicited by means of this Proxy Statement a copy of our Form 10-K, which has been filed with the Securities and Exchange Commission (SEC), including a list briefly describing the related exhibits. You may request copies of the exhibits by writing to: Vice President-Investor Relations, Public Service Enterprise Group Incorporated, 80 Park Plaza, T6B, P.O. Box 1171, Newark, New Jersey 07101-1171. The Form 10-K is also available on our website www.pseg.com/info/investors/financial_info/index.jsp.

Delivery of Documents and Internet Availability

Each stockholder receives his or her own proxy card by which to vote. We have sent only a single copy of our Annual Report to Stockholders, including our Form 10-K, and Proxy Statement, to any household with two or more stockholders having the same last name and address unless one of the stockholders has requested individual copies. This “householding” saves our company printing and delivery costs. If you share an address with another stockholder and receive only a single copy of one of those documents, you may request an additional copy by writing to the above address or contacting us at (973) 430-6566.

Stockholders may choose to no longer receive printed copies of our Annual Report, Form 10-K and Proxy Statement and instead receive and view them electronically over the internet. If you are a stockholder of record and would like to receive these documents, as well as other stockholder communications and materials, electronically in the future and save us the cost of producing and mailing them to you, you may do so by following the instructions at www.proxypush.com/peg. If your shares are held in the name of a bank or broker, please follow that organization’s instructions for electronic delivery. You may also follow the instructions provided for future electronic delivery if you vote via the Internet.

If you receive our future Proxy Statements, Annual Reports and Forms 10-K electronically over the Internet, you will receive each year an e-mail message containing the Internet address to access these documents. The e-mail will also include instructions for voting via the Internet as you will not receive a separate proxy card.

6  PUBLIC SERVICE ENTERPRISE GROUP l 2014 Proxy Statement

ANNUAL MEETING, VOTING AND PROCEDURES

Annual Meeting

Holders of record of the 506,164,959 shares of Common Stock outstanding on February 14, 2014 will have one vote per share. A quorum will consist of the holders of Common Stock entitled to cast a majority of the votes at the Annual Meeting, present in person or represented by proxy. All votes cast by proxy or in person will be counted. Abstentions and broker non-votes will not be counted, except for the purpose of establishing a quorum. All votes will be tabulated by an independent inspector of elections.

Election of directors under Proposal 1 is subject to our majority vote requirement described below. The say-on-pay vote presented in Proposal 2 is advisory and non-binding, whether or not approved by a majority of the votes cast. The approval of each of the amendments to our Certificate of Incorporation and By-Laws set forth in Proposals 3(a), 3(b) and 3(c) must receive a favorable vote of at least 80% of the outstanding shares eligible to vote to be approved. A majority of the votes cast is needed for ratification of the auditor under Proposal 4.

Proxy Card and Voting of Shares

Every vote is important. We urge you to vote whether or not you plan to attend the Annual Meeting. Kindly sign, date and return the accompanying proxy card or, if you are a stockholder of record, you may vote your proxy using the toll-free telephone number listed on the proxy card or via the Internet at the electronic address provided above and also listed on the proxy card. When a proxy card is returned properly dated and signed, or properly voted telephonically or electronically, the shares represented by the proxy will be voted by the persons named as proxies in accordance with the voting stockholder’s directions.

You may specify your choices by marking the appropriate boxes on the enclosed proxy card. The proxy card also includes any shares registered in the names shown on the proxy in Enterprise Direct (our dividend reinvestment and stock purchase plan). If a proxy card is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Board. If you vote telephonically or electronically, you should follow the directions given during the call or on the computer screen. If you are a stockholder of record, your shares will not be voted unless you provide a proxy by return mail, telephonically or electronically or vote in person at the Annual Meeting. If you are participant in the PSEG Employee Stock Purchase Plan (ESPP), you will receive a separate direction card from the administrator of the plan. If no instructions are received from you with respect to any shares held in Enterprise Direct or the ESPP, the respective administrator of that plan will vote those shares in accordance with the recommendations of the Board.

If you are a participant in the Thrift and Tax-Deferred Savings Plan or the Employee Savings Plan of PSEG (PSEG Savings Plans) or either of the two Incentive Thrift Plans (Incentive Thrift Plans) of Long Island Electric Utility Servco LLC, a subsidiary of PSEG LI, you will receive a separate direction card from the respective plan’s trustee for shares that have been allocated to your accounts. The trustee will vote the shares of Common Stock beneficially owned by you under the respective plan in accordance with your instructions. If no instructions are received with respect to the PSEG Savings Plans, the shares will not be voted. If no instructions are received with respect to the Incentive Thrift Plans, the respective trustee will vote your shares in the same proportion as those shares as to which it receives instructions from other participants in the plan in which you participate.

If your shares are held in the name of a bank or broker, you should follow the voting instructions on the form received from your bank or broker. For such shares, while the availability of telephone or Internet voting will depend on the processes of your bank or broker, we believe that most will make such voting methods available. In accordance with the rules of the NYSE, if no instructions are received from you by a bank or broker with respect to such shares, the bank or broker may use its discretion to vote your shares that are held by it only in regard to Proposal 4, Ratification of the Appointment of Independent Auditor.

A bank or broker may not vote your shares held by it in regard to Proposal 1 - Election of Directors, Proposal 2 - Advisory Vote on the Approval of Executive Compensation, and Proposals 3(a), 3(b) and 3(c) – Amendments to Certificate of Incorporation and By-Laws, unless it receives instructions from you. If you do not provide instructions to your bank or broker as to how you wish to vote in respect of each of these matters, your shares will not be voted on these matters.

PUBLIC SERVICE ENTERPRISE GROUP l 2014 Proxy Statement  7

ANNUAL MEETING, VOTING AND PROCEDURES

You may revoke a proxy given in the form of the card which accompanies this Proxy Statement or a vote made telephonically or electronically. However, by law, your presence at the Annual Meeting will not revoke a proxy you have given unless you file a written notice of such revocation with the Secretary of PSEG prior to the voting of the proxies at the Annual Meeting or you vote the shares subject to the proxy by written ballot.

Solicitation

The cost of soliciting proxies in the form accompanying this Proxy Statement will be borne by us. In addition to solicitation by mail, proxies may be solicited by our directors, officers and employees, none of whom will be directly compensated for such services, in person or by telephone, electronically or by facsimile. We have also retained Morrow & Co. to assist in the distribution and solicitation of proxies from brokers, bank nominees, other institutional holders and certain large individual holders. The anticipated cost of such services is approximately $14,500, plus reimbursement of expenses.

Date for Submission of Stockholder Proposals

In accordance with SEC rules, stockholders may submit proposals intended for inclusion in the Proxy Statement in connection with our 2015 Annual Meeting of Stockholders. Such proposals should be sent to: Corporate Secretary, Public Service Enterprise Group Incorporated, 80 Park Plaza, T4B, P.O. Box 1171, Newark, New Jersey 07101-1171, and must be received by November 7, 2014.

Discretionary Proxy Voting Authority

If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the persons named in the enclosed proxy card or their substitutes will vote proxies so given in respect of any such matters in accordance with their best judgment. As of the date of this Proxy Statement, the Board and management did not know of any other matters which might be presented for stockholder action at the Annual Meeting.

If we are not notified by January 22, 2015 of any proposal intended to be presented for consideration at the 2015 Annual Meeting of Stockholders, then the persons named by us shall have discretionary voting authority with respect to such proposal if presented at that Annual Meeting.

8  PUBLIC SERVICE ENTERPRISE GROUP l 2014 Proxy Statement

ELECTION OF DIRECTORS

Proposal 1 ELECTION OF DIRECTORS

You are being asked to vote on the election of ten individuals nominated by your Board to serve as the Directors of our Company. Below, we have provided information about the Board, director independence, our leadership structure, risk management oversight, Board committees, code of ethics and related matters of corporate governance. We also describe our provisions for majority voting, our director qualifications, diversity and retirement criteria and each nominee’s specific experience, skills and qualifications. We also report to you information about security ownership and director compensation. As recommended by the Board, we ask you to vote FOR all nominees.

CORPORATE GOVERNANCE

Board of Directors

Our business and affairs are managed by or under the direction of the Board, which delegates certain responsibilities to its committees and to management consistent with our By-Laws. The Board has adopted and operates under the Principles which reflect our current governance practices in accordance with applicable statutory and regulatory requirements, including those of the SEC and the NYSE. You can request copies of our By-Laws and Principles or view them at www.pseg.com/info/investors/governance/index.jsp.

The Board provides direction and oversight of the conduct of our business by management. In fulfilling these responsibilities, the Board performs the following principal functions:

•	Approves corporate strategy, major management initiatives and significant investments;

•	Monitors and provides oversight of financial and business integrity and performance, including risk management;

•	Selects, evaluates the performance of, and approves succession plans for the CEO and other senior executives;

•	Selects nominees for election to the Board; and

•	Evaluates Board processes and performance.

The Board has full and free access to all members of management and may hire its own consultants and advisors as it deems necessary.

Independence

Under our Principles and the requirements of the NYSE, the Board must consist of a majority of independent directors. The Board has established standards for director independence, which are set forth in the Principles.

PUBLIC SERVICE ENTERPRISE GROUP | 2014 Proxy Statement  9

CORPORATE GOVERNANCE

The Board annually reviews other commercial relationships of directors and determines whether any of those relationships are material relationships that impair a director’s independence.

The Board has determined that all of the current directors, all of whom are nominees for election, are independent under our Principles and the requirements of the NYSE, except Ralph Izzo, our Chairman of the Board, President and CEO. These determinations were based upon a review of the responses submitted by each director to questionnaires we provided to them, relevant business records, publicly available information and applicable SEC and NYSE requirements.

Leadership Structure

Under our By-Laws, our senior leadership may include a Chairman of the Board, a President and a CEO, which positions may be held by one person or may be divided between two different people. As provided in its charter, the Corporate Governance Committee has the responsibility to assess the structure of the Board and periodically evaluate the Board’s governance practices as well as the Principles. Building on the advice of the Corporate Governance Committee, the Board applies its experience and knowledge of our business to establish what it believes to be the most effective form of organization. In doing so, it utilizes its understanding of the challenges and opportunities we face and its evaluation of the individuals who are involved.

Based on that analysis and evaluation, the Board has determined that, at the present time and given our present officers and personnel, it is in the best interests of the Company and stockholders for a single individual to hold all three positions of Chairman of the Board, President and CEO. The Board believes that this strikes a desirable balance allowing us to benefit from the advantages of efficiency, coordination and accountability. Ralph Izzo currently holds these positions. As such, he has plenary powers of supervision and direction of our business and affairs and he also presides at all meetings of the Board and of stockholders. The Board believes that Mr. Izzo possesses the attributes of experience, judgment, vision, managerial skill and overall leadership ability essential for our continued success. Mr. Izzo’s in-depth knowledge and understanding of our strategy, operations, risk profile, regulatory and environmental circumstances and financial condition best position him to head our Board and provide leadership to management, employees, investors, customers, officials and the public. The diverse experience and independence of the other directors allows the Board to maintain effective oversight of operations, long-range planning, finances and risk management.

In addition to the Chairman, President and CEO, our leadership structure is designed to rely on the contributions of our Lead Director. The Lead Director provides the independent directors with a key means for collaboration and communication regarding Board agendas and the information directors receive from management. Importantly, all directors play an active role in overseeing the company’s business both at the Board and committee levels, bringing fresh and differing viewpoints. The Lead Director coordinates with the Chairs of our various Board committees in setting agendas for committee meetings. Albert R. Gamper, Jr. currently serves as Lead Director. In that capacity, he complements the talents and contributions of Mr. Izzo and promotes confidence in our governance structure by providing an additional perspective to that of management.

The Lead Director is an independent director designated annually by the independent directors with the expectation that he or she will typically serve in that capacity for four years. The Lead Director may be appointed to serve up to twelve additional months beyond the four years if approved by a majority of the independent directors. Mr. Gamper was designated as our Lead Director in April 2013 for a term expiring at the first meeting of directors after the 2014 Annual Meeting of Stockholders. Mr. Gamper has served as Lead Director since April 2011. The Corporate Governance Committee expects to make a recommendation regarding the individual to serve as Lead Director at its first meeting following the 2014 Annual Meeting, in accordance with our policy.

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The Board believes that our leadership structure has been designed with the appropriate controls to support the efficacy of this arrangement without jeopardizing the integrity of the governance process. A majority of the Board must consist of independent directors in accordance with our Principles and, currently, Mr. Izzo is our only director who is not independent. As discussed below, our Principles also set forth various expectations and criteria for Board membership. All directors must adhere to our Standards and exercise their responsibilities in a manner consistent with our best interests and those of our stockholders and their fiduciary duties established by applicable law.

Risk Management Oversight

The Board is responsible for the oversight of risk at PSEG, both as a whole and through delegation to Board committees, which meet regularly and report back to the full Board. All committees play significant roles in carrying out the risk oversight function. In particular:

•	The Audit Committee oversees risk related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee provides oversight on legal and business compliance, financial reporting, disclosure controls and procedures and risk management controls, as well as policies with respect to risk assessment and risk management. Our Chief Risk Officer and Chief Financial Officer report on risk management to the Audit Committee at its meetings and, through the reports of the Audit Committee Chair, to the Board.

•	The Finance Committee oversees financing transactions and approves appropriate commodity portfolio risk tolerance limits. Compliance is monitored through regular reporting to the Board. The Finance Committee is responsible for monitoring risk related to our investments in our pension and post-retirement benefits and nuclear decommissioning trusts and receives periodic reports on their performance at least annually.

•	The Fossil Generation Operations Oversight Committee and the Nuclear Generation Operations Oversight Committee monitor and evaluate risks associated with our electric station operations, including risks associated with environmental, safety and other compliance and personnel and performance matters.

•	The O&CC considers the risks and rewards associated with our compensation and human resources philosophy and programs. As discussed below, the O&CC has reviewed our compensation policies and practices as they relate to risk management and seeks to administer our compensation plans so as to appropriately balance the incentive nature of the compensation with mechanisms that serve to mitigate risk.

•	The Corporate Governance Committee evaluates Board and committee performance, monitors composition of the Board and the qualifications of the Board members and nominees, assists the Board in administering corporate governance practices and oversees our political participation activities and expenditures. In doing so, the Corporate Governance Committee seeks to ensure our governance and leadership structure is appropriately designed to mitigate reputational risk.

Risk management is also a key part of our strategic planning and business operations. The Board has approved a Risk Management Policy and it reviews and adopts the Company’s Financial Risk Management Practice. The Financial Risk Management Practice serves to define the major roles, responsibilities and procedures, including controls and reporting, necessary to actively manage our financial risk exposure consistent with our business plans. It is reviewed annually and approved by the Audit Committee and the Finance Committee and recommended to the Board for its approval.

We have established a management-level Risk Management Committee (RMC) consisting of senior executives, that is responsible for assessing exposure and determining our overall financial risk management strategy, taking into consideration, when appropriate, operational, regulatory and legal risks. The RMC is charged with, among other things:

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•	Establishing the framework for identifying, measuring, aggregating, monitoring, controlling and reporting on our financial-related risks;

•	Establishing trading limits and controls; and

•	Considering and addressing major implications to our generation, transmission and distribution businesses that have a bearing on the management of risks that could impact financial results.

In addition, our Capital Review Committee, which also consists of senior management employees, provides oversight and reviews proposed capital projects. Investments above a stated amount require approval of our Board or our respective subsidiary’s board, as applicable. Our Compliance Committee of senior management personnel reviews various compliance issues, including the approval of our Standards, and regularly reports to the Audit Committee.

Our Delegation of Authority provisions set forth the respective authority levels at which management and employees are authorized to conduct business.

The Board believes that we have an effective system of risk management practices with appropriate controls and Board oversight.

Succession Planning

The Board takes very seriously its responsibility to provide for an orderly process of succession within the ranks of our senior management. The O&CC periodically reviews with the CEO succession plans for key leadership positions to assure that highly qualified candidates are available should the need arise to fill vacancies. We seek to maintain a continuity of management through appropriate recruitment and retention methods, including market-based and performance-measured compensation and career advancement and training opportunities.

Meetings

The Board holds regularly scheduled meetings and meets on other occasions when circumstances require. Board and committee meetings are scheduled over most of an entire work day and usually begin on the prior afternoon or evening. Each particular meeting typically takes approximately two to three hours or longer. Each committee executes its responsibilities, as described below, and the Board receives reports from the committee Chairs on the significant matters considered and actions taken. A Board meeting typically focuses on the strategic and more important issues facing us. Directors spend additional time preparing for Board and committee meetings they attend and they are called upon for counsel between meetings.

Our Principles provide that the Board will meet at least six times each year and in executive session without management in attendance at every meeting, unless waived by the Board. When the Board meets in executive sessions, the Lead Director presides. In addition, each Board committee, except the Executive Committee, meets in executive session at each of its meetings, unless waived by the respective committee.

Under our Principles, each director is expected to attend all Board meetings and all meetings of committees of which such director is a member, as well as the Annual Meeting of Stockholders. Meeting materials are provided to Board and Committee members in advance of each meeting, and members are expected to review such materials prior to each meeting. During 2013, each director attended at least 75% of the aggregate number of meetings of the Board and each committee on which he or she served. With the exception of Mr. Gamper, each director attended the 2013 Annual Meeting of Stockholders.

2013 Meetings and Executive Sessions
Board/Committee	Meetings	Executive Sessions
PSEG Board	7*	7
PSE&G Board	6	6
Audit	8	5
Corporate Governance	4	4
Executive	0	0
Finance	4	0
Fossil Generation Operations Oversight	3**	2
Nuclear Generation Operations Oversight	3***	2
Organization and Compensation	5	5

*Includes an all-day business strategy session

**One meeting held at a generating station

***One meeting held at the site of nuclear generating stations we operate

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Director Orientation and Continuing Education

New directors receive an orientation program and materials, which includes visits to our facilities and presentations by senior management to familiarize them with our strategic plans, operations, significant financial, accounting and risk management issues, compliance programs, the Standards, principal officers and internal and independent auditors. During each year, continuing education is provided to all directors on topics of importance to our business.

Communications with the Board

You, as a stockholder, and other interested parties may communicate directly with the Board, including the independent directors, by writing to:

M. Courtney McCormick, Secretary

Public Service Enterprise Group Incorporated

80 Park Plaza, T4B, P.O. Box 1171, Newark, New Jersey 07101-1171,

and indicating who should receive the communication. Unless the context otherwise requires, the Secretary will provide the communication to the Lead Director and to the Chair of the Board committee most closely associated with the nature of the request. The Secretary has the discretion not to forward communications that are commercial advertisements, other forms of soliciting material or billing complaints. All communications are available to any member of the Board upon his or her request.

Committees of the Board

The Board committees, their principal functions, membership requirements and minimum number of meetings held are described below. Each committee has open and free access to all Company information, may require any of our officers or employees to furnish it with information, documents or reports that it deems necessary or desirable in carrying out its duties, is empowered to investigate any matter involving us and may retain appropriate resources to assist it in discharging its responsibilities.

Each committee, other than the Executive Committee, operates pursuant to a charter that defines its roles and responsibilities and annually conducts a performance evaluation of its activities and a review of its charter. The authority of the Executive Committee is set forth in our By-Laws. The committee charters and our By-Laws are posted on our website, www.pseg.com/info/investors/governance/committees.jsp. We will send you a copy of any or all of them upon request.

Each committee reports its activities to the Board. Each committee Chair is appointed annually with the expectation that he or she will typically serve in that capacity for four years. A Chair may be appointed to serve up to twelve additional months beyond the four years if approved by a majority of the independent directors.

A list of current committee membership requirements can be found below:

Committee	Membership Requirements

Audit

Consists of three or more independent directors, in accordance with SEC and NYSE rules, who must meet NYSE requirements for financial literacy. At least one member must have accounting or financial management expertise. The committee meets at least four times per year.

Members may receive no direct or indirect compensation from us or our subsidiaries, other than as a director or committee member, and may not be affiliated with us or our subsidiaries. Under our Principles, without Board approval, a director may not serve as a member of our Audit Committee if he or she serves on the Audit Committee of more than three public companies, including ours.

Corporate Governance	Consists of three or more independent directors who meet at least two times per year.

Executive	Consists of the Chairman of the Board, the Lead Director and at least one additional independent director.

Finance	Consists of three or more independent directors who meet at least three times per year.

Fossil Generation Operations Oversight	Consists of three or more independent directors who meet at least three times per year.

Nuclear Generation Operations Oversight	Consists of three or more independent directors who meet at least three times per year.

Organization & Compensation	Consists of three or more independent directors in accordance with SEC and NYSE rules, who meet at least two times per year.

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Audit Committee

The Audit Committee’s responsibilities include:

•	Assisting the Board in fulfilling its responsibility for oversight of the integrity of our financial statements and the quality and integrity of our accounting, auditing and financial reporting practices;

•	Appointing, terminating, compensating, including preapproving all services and fees, and overseeing the work of the independent auditor, which reports directly to the Audit Committee;

•	Reviewing the independence of the independent auditor, as well as Public Company Accounting Oversight Board (PCAOB) and peer review reports of the independent auditor’s performance;

•	Reviewing with the independent auditor, management and internal auditors our annual audited and quarterly financial statements and the acceptability and quality of our financial statements and our accounting, reporting and auditing practices;

•	Reviewing with the independent auditor any audit issues or difficulties and management’s response, and resolving disagreements which may arise between management and the independent auditor regarding financial reporting;

•	Providing oversight to our internal audit and environmental, health and safety audit functions and legal and business conduct compliance program;

•	Reviewing the status of pending material litigation;

•	Reviewing risk management controls and disclosure controls and procedures;

•	Reviewing earnings press releases, financial information and earnings guidance provided to analysts and rating agencies; and

•	Recommending to the Board the inclusion of the audited financial statements in our Form 10-K.

The Audit Committee Report appears below under Proposal 4. Ratification of the Appointment of Independent Auditor in this Proxy Statement.

Corporate Governance Committee

The Corporate Governance Committee’s responsibilities include:

•	Assisting the Board in administering the corporate governance practices of the Board and its committees;

•	Monitoring the composition of the Board to assure a reasonable balance of professional interests, business experience, financial expertise, diversity and independence;

•	Considering the qualifications of Board members and evaluating prospective nominees, including those identified by the Committee or by other Board members, management, stockholders or other sources, and recommending to the Board membership changes and nominees;

•	Making a recommendation to the Board as to whether to accept the tendered resignation of any director who fails to receive a majority of votes cast “for” that director’s election in an uncontested election;

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•	Recommending to the Board the chairs and members of Board committees;

•	Evaluating performance of the Board and its committees, including a review of the size, structure and composition of the Board and its committees and their governance practices, including interactions with management;

•	Making recommendations to the Board to improve effectiveness of the Board and its committees;

•	Overseeing the directors’ orientation and continuing education;

•	Reviewing and making recommendations to the Board with respect to compensation of directors;

•	Providing input to the O&CC regarding the performance of the CEO as Chairman of the Board;

•	Periodically reviewing the Charters of the Board committees and recommending appropriate changes; and

•	Reviewing our political participation activities and expenses.

The nomination process and criteria utilized are described below under Nominees and Election.

Executive Committee

Except as otherwise provided by law, the Executive Committee may exercise all the authority of the Board when the Board is not in session.

Finance Committee

The Finance Committee’s responsibilities include:

•	Reviewing and making recommendations to the Board regarding corporate financial policies and processes and significant financial decisions;

•	Reviewing and recommending to the Board annually our financial plan;

•	Reviewing and making recommendations to the Board regarding our dividend policy and capital structure;

•	Discussing with management the application and effects of our policies with respect to risk assessment and risk management, including the limits and authorities contained in the Financial Risk Management Practice;

•	Reviewing and recommending to the Board authorizations with respect to the issuance, sale and redemption of securities by us and our subsidiaries;

•	Reviewing with the Chairs of the Thrift and Pension and the Nuclear Decommissioning Trust Investment Committees and monitoring the investment guidelines for and investment performance of the respective trust funds;

•	Reviewing with management our cash management policies and practices; and

•	Reviewing with management credit agency ratings and analyses.

Fossil Generation Operations Oversight Committee

The Fossil Generation Operations Oversight Committee’s responsibilities include:

•	Evaluating the effectiveness of our fossil generation operations, focusing on safety, plant performance, regulatory matters, large construction projects and improvement in operations;

•	Reviewing labor and human relations, environmental, health and safety and legal and compliance issues related to our fossil generation operations; and

•	Reviewing the results of major inspections, evaluations and audit findings by external oversight groups and management’s response.

Nuclear Generation Operations Oversight Committee

The Nuclear Generation Operations Oversight Committee’s responsibilities include:

•	Evaluating the effectiveness of our nuclear generation operations, focusing on safety, plant performance, regulatory matters, large construction projects and improvement in operations;

•	Reviewing labor and human relations, environmental, health and safety and legal and compliance issues related to our nuclear generation operations; and

•	Reviewing the results of major inspections, evaluations and audit findings by external oversight groups and management’s response.

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Organization and Compensation Committee (O&CC)

The O&CC’s responsibilities include:

•	Reviewing, approving and modifying, as necessary, our executive compensation policy, programs, plans and awards;

•	Reviewing the stockholder advisory vote on say-on-pay and considering any action it deems appropriate in light of that vote;

•	Reviewing executive compensation levels and targets for consistency and alignment with compensation policy and strategic and operating objectives;

•	Reviewing the risk to us of our compensation policies and practices;

•	Retaining, compensating, overseeing and annually reviewing the performance of its advisors, including its compensation consultant;

•	Reviewing the independence of its compensation consultant and advisors;

•	Reviewing and making recommendations to the Board concerning corporate organization in general and executive compensation including incentive plans and equity-based plans;

•	Administering our incentive compensation plans;

•	Reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	Evaluating the CEO’s performance in light of those goals and objectives and, with the independent Board members, determining and approving the CEO’s compensation based on such evaluation;

•	Annually reviewing performance of certain other key members of management;

•	Annually reviewing management succession and development plans;

•	Monitoring compliance with the Stock Ownership and Retention Policy; and

•	Reviewing the CD&A and providing its report in this Proxy Statement.

The O&CC Report on Executive Compensation appears below under Proposal 2. Advisory Vote on the Approval of Executive Compensation.

Compensation Consultant

The O&CC has the authority to retain advisors and compensation consultants, with sole authority for their hiring and firing. The O&CC is directly responsible for such appointment, compensation and oversight in accordance with the applicable SEC requirements and NYSE standards. Since September 2009, the O&CC has retained Compensation Advisory Partners LLC (CAP) as its independent compensation consultant to provide it with information and advice that is not influenced by management. CAP is an executive compensation consulting firm that does not perform any other services for us or our subsidiaries. CAP provides advice to the O&CC on executive compensation and may also provide advice to the Corporate Governance Committee on matters pertaining to compensation of directors who are not executive officers. CAP may not perform any other services for us without obtaining the prior approval of the Chair of the O&CC.

Responsibility for assignment to and evaluation of work by CAP is solely that of the O&CC and, with respect to the compensation of non-employee directors, the Corporate Governance Committee.

The SEC and NYSE require compensation committees to assess the independence of their advisors and determine whether any conflicts of interest exist. In July 2013, the O&CC reviewed CAP’s independence relative to the following factors: (i) CAP’s provision of other services to the Company; (ii) the amount of fees CAP receives from the Company as a percentage of CAP’s total revenue; (iii) the policies and procedures of CAP that are designed to prevent conflicts of interest; (iv) any business or personal relationship between O&CC members and CAP or its compensation consultants; (v) any PSEG stock owned by CAP or its compensation consultants; (vi) any business or personal relationship between our executive officers and CAP or any of its compensation consultants; and (vii) other factors that would be relevant to CAP’s independence from management. On the basis of such review, the O&CC concluded that CAP is independent and no conflicts of interest exist.

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In furtherance of CAP’s independence, management receives copies of certain materials provided by CAP to the O&CC only after the materials have been provided to the O&CC. The scope of CAP’s assignment is to provide general advice relating to all aspects of executive compensation, including the review of our current compensation programs and levels, benefit plans, provision of comparative industry trends and peer data and the recommendation of program and pay level changes.

We pay the fees of any compensation consultant retained by the O&CC. Additional information regarding any such services performed in the past year is included in the CD&A below. The O&CC also utilizes the services of our internal compensation professionals.

Compensation Committee Interlocks and Insider Participation

During 2013, each of the following individuals served as a member of the O&CC: William V. Hickey, Shirley Ann Jackson, David Lilley, Thomas A. Renyi, and Richard J. Swift (Chair). During 2013, no member of the O&CC was an officer or employee or a former officer or employee of any PSEG company. None of our officers served as a director of or on the compensation committee of any of the companies for which any of these individuals served as an officer. No member of the O&CC had a direct or indirect material interest in any transaction with us.

Code of Ethics

The Standards are posted on our website, www.pseg.com/info/investors/governance/documents.jsp. We will send you a copy on request.

We will post on that website:

•	Any amendment (other than one that is technical, administrative or non-substantive) that we adopt to the Standards; and

•	Any grant by us of a waiver from the Standards that applies to any director, principal executive officer, principal financial officer, principal accounting officer or Controller, or persons performing similar functions, for us or our direct subsidiaries noted above, and that relates to any element enumerated by an applicable SEC requirement.

A waiver of any provision of the Standards may be granted in exceptional circumstances, but only for substantial cause. A waiver for any director or executive officer may be made only by the Board and, if granted, must be promptly disclosed to our stockholders. In 2013, we did not grant any waivers to the Standards.

Political Contributions

The Corporate Governance Committee oversees our political activities and contributions in accordance with the Corporate Political Participation Practice. This Practice establishes a controls process, pursuant to which our senior management monitors, assesses, and approves certain political contributions. We believe this Practice allows us to minimize reputational and political risks and continue to focus on our operational excellence. Stockholders may view our Practice at www.pseg.com/info/investors/governance/documents.jsp. We also provide stockholders with access to our reported state and federal political contributions.

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Transactions with Related Persons

There were no transactions during 2013, and there are no transactions currently proposed, in which we were or are to be a participant and the amount involved exceeded $120,000 and in which any related person (director, nominee, executive officer or their immediate family members) had or will have a direct or indirect material interest.

Our policies and procedures with regard to transactions with related parties, including the review, approval or ratification of any such transactions, the standards applied and the responsibilities for application are set forth in our Principles, our Business Conduct Compliance Program (Compliance Program) and the Standards. These are our only written policies and procedures regarding the review, approval or ratification of transactions with related persons.

•	The Principles - provide written guidelines for directors and management to effectively pursue and support the Company’s business objectives. The Principles are reviewed periodically by the Corporate Governance Committee, which recommends appropriate changes to the Board. Under the Principles, a director must notify the Chair of the Corporate Governance Committee if he or she encounters a conflict of interest or proposes to accept a position with an entity which may present a conflict of interest, so that the issue may be reviewed. Potential conflicts of interest include positions that directors or immediate family members hold as directors, officers or employees of other companies with which we do business or propose to do business and charitable and other tax-exempt organizations to which we contribute or propose to contribute.

•	The Compliance Program - establishes an organizational structure and validates the Standards and its mandated procedures, practices and programs. The Audit Committee has overall responsibility for oversight of the Compliance Program and has delegated to our Compliance Committee overall responsibility for the design, implementation and execution of the Compliance Program. The Compliance Committee’s duties include assurance that we take all reasonable steps to coordinate organization-wide ethics and compliance activities, consistent enforcement of the Standards, including the detection and prevention of wrongdoing as a result of compliance investigations and otherwise foster a culture for ethical behavior and a commitment to legal compliance. The Compliance Committee, comprised of members of senior management, is chaired by our Executive Vice President and General Counsel, who has overall responsibility for administering the Compliance Program.

•	The Standards- establish a written set of common expectations of behavior for all directors, officers and employees regarding business relationships, personal conduct (including, among other things, corporate opportunities, conflicts of interest and supplier, competitor and governmental relations), safeguarding of Company property, business controls and compliance with regulatory requirements. In addition, the Standards mandate procedures for seeking ethical guidance, reporting concerns, investigation and discipline. Our Executive Vice President and General Counsel has overall responsibility for administering the Standards.

•	Our written management practices provide that any capital investment with a non-PSEG entity or its affiliate, for which one of our directors or officers serves as a director or executive officer, must be approved by our Board.

NOMINEES AND ELECTION

Election

Directors elected at each annual meeting are elected to serve one-year terms. Directors whose terms are to expire are eligible for re-nomination and will be considered by the Corporate Governance Committee in accordance with its policies and the retirement policy for directors, which are summarized in this Proxy Statement. Each of the current directors has been nominated for re-election.

Our By-Laws currently provide that the Board shall consist of not less than three nor more than 16 directors as shall be fixed from time to time by the Board. The number of directors is currently fixed at ten.

The nominees listed below were selected by the directors upon the recommendation of the Corporate Governance Committee. As discussed above under Annual Meeting, Voting and Procedures, proxies will be voted in accordance with your instructions as indicated on the enclosed proxy card, bank or broker voting card or when voting by telephone or Internet.

If at the time of the 2014 Annual Meeting any of the nominees listed below should be unable to serve, which is not anticipated, it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees, unless the number of directors constituting a full Board is reduced.

Majority Voting for Election of Directors

Our By-laws provide that in an uncontested election, each director shall be elected by a majority of the votes cast with respect to the director. A majority of votes cast means that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director. We do not include as votes cast (i) shares which are marked withheld, (ii) abstentions and (iii) shares as to which a stockholder has given no authority or direction.

As provided in our Principles, the Board has adopted a policy whereby any incumbent director receiving a majority vote “against” must promptly tender an offer of resignation. As a result, in uncontested elections, the Board will nominate for election or re-election as a director only candidates who have agreed promptly to tender a letter of resignation in the event that the number of shares voted “for” that director

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does not exceed the number of shares voted “against” that director. If an incumbent director fails to receive the required “majority” vote, the Corporate Governance Committee will consider the matter and then make a recommendation to the Board as to whether or not to accept the resignation. The Board will make the determination on whether or not to accept the recommendation of the Corporate Governance Committee.

The Principles further provide that no director who fails to receive a majority vote in an uncontested election shall participate in either the recommendation of the Corporate Governance Committee or the determination of the Board with respect to his or her resignation letter or that of any other director in regard to that year’s Annual Meeting election. Any such director may, however, participate in any and all other matters of the Board and its various committees to the fullest extent to which he or she would otherwise be permitted in accordance with applicable law and the Principles. If a majority of the Corporate Governance Committee fails to receive a majority vote, then the remaining independent directors will determine whether to accept one or more of the applicable resignations. If three or fewer independent directors do not receive a majority vote in the same election, then all independent directors may participate in any discussions or actions with respect to accepting or rejecting the resignation offers (except that no director will vote to accept or reject his or her own resignation offer).

In evaluating tendered resignations, the Corporate Governance Committee and the Board may consider all factors they deem relevant, including, but not limited to, the stated reason(s) for the “against” vote, the impact that the acceptance of the resignation would have upon our compliance with applicable law or regulation, the potential triggering of any change in control or similar provision in contracts, benefit plans or otherwise, the qualifications of the director and his or her past and anticipated future contributions to us.

The Corporate Governance Committee and the Board may consider possible remedies or actions to take in lieu of or in addition to accepting or rejecting of the resignation, such as development and implementation of a plan to address and cure the issues underlying the failure to receive a majority vote.

Following the Board’s determination, we will publicly disclose the decision and, as applicable, the reasons for accepting or rejecting the resignation. To the extent that the Board accepts one or more resignations, the Corporate Governance Committee may recommend to the Board, and the Board will then determine, whether to fill any vacancy.

Director Qualifications, Diversity and Retirement

The Board believes that a nominee for director should be selected on the basis of the individual’s ability, diversity of background and experience and soundness of judgment, from among candidates with an attained position of leadership in their field of endeavor. As noted above, a majority of the Board must consist of independent directors in accordance with our Principles and NYSE requirements.

The Board seeks to maintain an orderly transition for retirement and proper succession planning. Under the Board’s retirement policy, set forth in our Principles as revised in November 2013, directors who have never been employees of the PSEG group of companies may not serve as directors beyond the Annual Meeting of Stockholders held in the calendar year following their seventy-second birthday. If however, the Corporate Governance Committee and the Board determine that there is good cause to extend any such director’s Board service, he or she may be re-nominated following the age of seventy-two, but in no event beyond the age of seventy-five, and remain in service for the full term until the next Annual Meeting of Stockholders held in the calendar year following his or her seventy-fifth birthday. Mr. Gamper attained age 72 in March 2014. He is therefore eligible to serve until the 2015 Annual Meeting and has been re-nominated. Directors who are former PSEG CEOs may not serve as directors beyond the Annual Meeting of Stockholders following termination of active employment with the PSEG group of companies, unless otherwise determined by the Board, and may not serve beyond their seventy-second birthday. Directors who are former employees, other than CEOs, may not serve as directors beyond the Annual Meeting of Stockholders following termination of active employment with the PSEG group of companies.

In addition, it is the Board’s policy that a nominee recommended initially for election be able to serve at least five years, consistent with the Board’s retirement policy. The Board believes that the ability of a director to serve for at least five years is a reasonable expectation in order for us to receive an appropriate benefit from the individual’s abilities. This is especially so in light of the time invested by a director to become knowledgeable about our complex business operations. The Board believes that these age and service limitations provide it with a means for achieving a reasonable balance of veteran and new directors.

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The Corporate Governance Committee also considers the amount of time that a person will likely have to devote to his or her duties as a director, including non-PSEG responsibilities as an executive officer, board member or trustee of business or charitable institutions and the contributions by directors to our ongoing business. The Corporate Governance Committee considers the qualifications of incumbent directors and potential new nominees, as well as the continuity of service and the benefit of new ideas and perspectives, before making recommendations to the Board for election or re-election. The Board then selects nominees based on the Corporate Governance Committee’s recommendation.

The Corporate Governance Committee does not believe it is appropriate to set absolute term limits on the length of a director’s term. Directors who have served on the Board for an extended period of time are able to provide valuable insight into the operations and future of the Company based on their experience with and understanding of our history, policies and objectives.

Prior to accepting an invitation to serve as a director of another public company, the CEO and any directors must submit a letter to the Corporate Governance Committee so as to allow it to review potential conflicts and time demands of the new directorship. Any director who undertakes or assumes a new principal occupation, position or responsibility from that which he or she held when he or she was elected to the Board must submit a letter to the Corporate Governance Committee volunteering to resign from the Board. The Board does not believe that in every instance a director who undertakes or assumes a new occupation, position or responsibility from that which he or she held when the director joined the Board should necessarily leave the Board. The Corporate Governance Committee reviews the relevant details of such director’s new position and determines the continued appropriateness of Board membership under the circumstances.

Nominees and Nomination Process

The present terms of all ten directors, Albert R. Gamper, Jr., William V. Hickey, Ralph Izzo, Shirley Ann Jackson, David Lilley, Thomas A. Renyi, Hak Cheol Shin, Richard J. Swift, Susan Tomasky and Alfred W. Zollar, expire at the 2014 Annual Meeting. Each director has been re-nominated. Each will be presented for election to serve until the 2015 Annual Meeting, or until his or her respective successor is elected and qualified. All nominees were elected to their present terms by our stockholders.

The Corporate Governance Committee on occasion may pay a fee to an executive search firm to assist it in identifying and evaluating potential director nominees meeting our criteria, which are described further below. Any such firm’s function would be to assist the Committee in identifying potential candidates for its consideration. During 2013, we did not engage a third-party firm to conduct a search for potential candidates.

The Corporate Governance Committee will consider stockholders’ recommendations for nominees for election to the Board. Such recommendations must be submitted in writing to M. Courtney McCormick, Secretary, Public Service Enterprise Group Incorporated, 80 Park Plaza, T4B, P.O. Box 1171, Newark, New Jersey 07101-1171. Nominations must be made in compliance with the procedures set forth in our By-Laws and accompanied by the written consent of any such person to serve if nominated and elected and by biographical material to permit evaluation of the individual recommended. Our By-Laws require that stockholder nominations must be submitted at least 90 days in advance of an Annual Meeting of Stockholders.

The Corporate Governance Committee utilizes the same criteria to evaluate all potential nominees, including those recommended by stockholders or from other sources.

We show below for each nominee:

•	The period of service as a director;

•	Age as of the date of the Annual Meeting;

•	Present committee memberships;

•	Business experience during at least the last five years; and

•	Other directorships during the past five years.

20  PUBLIC SERVICE ENTERPRISE GROUP l 2014 Proxy Statement

NOMINEES AND ELECTION

We also discuss the specific experience, qualifications, attributes and skills that led to the conclusion that he or she should serve as one of our directors. Each nominee’s beneficial ownership of Common Stock is shown under Security Ownership of Directors, Management and Certain Beneficial Owners. Compensation for service as a director is shown in the Director Compensation Table and accompanying narrative.

As discussed above, the Corporate Governance Committee and the Board recommend and nominate for election those individuals they deem qualified and capable of serving as directors pursuant to the criteria they have set. Each of the nominees this year meets these standards.

Committee Membership

Current committee assignments are presented in the following table. From time to time, Committee assignments and chairs are changed to best utilize the talents of our directors. The last such changes occurred in April 2013. Ongoing committee assignments for all directors are expected to be made at the organizational meeting following the 2014 Annual Meeting of Stockholders.

	Audit	Corporate Governance	Executive	Finance	Fossil Generation Operations Oversight	Nuclear Generation Operations Oversight	Organization & Compensation
Albert R. Gamper, Jr. Lead Director	✓		✓	✓
William V. Hickey				Chair	✓	✓	✓
Ralph Izzo			Chair
Shirley Ann Jackson			✓	✓	Chair	Chair	✓
David Lilley	Chair			✓			✓
Thomas A. Renyi	✓	Chair					✓
Hak Cheol Shin	✓	✓			✓	✓
Richard J. Swift		✓	✓		✓	✓	Chair
Susan Tomasky	✓	✓
Alfred W. Zollar				✓	✓	✓

During 2013, Albert R. Gamper, Jr., Ralph Izzo, Shirley Ann Jackson and Richard J. Swift also served on the Board of Directors of PSE&G. Mr. Izzo also serves on the Boards of Directors of Power, PSEG LI, Energy Holdings and Services.

Stock Ownership

Our Principles require that directors own shares of our Common Stock (including any restricted stock, whether or not vested, any stock units under the Directors’ Equity Plan and any phantom stock under the Directors’ Deferred Compensation Plan) equal to four times the annual cash retainer (currently $70,000) within five years after election to the Board. All incumbent directors currently meet this requirement, except Ms. Tomasky and Mr. Zollar, each of whom was first elected to the Board in 2012. Additional details can be found in the table under Security Ownership of Directors, Management and Certain Beneficial Owners below.

Biographical Information for Nominees for Election as Director

Shown below is the relevant business and biographical information for each of the individuals nominated for election to the Board.

PUBLIC SERVICE ENTERPRISE GROUP | 2014 Proxy Statement  21

NOMINEES AND ELECTION

22  PUBLIC SERVICE ENTERPRISE GROUP l 2014 Proxy Statement

NOMINEES AND ELECTION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES

ALBERT R. GAMPER, JR., age 72
Director since 2000
Experience
• Lead Director since April 2011.
• Director of PSE&G.
•

Chairman of the Board of CIT Group, Inc., Livingston, New Jersey, a commercial insurance company, from July 2004 until December 2004; Chairman of the Board and Chief Executive Officer of CIT Group, Inc. from September 2003 to July 2004; Chairman of the Board, President and Chief Executive Officer from June 2002 to September 2003; President and Chief Executive Officer from February 2002 to June 2002; Chairman of the Board, President and Chief Executive Officer from January 2000 to June 2001; President and Chief Executive Officer from December 1989 to December 1999. President and Chief Executive Officer of Tyco Capital Corporation from June 2001 to February 2002.

• Trustee to the Fidelity Group of Funds.
Skills and Qualifications
•

Management/Finance/Risk Management – Mr. Gamper acquired extensive management experience in financial services as Chairman of the Board, President and Chief Executive Officer of CIT Group, Inc. Moreover, in that role he had ultimate responsibility for financial matters and the overall operations of that company.

•

The Board values Mr. Gamper’s background considering our capital structure, liquidity needs and need to assess and oversee credit and other risks. He brings perspective and leadership to management and governance oversight.

WILLIAM V. HICKEY, age 69
Director since 2001
Experience
•

Chairman of the Board of Sealed Air Corporation, Elmwood Park, New Jersey, which manufactures food and specialty protective packaging materials and systems, from March 2013 until May 2013; Chairman of the Board and Chief Executive Officer from September 2012 to February 2013, President and Chief Executive officer from March 2000 to August 2012; President and Chief Operating Officer from December 1996 to February 2000.

• Director of Sensient Technologies Corporation.
Skills and Qualifications
•

Manufacturing/Product Development/Consumer Products/ Accounting/Finance/Management/Technology – Mr. Hickey has a strong industrial and commercial manufacturing background from his service as President and Chief Executive Officer at Sealed Air Corporation. He is also a Certified Public Accountant and, as CEO of Sealed Air Corporation, he had ultimate responsibility for financial matters and overall business performance.

•

Mr. Hickey’s executive managerial experience with product innovation, development, production and marketing contributes to the Board’s ability to oversee our Company and focus on operational excellence.

PUBLIC SERVICE ENTERPRISE GROUP l 2014 Proxy Statement  23

NOMINEES AND ELECTION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES

RALPH IZZO, age 56
Director since 2006
Experience
•	Chairman of the Board, President and Chief Executive Officer of PSEG since April 1, 2007.
•	Chair of the Executive Committee.
•	Director of PSE&G, Power, PSEG LI, Energy Holdings and Services.
•	President and Chief Operating Officer of PSEG from October 2006 to April 2007; President and Chief Operating Officer of PSE&G from October 2003 to October 2006.
•	Director of the Williams Companies, Inc.
Skills and Qualifications
•

Management/Strategic Planning/Finance/Industry Operations/Risk Management/Engineering/ Technology/Scientific Research/Government – During Dr. Izzo’s tenure as our Chairman of the Board, President and CEO, he has developed broad experience in general management, strategic planning, finance and risk management, as well as a thorough understanding of our business operations and the challenges and opportunities of our industry.

•

Dr. Izzo’s background as a research physicist is of much benefit to a company that deals with many technical and scientific matters. His prior service as an energy and policy analyst at the federal and state levels is a significant asset as we position ourselves as a leader in the energy industry and public policy arena.

SHIRLEY ANN JACKSON, age 67
Director since 2001
Experience
•	Director of PSE&G.
•	President of Rensselaer Polytechnic Institute, Troy, New York, since July 1999.
•	Former director of PSEG from 1987 to 1995.
•	Chair, U.S. Nuclear Regulatory Commission (NRC) from July 1995 to July 1999.
•	Director of FedEx Corporation, IBM Corporation, Marathon Oil Corporation and Medtronic, Inc.
•	Former director of NYSE Euronext and US Steel.
Skills and Qualifications
•

Management/Government/Science/Technology/Finance/Generating Plant Operations - Dr. Jackson is a distinguished scientist, who also brings an array of executive, governmental, scientific and academic experience from her years as Chair of the NRC and President of Rensselaer Polytechnic Institute. Her responsibilities as the head of a major university include financial matters.

•

We are a heavily regulated business which is very much affected by public policy and scientific developments, so Dr. Jackson’s experience and continued involvement in energy policy, scientific research and development, technology and innovation, security and financial services industry oversight is highly valued by the Board. Her background as a nuclear physicist and former NRC Chair is important as we have extensive nuclear operations.

24  PUBLIC SERVICE ENTERPRISE GROUP l 2014 Proxy Statement

NOMINEES AND ELECTION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES

DAVID LILLEY, age 67
Director since 2009
Experience
•

Chairman of the Board, President and Chief Executive Officer of Cytec Industries, Inc., Woodland Park, New Jersey, a global specialty chemicals and materials company from January 1999 until December 2008; President and Chief Executive Officer from May 1998 to January 1999; President and Chief Operating Officer from January 1997 to May 1998.

•	Director of Rockwell Collins, Inc. and Tesoro Corporation.
•	Former director of Arch Chemicals, Inc. and Cytec Industries, Inc.
Skills and Qualifications
•

Product Development/Manufacturing/Sales/Finance/Management – Mr. Lilley has experience in product development, manufacturing and sales, gained from his years as Chairman of the Board, President and Chief Executive Officer at Cytec Industries. In this role he also had ultimate responsibility for financial matters and overall business performance.

•	Mr. Lilley’s leadership is very important to us in light of the Board’s oversight of our operations and adherence to safety and environmental requirements.
THOMAS A. RENYI, age 68
Director since 2003
Experience
•	Executive Chairman of The Bank of New York Mellon Corporation, New York, New York, a provider of banking and other financial services to corporations and individuals, from July 2007 until August 2008.
•	Chairman of the Board and Chief Executive Officer of The Bank of New York Company, Inc. and The Bank of New York from February 1998 to July 2007.
•	Directors of Hartford Financial Services and Royal Bank of Canada.
•	Former director of RiskMetrics Group.
Skills and Qualifications
•

Finance/Management/Customer Satisfaction/Risk Management – Mr. Renyi had a long career with The Bank of New York Mellon and its predecessor, The Bank of New York, where he served as Chairman of the Board and Chief Executive Officer. In that capacity, he had substantial responsibility for the successful implementation of two major mergers. As a result, he brings to us a deep knowledge of finance, as well as significant experience in oversight of the operations of a major enterprise and meeting customer expectations.

•	The Board views Mr. Renyi’s background as highly valuable in the oversight of risk management and our continued focus on financial strength, disciplined investment and operational excellence.

PUBLIC SERVICE ENTERPRISE GROUP | 2014 Proxy Statement  25

NOMINEES AND ELECTION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES

HAK CHEOL (H.C.) SHIN, age 56
Director since 2008
Experience
•

Executive Vice President – International Operations, of 3M Company, St. Paul, Minnesota, a diversified technology company, with product lines in consumer and office, healthcare electronics, industrial, graphics, transportation, safety and telecommunications markets, since May 2011.

•

Executive Vice President-Industrial and Transportation Business of 3M Company from January 2006 to May 2011; Executive Vice President-Industrial Business from June 2005 to January 2006; Division Vice President-Industrial Adhesives and Tapes Division from July 2003 to June 2005; Division Vice President-Electronics Markets Materials Division from October 2002 to June 2003; Division Vice President-Superabrasives and Microfinishing Systems Division from March 2001 to October 2002.

Skills and Qualifications
•

Technology/Manufacturing/Consumer Products/Customer Satisfaction/Management – Mr. Shin brings diversified experience in the areas of technology, manufacturing, consumer products and customer satisfaction acquired through various senior positions at 3M Company, a company noted for innovation and operational excellence.

• Mr. Shin’s skills are important as we seek operational excellence and invest in renewable energy technology, while satisfying customer expectations and maintaining reliability.
RICHARD J. SWIFT, age 69
Director since 1994
Experience
• Lead Director from February 2010 until April 2011.
• Presiding Director from June 2007 until February 2010.
• Director of PSE&G.
• Former Chairman of the Financial Accounting Standards Advisory Council from January 2002 to December 2006.
•

Chairman of the Board, President and Chief Executive Officer of Foster Wheeler, Ltd., Clinton, New Jersey, which provides design, engineering, construction, manufacturing, management, plant operations and environmental services, from April 1994 until October 2001.

• Director of CVS Caremark Corporation, Hubbell Incorporated, Ingersoll-Rand Limited and Kaman Corporation.
Skills and Qualifications
•

Management/Engineering/Construction/Generating Plant Operations/Finance/Manufacturing/ Risk Management – Mr. Swift is a licensed professional engineer who brings a strong managerial background in engineering, construction and generating plant operations as CEO at Foster Wheeler, Ltd. Mr. Swift also served as Chairman of the Financial Accounting Standards Advisory Council and brings us finance and risk management experience.

•

The Board believes that we benefit significantly from Mr. Swift’s experience as we are heavily engaged in similar endeavors in our generation and utility businesses. While CEO at Foster Wheeler, he had ultimate responsibility for financial matters.

26  PUBLIC SERVICE ENTERPRISE GROUP l 2014 Proxy Statement

NOMINEES AND ELECTION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES

SUSAN TOMASKY, age 61
Director since 2012
Experience
•

President-AEP Transmission of American Electric Power Corporation, Columbus, Ohio, an electric utility holding company with generation, transmission and distribution businesses, from May 2008 to July 2011.

•

Executive Vice President – Shared Services of American Electric Power Corporation from September 2006 to May 2008; Executive Vice President and Chief Financial Officer from September 2001 to September 2006; Executive Vice President and General Counsel and Corporate Secretary from July 1998 to September 2001.

• Former General Counsel, U.S. Federal Energy Regulatory Commission (FERC), from March 1993 to June 1997.
• Director of Tesoro Corporation and Summit Midstream Partners, LP.
Skills and Qualifications
•

Industry Operations/Management/Finance/Legal/Government/Risk Management – Ms. Tomasky has broad electric industry executive experience having served in key leadership positions involving transmission operations, services, finance, law and governance at one of the largest utility holding companies in the United States. Her service at the FERC is highly valuable to us as several of our businesses are subject to that agency’s regulation.

• The Board views Ms. Tomasky’s background as providing a valuable resource and perspective on utility management, finance, law, risk management and governmental regulation.
ALFRED W. ZOLLAR, age 59
Director since 2012
Experience
•

General Manager –Tivoli Software division of International Business Machines Corporation (IBM), Armonk, New York, a worldwide information technology and consulting company, from July 2004 to January 2011; General Manager – eServer iSeries from January 2003 to July 2004; President and Chief Executive Officer – Lotus Software division from January 2000 to 2003; Division General Manager – Network Computer Software division from 1996 to 2000.

• Director of Chubb Corporation.
Skills and Qualifications
•

Management/Technology/Product Development/Customer Satisfaction – Mr. Zollar brings a wealth of knowledge from his executive leadership, product development and information technology experience. He has served in various leadership roles, including senior management positions, in every IBM software group division.

•

The Board believes that Mr. Zollar’s executive and managerial experience in business development and technology greatly contributes to our oversight of operational excellence and customer satisfaction.

PUBLIC SERVICE ENTERPRISE GROUP | 2014 Proxy Statement  27

SECURITY OWNERSHIP

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Directors, Nominees and Management

The following table sets forth, as of February 14, 2014, beneficial ownership of our Common Stock by the directors, nominees and currently serving executive officers named in the 2014 Summary Compensation Table. The information presented includes stock options, stock units and phantom shares. None of these amounts exceeds 1% of our Common Stock outstanding.

			Stock Units/		Deferred
	Owned	Restricted	Restricted	Phantom	Equity	Stock
	Shares	Stock	Stock Units	Shares	Shares	Options	Total
	(#)(1)	(#)(2)	(#)(3)	(#)(4)	(#)(5)	(#)(6)	(#)
J. A. Bouknight, Jr.	17,678	-	23,302	-	18,917	71,500	131,397
Caroline Dorsa	53,201	8,800	31,554	-	-	127,400	220,955
Albert R. Gamper, Jr.	8,803	9,600	23,825	24,565	-	-	66,793
William V. Hickey	6,332	9,600	23,825	19,356	-	-	59,113
Ralph Izzo	455,870	-	157,067	-	124,560	1,274,100	2,011,597
Shirley Ann Jackson	5,604	9,600	23,825	-	-	-	39,029
Ralph A. LaRossa	39,701	-	59,379	-	43,610	215,400	358,090
William Levis	28,973	-	65,112	-	-	249,700	343,785
David Lilley	-	-	17,911	16,051	-	-	33,962
Thomas A. Renyi	-	8,800	23,825	37,132	-	-	69,757
Hak Cheol Shin	-	-	20,817	-	-	-	20,817
Richard J. Swift	304	14,400	23,825	47,754	-	-	86,283
Susan Tomasky	-	-	6,883	-	-	-	6,883
Alfred W. Zollar	-	-	6,713	-	-	-	6,713
All directors and executive officers as a group (16 persons)	644,469	60,800	516,030	144,858	187,087	1,938,100	3,491,344

(1)

Includes all shares, if any, held directly, in brokerage accounts, under the Thrift and Tax-Deferred Savings Plan (401(k) Plan), Enterprise Direct, ESPP, shares owned jointly by or with a spouse and shares held in a trust or a custodial account. Beneficial ownership is disclaimed as to 360 shares by an executive officer.

(2)	Includes restricted stock granted to executive officers under the LTIP and restricted stock granted to directors under the former Stock Plan for Outside Directors.
(3)

Includes restricted stock units granted to executive officers under the LTIP and stock units granted to directors under the Equity Compensation Plan for Outside Directors (Directors Equity Plan), with no voting rights.

(4)

Includes phantom shares accrued under the Directors’ Deferred Compensation Plan for those individuals who have elected to have the earnings on their deferred payments calculated based upon the performance of our Common Stock, with no voting rights.

(5)	Includes shares deferred under the Equity Deferral Plan, with no voting rights.
(6)	Stock options granted under the LTIP, all of which are exercisable currently. Unexercised stock options have no voting rights.

28  PUBLIC SERVICE ENTERPRISE GROUP l 2014 Proxy Statement

SECURITY OWNERSHIP

Certain Beneficial Owners

The following table sets forth, as of February 14, 2014, beneficial ownership in shares by any person or group known to us to be the beneficial owner of more than five percent of our Common Stock. According to the schedule 13G filed by the respective owner with the SEC, these securities were acquired and are held in the ordinary course of business and not for the purpose of changing or influencing the control of the Company.

Name and Address	Amount and Nature of Beneficial Ownership	Percent

Blackrock, Inc.	38,590,563	7.60(1)
40 East 52nd Street
New York, NY 10022

The Vanguard Group, Inc.	26,539,198	5.24(2)
100 Vanguard Blvd
Malvern, PA 19355

(1)	As reported on Schedule 13G/A filed January 30, 2014.
(2)	As reported on Schedule 13G filed February 12, 2014

Section 16(a) Beneficial Ownership Reporting Compliance

During 2013, none of our directors or executive officers was late in filing a Form 3, 4 or 5 in accordance with the requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, with regard to transactions involving our Common Stock.

PUBLIC SERVICE ENTERPRISE GROUP l 2014 Proxy Statement  29

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

2013 DIRECTOR COMPENSATION TABLE

	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Albert R. Gamper, Jr.	110,000	110,026				150	220,176
William V. Hickey	99,375	110,026				150	209,551
Shirley Ann Jackson	103,125	110,026				5,000	218,151
David Lilley	105,000	110,026				5,000	220,026
Thomas A. Renyi	97,500	110,026				150	207,676
Hak Cheol Shin	95,000	110,026					205,026
Richard J. Swift	100,000	110,026				5,150	215,176
Susan Tomasky	85,000	110,026					195,026
Alfred W. Zollar	85,000	110,026					195,026

(1)	Includes all meeting fees, chair/committee retainer fees and the annual retainer as described below. Includes the following amounts deferred pursuant to the Directors’ Deferred Compensation Plan, described below:

Gamper ($)	Hickey ($)	Jackson ($)	Lilley ($)	Renyi ($)	Shin ($)	Swift ($)	Tomasky ($)	Zollar ($)
-	99,375	103,125	105,000	97,500	-	-	-	-

(2)	For each outside director, the grant date fair value of the award on May 1, 2013, equated to 3,007 stock units, rounded up to the nearest whole share, based on the then current market price of the Common Stock of $36.59. In addition, each outside director’s account is credited with additional stock units on the quarterly dividend dates at the then current dividend rate.

The following table shows outstanding stock units granted under the Directors’ Equity Plan and restricted stock granted under the prior Stock Plan for Outside Directors, as of December 31, 2013:

	Gamper (#)	Hickey (#)	Jackson (#)	Lilley (#)	Renyi (#)	Shin (#)	Swift (#)	Tomasky (#)	Zollar (#)
Stock Units	23,825	23,825	23,825	17,911	23,825	20,817	23,825	6,883	6,713
Restricted Stock	9,600	9,600	9,600	-	8,800	-	14,400	-	-

(3)	Consists of charitable contributions made by us on behalf of each individual and under our educational matching gift program.

Director Fees

A director who is an employee of a PSEG Company receives no additional compensation for services as a director. Mr. Izzo receives no compensation as a director. His compensation as an employee is shown in this Proxy Statement, in the executive compensation tables and CD&A.

Directors receive an annual retainer of $70,000, paid quarterly, and an annual equity grant of Common Stock units equal to $110,000. The Lead Director receives an incremental $25,000 cash retainer. The Audit Committee Chair is paid an additional retainer of $25,000, the O&CC Chair is paid an additional retainer of $15,000 and the Chair of any other committee is paid an additional retainer of $12,500. Each Audit Committee member receives an additional $10,000 annually. Each other director is paid an additional $5,000 annually per committee assignment.

Directors’ Equity Plan

The Directors’ Equity Plan is a deferred compensation plan and, under its terms, each outside director is granted an award of “stock units” each May 1st (in an amount determined from time-to-time by the Board) which is recorded in a bookkeeping account in her/his name and accrues credits equivalent to the dividends on shares of our Common Stock. If a director fails to remain a member of the Board (other than on account of disability or death) until the earlier of the succeeding April 30th or the next Annual Meeting of Stockholders, the award for that year will be prorated to reflect actual service. Distributions under the Directors’ Equity Plan are made in shares of our Common Stock after the director terminates service on the Board in accordance with distribution elections made by her/him, which may be either in a lump-sum payment or, with respect to grants made prior to 2012, in annual payments over a period of up to ten years.

30  PUBLIC SERVICE ENTERPRISE GROUP l 2014 Proxy Statement

DIRECTOR COMPENSATION

Under the Directors’ Equity Plan, with respect to grants made beginning in 2012, directors may elect to commence distribution of a particular year’s deferrals either upon termination of service or after a specified number of years thereafter. A director may elect to receive distribution of such deferrals in the form of a lump-sum payment, or annual installments over a period of three to fifteen years. Distribution elections must be made prior to the date that services giving rise to the awards are performed.

Shares granted under the prior Stock Plan for Outside Directors are subject to forfeiture if a director leaves service prior to age 72, except after a change-in-control or if waived by non-participating directors.

Directors’ Deferred Compensation Plan

Under the Directors’ Deferred Compensation Plan, directors who are not employees may elect to defer any portion of their cash retainer by making appropriate elections in the calendar year prior to the year in which the services giving rise to such compensation being deferred is rendered. At the same time he/she elects to defer such compensation, the participant must make an election as to the timing and the form of distribution from his/her Directors’ Deferred Compensation Plan account. Distributions are made in cash or, at the election of the participant in the case of amounts credited with earnings by reference to the performance of our Common Stock, in shares of Common Stock.

For amounts deferred prior to 2012, distributions may commence (a) on the thirtieth day after the date he/she terminates service as a director or, in the alternative, (b) on January 15th of any calendar year following termination of service elected by him/her, but in any event no later than the later of (i) January of the year following the year of his/her 71st birthday or (ii) January following termination of service. Participants may elect to receive the distribution of their Directors’ Deferred Compensation account in the form of one lump-sum payment, or annual distributions over a period selected by the participant, up to 10 years.

With respect to compensation deferred beginning in 2012, directors may elect to commence distribution of a particular year’s deferrals, either (a) within 30 days of termination of service, or (b) a specified number of years following termination of service. They may elect to receive distribution of such deferrals in the form of a lump-sum payment, or annual installments over a period of three to fifteen years.

Participants may make changes of distribution elections on a prospective basis. Participants may also make changes of distribution elections with respect to prior deferred compensation as long as any such new distribution election is made at least one year prior to the date that the commencement of the distribution would otherwise have occurred and the revised commencement date is at least five years later than the date that the commencement of the distribution would otherwise have occurred.

Participants may choose to have amounts deferred under the Directors’ Deferred Compensation Plan credited with earnings based on (i) the performance of one or more of pre-mixed lifestyle investment portfolio funds, (ii) at the rate of Prime plus 1/2%, capped at 120% of the applicable federal long-term rate, or (iii) by reference to the performance of our Common Stock, in such percentages designated by the participant. These are the same investment options offered under our 401(k) plan to employees (except the Schwab Personal Choice Retirement Account). A participant who fails to provide a designation will accrue earnings on his/her account at the rate of Prime plus 1/2%, capped at 120% of the applicable federal long-term rate. A participant may change fund selection daily, except for the Common Stock Fund, for which selection may be made only prior to deferral.

The one-year rates of return as of December 31, 2013 for the offered funds as computed by the recordkeeper for the Directors’ Deferred Compensation Plan were as follows:

Rates of Return
Pre-Mixed Portfolios		Target Retirement Funds
Conservative Portfolio	12.17%	Target Retirement Income	5.75%
Moderate Portfolio	17.47%	Target Retirement 2010	8.96%
Aggressive Portfolio	23.69%	Target Retirement 2015	12.98%
Funds		Target Retirement 2020	15.79%
Stable Value	1.97%	Target Retirement 2025	18.11%
Diversified Bond	-1.97%	Target Retirement 2030	20.42%
Large Company Stock Index	32.27%	Target Retirement 2035	22.76%
Mid-Cap Index	35.09%	Target Retirement 2040	24.33%
Institutional Developed Markets Index	21.93%	Target Retirement 2045	24.30%
Small – Cap Index	37.74%	Target Retirement 2050	24.28%
Enterprise Common Stock	9.16%	Target Retirement 2055(1)	13.95%
Other		Target Retirement 2060(1)	13.25%
Prime Plus 1/2%	3.37%

(1)	Partial year rate of return from date added to choices available to participants.

PUBLIC SERVICE ENTERPRISE GROUP l 2014 Proxy Statement  31

EXECUTIVE COMPENSATION

Proposal 2 ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION

We are providing you with an opportunity to cast an advisory vote on our executive compensation programs as described in this Proxy Statement. This is commonly referred to as “say-on-pay.” We plan to do this each year, in accordance with the applicable rules of the SEC.

This vote is advisory and thus it is non-binding on us and the Board. However, management, the O&CC and the Board intend to carefully review the voting results and take them into consideration when making future decisions regarding our executive compensation. In accordance with applicable SEC requirements, we will disclose to you in our future proxy statements how our compensation policies and decisions have taken into account the results of the most recent stockholder advisory vote on our executive compensation.

At the 2013 Annual Meeting of Stockholders, our stockholders voted over 94% in favor of our say-on-pay proposal. We were gratified by this result and believe this demonstrated strong support for our executive compensation policies and practices and our approach to aligning pay and performance. In furtherance of our pay for performance philosophy, we continuously review and make changes to our executive compensation program in recognition of investor concerns, evolving trends and best practices. We annually review and adjust as necessary the compensation of our executives in light of their performance, their role in our management, our business results and our financial condition. Based on this review, we made individual determinations about the compensation of our CEO and the other NEOs, as discussed below. We did not make any significant changes to our program for 2013.

We have disclosed in this Proxy Statement an overview of the philosophy and elements of our executive compensation program, as well as the details of the individual compensation paid or awarded to each of our NEOs and our process for making those determinations. We have provided below the Report of our O&CC, the CD&A and the compensation tables. In our CD&A, we have explained the reasons supporting our executive pay decisions as reported in the various tables and accompanying narrative included in this Proxy Statement.

We believe our executive compensation is reasonable and appropriate, reflecting market conditions. We are asking you to indicate your support of our executive compensation program as described in this Proxy Statement. This vote is not intended to address any specific item of compensation or any specific individual. Rather, it is an indication of your agreement with the overall philosophy, policies, practices and compensation of our executive officers as described in this Proxy Statement. Accordingly, as recommended by the Board, we ask for you to vote in favor of the following resolution:

Resolved, that the stockholders hereby approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the applicable rules of the SEC, including the CD&A, compensation tables and narrative discussion.

The Board of Directors recommends a vote FOR the resolution in this proposal.

COMPENSATION COMMITTEE REPORT

The Organization and Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management and with Compensation Advisory Partners LLC, the Committee’s compensation consultant. Based on such review and discussions, the Organization and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Organization and Compensation Committee:

Richard J. Swift, Chair

William V. Hickey

Shirley Ann Jackson

David Lilley

Thomas A. Renyi

February 18, 2014

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

This CD&A explains our executive compensation philosophy, the material elements of our executive compensation program and the decisions made regarding our CEO and the NEOs in this Proxy Statement. We have provided an Executive Summary consisting of an overview of the key aspects of our program and recent actions followed by a more detailed analysis and specific information concerning compensation, including:

•	Compensation Philosophy;

•	Elements of Executive Compensation; and

•	Executive Compensation Governance Features and Controls.

We provide an explanation of the data reported in the tables in this Proxy Statement, with respect to pay for performance, “say-on-pay”, compensation risk, the components of our compensation, calculations as to SMICP and LTIP incentive payouts and certain compensation policies.

In the CD&A Executive Summary we specifically address those areas which we believe are of utmost interest to our stockholders, while a complete reading of the CD&A provides a more thorough description of our compensation program and explanation of our recent activities:

•	The mix of salary, cash incentive compensation, equity incentive compensation and short-term and long-term compensation;

•	The weighting of performance measures used to determine compensation;

•	The criteria used for target pay positioning;

•	The reasons for selecting particular companies as peers for benchmarking compensation;

•	The manner in which equity awards are determined; and

•	The rationale for severance and change-in-control arrangements.

We have designed this CD&A to be forthcoming and transparent in demonstrating that our executive compensation program is based on well-established principles thoughtfully carried out under the oversight of the O&CC for the long-term benefit of our stockholders.

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CD&A EXECUTIVE SUMMARY

CD&A Executive Summary

Executive compensation is governed under the direction and authority of the O&CC. The O&CC is made up of directors who are independent under NYSE rules and our requirements for independent directors. The O&CC receives advice from its independent compensation consultant, CAP, which provides only compensation consulting services to the Board and not to management.

Executive Compensation Philosophy - Pay Mix and Peer Group

Our executive compensation program is designed to closely link pay and performance and align the interests of executives, including our NEOs, with stockholders. We have structured our program to tie executive compensation to the successful execution of our strategic plans, meeting our financial and operational goals and delivery of strong returns. This translates into higher compensation in years of strong performance and stockholder returns and lower compensation when performance is not as strong. We provide a peer-competitive compensation package to attract and retain exceptional executive talent needed for long-term success, with incentives for our executives to achieve outstanding individual performance and business results. Our senior management team, headed by our NEOs, continues to provide strategic and management leadership as we focus on operational excellence, financial strength and disciplined investment.

The O&CC annually reviews and evaluates the philosophy, objectives, design and effectiveness of our compensation program, including the performance of the NEOs. The O&CC maintains the flexibility to make decisions about the program and actual compensation levels and awards based on achievement of our business objectives and relevant circumstances affecting our Company. In addition to the established performance measures, these may include economic, market and competitive conditions, regulatory and legal requirements, internal pay equity considerations and peer group best practices. The O&CC and the entire Board seek to assure alignment of pay with performance in order to create value without encouraging excessive risk taking. Our directors are committed to acting in the best interest of stockholders as responsible stewards overseeing our executive compensation program.

Our compensation consists primarily of the following components:

•	Base Salary: We pay a base salary which is determined based on position responsibilities, individual experience, performance, internal equity and the competitive market for the position.

•	Annual Cash Incentive: We provide an opportunity for an annual cash incentive through our SMICP with actual payment determined by the achievement of key financial and operating goals (at the individual, business unit and PSEG level) using multiple performance measures, with a strong emphasis on EPS and with the O&CC exercising overall judgment. Individual payments are generally capped at 150% of target, with the potential for up to 200% in circumstances of exceptional performance.

•	Equity-Based Awards: Equity-based awards are provided under our LTIP, consisting of performance share units (60%), as well as restricted stock units (40%). Payout of performance share units, if any, is dependent on achievement of long-range financial targets measured by ROIC as compared to our three-year plan and the market performance of our Common Stock with reference to TSR relative to our peers. LTIP performance share unit payouts may be as low as zero and are capped at 200% of target. The value of restricted stock units, which cliff vest after three years, is dependent on the market price of our Common Stock.

•	Retirement and Post-Employment Benefits: We provide benefits that are comparable to those of companies with whom we compete for executive talent.

We benchmark executive compensation, including that of the NEOs, to a peer group of companies in our industry. To most effectively evaluate executive compensation, we believe that an analysis of the “pay mix”, or Total Direct Compensation (base salary plus target annual incentive and target long-term incentive) is a better measure for evaluating executive compensation as opposed to focusing on each of the elements individually. We target Total Direct Compensation at the median of the industry peer group within a range that recognizes differences in roles, performance, tenure and volatility of market data from year to year:

•	We consider a range of +/-20% in relation to a comparable position to be within the competitive benchmark median;

•	In determining the mix of the elements of Total Direct Compensation, we exercise judgment, using the competitive analysis as a general guideline;

•	The overwhelming amount of our CEO’s and NEOs’ compensation is performance-based and tied to stockholders’ interests rather than to base salary; and

•	For 2013, the target percentage of incentive compensation, both annual and long-term, constituted 86% of targeted Total Direct Compensation for our CEO and 71% for our other NEOs as a group.

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CD&A Executive Summary

Executive Compensation Practices

The table below highlights our executive compensation practices which remain consistent with our compensation philosophy. The left column outlines the practices we believe are conducive to encouraging sound performance by our senior executives and the right column describes those practices that we have chosen not to implement because we do not believe they further our stockholders’ long-term interests.

2013 PSEG Performance Highlights

In 2013, we met our strategic and operational objectives as we again confronted fluctuations in market prices for electricity and natural gas, uncertain regulatory and environmental requirements and difficult economic conditions. Our long-range strategy, with its emphasis on business fundamentals, helped to mitigate the impact on earnings of these challenges. Earnings for 2013 were above our targeted range, and the price of our Common Stock was modestly higher at year-end. Financial highlights are included in the Executive Summary to this Proxy Statement on page 3 above. You can find a more comprehensive discussion of our 2013 business and financial performance in our Form 10-K.

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CD&A EXECUTIVE SUMMARY

Pay For Performance

The market and other pressures on us emphasize our need to maintain our focus on operational excellence, financial strength and disciplined investment by attracting and retaining the top talent that is critical for us to accomplish our objectives. We show below a chart comparing the relative contributions to earnings of PSE&G and Power over the past five years, together with the percentage increase of capital expenditures (CapEx) at PSE&G compared to total investment in our Company. Also shown is the comparison of Compound Annual Growth Rate (CAGR) at PSE&G and Power over the five-year period. We believe that this visual depiction demonstrates the value to stockholders of our business strategy and the emphasis on utility investment. This impact on our earnings is reflected in the realized pay of our NEOs, since our executive compensation program links incentive payouts to earnings measures over multiple time frames.

The analytical judgment and operational and managerial abilities that we expect of our senior executives are critical factors in positioning us for the future. Their performance in improving our operating efficiencies, actively influencing legislative and regulatory policies and adjusting our business mix by shifting investment to best take advantage of emerging opportunities for growth, particularly in connection with utility rate-regulated returns, have led to the accomplishments noted above. While these activities are not easily measured over the short-term by reference solely to current EPS and stock price in comparison to the levels in the recent past, the ability of our management team to address these challenges successfully are vital skills on which we place significant value in setting total compensation for our NEOs. We believe that our performance-based compensation programs have and will continue to deliver the appropriate compensation based on our results relative to both our business plan and our peers, helping us manage through an evolving business environment.

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CD&A Executive Summary

Say-On-Pay, Stockholder Engagement and Transparent Disclosure

We provide our stockholders with an annual opportunity to cast an advisory “Say-on-Pay” vote. We believe that this voting opportunity can provide valuable insights into our stockholders’ views on our compensation programs.

•	At the 2013 Annual Meeting, our stockholders voted over 94% in favor of our say-on-pay proposal, demonstrating their concurrence that our programs reflect our strong pay for performance philosophy.

We have a long-standing practice of engaging in constructive dialogue with our stockholders on various matters of interest to them. We do this by meeting periodically with our major stockholders and groups of investors as well as by regular written communications. These interactions provide us with valuable insights. In recent years, we have enhanced our efforts with regard to matters of executive compensation and corporate governance to keep pace with evolving investor priorities and expectations.

We strive to be clear and transparent in the information we provide to investors in our Proxy Statement, Form 10-K and other reports filed with the SEC and in our investor communications. We believe our executive compensation disclosure addresses the issues considered most important to and provides the useful information desired by our stockholders, as evidenced by the feedback we receive at our meetings throughout the year. We always welcome your comments and suggestions and will continue to consider the outcome of the say-on-pay vote when making future compensation decisions regarding our NEOs.

Key O&CC Actions

The O&CC monitors trends and developments in the market, with the assistance of CAP, as they relate to executive compensation. In 2013, the O&CC considered recommendations from CAP and management with regard to compensation design and effectiveness and reviewed competitive practices within our peer group. Based on the reviews and analyses undertaken by the O&CC, we did not make any significant changes to our programs. The O&CC considered the strong stockholder reinforcement of our compensation philosophy and program in determining to continue with our consistent results-oriented pay for performance approach. In 2013, the O&CC took the following actions related to compensation:

•	Analyzed pay for performance by comparing our recent financial results with the compensation of our CEO and NEOs and found them to be appropriately aligned, including the realizable pay of the CEO;

•	Approved payouts under the SMICP and LTIP based on its assessment of CEO, NEOs and Company performance relative to pre-established goals for 2013 measured substantially on EPS, ROIC and relative TSR;

•	Approved incentive compensation awards having goals with a significant degree of difficulty;

•	Approved salary increases for 2014 to improve internal pay equity, reflect job responsibilities and remain competitive with benchmarked peers;

•	Modified the peer group for 2014 to better align with our size and business mix;

•	Increased the stock ownership guideline for the CEO from 5X to 6X base salary to be more in line with the market;

•	Reduced change-in-control termination payment multiples and target bonus for future NEOs;

•	Determined that our compensation programs do not create a potential incentive for individuals to take excessive risks.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Performance

Pay for Performance

We believe it is important to link pay with performance and long-term stockholder value. We utilize compensation to further align the interests of our executives with those of our stockholders. However, we believe that it is crucial to our stockholders’ long-term interests that we not measure performance too narrowly on merely a single year’s results. Our compensation programs are designed to reward for performance over varying time horizons with our incentives linked to successful implementation of our corporate strategic objectives. Our SMICP focuses on financial and operating performance over a one-year period while our LTIP is focused on multi-year performance. Similarly, the goals of individual NEOs, including our CEO, place a high value on strategic initiatives, long-range planning and operational excellence. While the impact of this approach may not necessarily be seen in any single year, over time the actual value of compensation, especially equity grants, should reflect our Company’s performance.

Our ability to effectively compete and reliably serve our customers, while adjusting to evolving industry and market factors is to a great degree dependent on our ability to appropriately attract, retain and reward senior executives. When we establish performance targets, we consider internal and external factors and set stretch goals to reflect an appropriate degree of difficulty. Our incentive compensation payouts are determined based on measures that align CEO and NEO compensation with stockholder interests, as EPS, TSR and ROIC are used in calculating the amounts. Although these are important components for evaluating pay for performance, we do not believe it is particularly meaningful to merely compare EPS or Common Stock price at year-end with CEO and NEO reported compensation. For example, a meaningful pay for performance analysis entails more than a mere comparison of year-end quantitative measures such as TSR to compensation as reported. Among other things, the reported compensation, in particular the equity compensation shown in the tables in the Proxy Statement, is based on an accounting valuation of targeted future payouts. These could differ significantly from what is ultimately earned by the executives depending on actual results of the performance measures and the value of equity awards at the time they are earned, if at all. The O&CC considers these factors when it assesses the pay for performance relationship.

As part of our pay for performance review during 2013, the O&CC considered relative financial performance data comparing us to those companies in our peer group for whom data was available, as discussed further below. With the assistance of CAP, we analyzed key performance metrics and compensation for 2012, the most recent year for which data was available. Included in the metrics were operating income margin, EPS growth, return on capital and TSR. The total cash compensation included base salary and SMICP and the total direct compensation included those two items plus the grant date fair value of LTIP awards, all of which are reported in our 2013 Summary Compensation Table. These performance metrics were broader than the measures we use in determining award payouts under the SMICP and LTIP. We believe they provide a more expansive view of our relative performance.

Viewing performance in this broad context, we believe the total compensation paid to senior executives and as structured for future payouts has achieved the desired results. In general, our delivered performance in 2013, relative to the degree of difficulty, was aligned with our pre-set goals and our business plan. We believe that our financial results reflect the current industry and Company circumstances as well as the continued focus of our CEO and NEOs on strategic responses and operational efficiencies to optimize earnings and returns while positioning us for continued success. In evaluating the compensation of the NEOs and in particular the CEO, we assessed the amount relative to the performance delivered and continue to conclude the two are aligned.

As a result of the continued focus on operational excellence, financial strength and disciplined investment, our management team has effectively responded to challenging conditions.

We will continue to focus on strong management of operations, including generation capacity and utility reliability, pursuit of new investments, strengthening our relationships with key stakeholders, sustained advocacy for competitive markets, adequate rate treatment and cost recovery and environmentally responsible rules. Our success will depend upon our ability to maintain strong operational and financial performance and appropriately invest in growth opportunities in a difficult economy and cost-constrained environment, amidst continued low natural gas and power prices, reduced demand, threats to competitive markets and more stringent environmental controls. We believe that our executive compensation programs reward and create incentives for our executives, from whom we expect superior performance, to meet these challenges now and in the future. We have made decisions with regard to executive compensation based on individual and business performance and the value of the individual to our Company, including long-term incentive awards that may be earned and/or whose value will be based upon future performance.

If you would like additional information about our 2013 performance, including our financial statements and a more complete description of our business, please see our Form 10-K.

Peer Group

Attracting and retaining top talent requires paying competitive compensation. We evaluate and set executive compensation to be competitive within an identified peer group which was developed to reflect similarly-sized energy companies with comparable businesses. We believe that these companies appropriately reflect the landscape of our industry and the market in which we compete for talent. We have included regulated utilities, independent power producers, merchant generators and combined holding companies such as us. We have attempted to

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COMPENSATION DISCUSSION AND ANALYSIS

include a broad enough group to provide diversity for balanced comparison while selecting only those we think are sufficiently similar to provide a meaningful benchmark.

We consider Base Salary, Total Cash Compensation (base salary plus target annual incentive) and Total Direct Compensation (base salary plus target annual incentive plus target long-term incentive) as the elements of compensation within the peer group for purposes of benchmarking and assessing the market from which we draw executive talent as well as with whom we compete for investor capital. Each year, we re-evaluate the peer group to assess its continuing appropriateness. Effective for 2014, we added NiSource Inc., Northeast Utilities, NRG Energy Inc. and Pepco Holdings Inc., which more closely aligns us to the peer median in revenue, consistent with our compensation philosophy of targeting the median.

The 2013 peer group was used as a reference point for setting pay levels at the end of 2012 for 2013. The 2014 peer group was used for setting salaries for 2014 at the end of 2013 and will be used for all other 2014 pay decisions. The O&CC targets the median (50th percentile) of the peer group for positions comparable to those of our officers for Total Direct Compensation. The peer group is also used for comparison in assessing our performance under our LTIP as well as an overall validation of the alignment between pay and performance.

Pay Governance LLC assists in analyzing the annual Towers Watson Energy Services Executive Compensation Survey–U.S. assessment of the market using the peer companies. We use the peer group data to the extent each position is reported in the survey data. CAP also reviews the outcome of the competitive assessment. As shown below, based on the most recently available data, as provided by CAP, our revenue and market capitalization were below the median, while our net income exceeded the median.

2013 Peer Group
Company Name	2012 Revenue	2012 Net Income	Market Cap at 12/31/12
	($Millions)	($Millions)	($Millions)

Ameren Corporation	$6,828	($974)	$7,454
American Electric Power Company, Inc.	$14,945	$1,259	$20,710
Consolidated Edison, Inc.	$12,188	$1,141	$16,266
Dominion Resources, Inc.	$13,093	$302	$29,765
DTE Energy Company	$8,791	$610	$10,333
Duke Energy Corporation	$19,624	$1,768	$44,931
Edison International	$11,862	($92)	$14,723
Entergy Corporation	$10,302	$868	$11,330
Exelon Corporation	$23,489	$1,160	$25,406
FirstEnergy Corp.	$15,320	$770	$17,465
NextEra Energy, Inc.	$14,256	$1,911	$29,282
PG&E Corporation	$15,040	$816	$17,277
PPL Corporation	$12,189	$1,526	$16,654
Sempra Energy	$9,647	$865	$17,157
Southern Company	$16,537	$2,415	$37,420
Xcel Energy Inc.	$10,128	$905	$13,024

	2012 Revenue	2012 Net Income	Market Cap at 12/31/12

	($Millions)	($Millions)	($Millions)

PSEG	$9,781	$1,275	$15,481
Peer Group 75th Percentile	$15,110	$1,326	$26,375
Peer Group Median	$12,641	$887	$17,217
Peer Group 25th Percentile	$10,259	$730	$14,299

Compensation Benchmark

The data used for the comparisons below are from the most recent data available for the companies in the 2013 peer group shown above. The O&CC considers a range of approximately +/- 20% of the 50th percentile of comparable positions to be within the competitive median.

Base salary, target Total Cash Compensation and target Total Direct Compensation of each of the NEOs included in this Proxy Statement as a percentage of the comparative median benchmark levels of the peer group are noted below. Decisions on salary and other pay elements, except the LTIP, are typically made at the O&CC meeting each December. Below is each executive’s market positioning as of the time those decisions were made:

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COMPENSATION DISCUSSION AND ANALYSIS

% of Comparative Median Benchmark Levels (2013)
	Izzo (%)	Dorsa (%)	Levis (%)	Mehrberg (%)	Bouknight (%)	LaRossa (%)

Base Salary	89	96	104	N/A	103	114
Total Cash Compensation	98	96	104	N/A	106	118
Total Direct Compensation	113	97	108	N/A	100	120

The target LTIP award that is included in Total Direct Compensation was determined by the O&CC in February 2013. The O&CC kept the same annual incentive target for the NEOs, except for Mr. Izzo whose target was reduced from 125% to 120%, as discussed below. For Total Direct Compensation, we included the salaries and bonus targets that were approved in December 2012 and effective for 2013. For Mr. Mehrberg, due to the uniqueness of his role in having multiple responsibilities, we were unable to identify relevant market data. It was difficult to precisely benchmark Mr. Mehrberg’s compensation because of his diverse duties. We could not identify any directly comparable position within the reported peer group data available to us of a senior executive with two or more manager staff functions that also had additional operational responsibilities. We compared Mr. Mehrberg’s position to one encompassing his administrative staff duties and added an amount to reflect expanded duties in order to align Mr. Mehrberg’s compensation with our other senior executives for internal equity within that group. Each NEO’s Total Direct Compensation was within +/-20% of the median, which is consistent with our philosophy.

Pay Mix

The final element of our compensation philosophy is a consideration of the total mix of pay. The O&CC believes that Total Direct Compensation is a better measure for evaluating executive compensation than focusing on each of the elements individually and it does not set a formula to determine the mix of the various elements. The mix of base salary and annual cash incentive for each of the executive positions is surveyed from the peer group. The reported pay structure from the competitive analysis is used as a general guideline in determining the appropriate mix of compensation among base salary, annual and long-term incentive compensation opportunity. However, we also consider that the majority of a senior executive’s compensation should be performance-based and the more senior an executive is in the organization, the more his/her pay should be oriented toward long-term compensation.

The mix of base salary, target annual cash incentive and long-term incentives for 2013 are presented below for the CEO as well as for the other NEOs. We have also provided a comparison of the targeted pay mix to that of the peer group.

(1)	Excludes the CEO and, as explained above, Mr. Mehrberg

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COMPENSATION DISCUSSION AND ANALYSIS

Elements of Executive Compensation

The main components of our executive compensation program, including those for our NEOs, are set forth in the following table. A more detailed description is provided in the respective sections below.

Compensation Element	Description	Objective
Base Salary	Fixed cash compensation	Provides compensation for the executive to perform his/her job functions Assists with recruitment and retention
Annual Cash Incentive

Paid each year if warranted by performance, based on a percentage of base salary

Opportunity to earn between zero and 150% of target, measured by financial and operating performance of the business, with up to 200% for exceptional individual performance

Metrics and goals (typically earnings, operational and other) are established at the beginning of each year and the payout is made based on performance

Intended to reward for driving best-in-class operating and financial results over a one-year timeframe

Creates a direct connection between business success and financial reward

Provides strong line of sight by recognizing exceptional individual performance.

Long-Term Incentives (See Table under LTIP)	Performance Share Units provide the opportunity to earn from zero to 200% of target at the end of the three - year performance period Restricted Stock Units generally vest at the end of three years

Rewards strong financial and stock price performance

Provides for strong alignment with stockholders

Assists with retention

Intended to reward for driving financial results over a multi-year time frame

Retirement Plans

Defined benefit pension plans

Defined contribution 401(k) plan with a partial Company matching contribution

Supplemental retirement benefits for certain employees beyond qualified plan benefits, in view of IRS limits

Provides retirement income in recognition of length of service Assists with recruitment and retention
Deferred Compensation Plans	Permits participants to defer receipt of a portion of cash and equity compensation	Provides participants with the opportunity to more effectively manage their taxes Assists with retention
Post-Employment Benefits	Severance and change-in-control benefits	Assures the continuing performance of executives in the face of a possible termination of employment without cause Assists with retention
Other Benefits	Health and welfare programs Limited perquisites	To be competitive with peer companies Aids safety and efficiency Assists with recruitment and retention

CEO Compensation

Mr. Izzo’s compensation is designed to position his total pay around the median of the market. Mr. Izzo has demonstrated strong performance over his tenure as CEO and the O&CC believes this arrangement is appropriate. The changes to the key terms of Mr. Izzo’s compensation in 2013 were as follows:

•	Base Salary: The median salary for a CEO in the peer group is approximately $1.2 million. In view of his performance during his tenure as CEO, the O&CC has intended to position Mr. Izzo’s salary at approximately the median of the peer group. Although Mr. Izzo requested that he not receive an increase that would bring him to the median, the O&CC increased Mr. Izzo’s salary by $30,000 to $1.1 million for 2013. It took this action to better position the CEO relative to peers as it felt that paying a salary that was more than 20% below median to a CEO who has delivered strong results was not in the best interest of the Company and its stockholders.

•	Annual Cash Incentive: The CEO’s annual incentive target for 2013 was reduced to 120% of salary, in light of his salary increase noted above. Taken together, this positioned the CEO’s target cash compensation at approximately the market median.

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COMPENSATION DISCUSSION AND ANALYSIS

•	Long-term Incentive: The CEO’s grant of long-term incentive (in February 2013) was equal to $5,725,000 million, which, when combined with the CEO’s salary and target bonus, positioned his total direct compensation for 2013 at 113% of the market median. The long-term incentive opportunity target level was determined so as to put a greater emphasis on long-term compensation for the CEO which is at risk based on performance. Consistent with our pay for performance approach, we believe this appropriately focuses him on the long-term success of the organization and driving stockholder value.

The CEO’s compensation level is reflected above in the competitive positioning detailed in Total Direct Compensation. After meeting in executive session, without the CEO present, the O&CC determined CEO compensation in consultation with all the independent directors.

Mr. Izzo’s salary, annual cash incentive and long-term incentive exceed that of the other NEOs due to his greater level of duties and responsibilities as the principal executive officer to whom the other NEOs report, and whom the Board holds fully accountable for the execution of corporate business plans.

Further detail regarding the CEO’s compensation is set forth below.

Base Salary

As the reference point for competitive base salaries, the O&CC considers the median of base salaries provided to executives in the peer group who have duties and responsibilities similar to those of our executive officers. The O&CC also considers the executive’s current salary and makes adjustments based principally on individual performance, including achievement of targets, and experience. Each NEO’s base salary level is reviewed annually by the O&CC using a budget it establishes for merit increases and salary survey data provided by Pay Governance and reviewed by CAP. For 2013, the O&CC set the merit increase budget at 3.0%.

The NEOs’ individual performance and, other than the CEO, his/her business unit’s performance are considered in setting salaries. Base salaries for satisfactory performance are targeted at the median of the relevant competitive benchmark data.

The O&CC considers base salaries and salary adjustments for individual NEOs, other than the CEO, based on:

•	Recommendations of the CEO: considering the respective NEO’s level of responsibilities, experience in position, sustained performance over time, results during the immediately preceding year and the pay in relation to the benchmark median.

•	Performance metrics: as reflected in the CEOs recommendations, including achievement of financial targets, safety and operational results, customer satisfaction, regulatory outcomes and other factors.

•	Additional factors: leadership ability, managerial skills and other personal aptitudes and attributes. Salaries for the NEOs for 2013 were approved at the December 2012 meeting of the O&CC. Salaries for 2014 were approved by the O&CC in December 2013. These amounts are shown in the table below. For each of these years, salary decisions were based on each NEO’s performance and appropriate alignment with the peer group. For 2014, the increases for Messrs. Levis and LaRossa also reflect significant emphasis by the O&CC on internal pay equity considerations. Those two individuals have critical management responsibilities for our two largest operating subsidiaries, Power and PSE&G, respectively. In addition, the increase for Mr. LaRossa reflects his added duties as Chairman of the Board of PSEG LI:

NEO	Base Salary 2013 ($)	Base Salary 2014 ($)
Ralph Izzo	1,100,000	1,100,000
Caroline Dorsa	619,500	650,000
William Levis	566,500	650,000
Randall E. Mehrberg (1)	561,400	N/A
J.A. Bouknight, Jr.	545,900	545,900
Ralph A. LaRossa	500,000	625,000

(1)	Mr. Mehrberg retired in December 2013

Annual Cash Incentive Compensation

The SMICP was approved by stockholders in 2002. It is an annual cash incentive compensation program for our most senior officers, including the NEOs. To support the performance-based objectives of our compensation program, corporate and business unit goals and measures are established each year based on factors deemed necessary to achieve our financial and non-financial business objectives. The corporate-level goals and those for the CEO are developed by the O&CC with input from the entire Board. The goals and measures are established by the CEO for the NEOs reporting to him, and for each other participant by the individual to whom he or she reports.

The SMICP sets a maximum award fund in any year of 2.5% of net income. The formula for calculating the maximum award fund for any plan year was determined at the time of plan adoption by reference to, among other things, similar award funds used by other companies

42  PUBLIC SERVICE ENTERPRISE GROUP l 2014 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

and a review of executive compensation practices designed to address compliance with the requirements of Internal Revenue Code (IRC) Section 162(m), which, as explained below, limits the federal income tax deduction for compensation in excess of certain amounts. If appropriate, the Board will recommend for stockholder approval any material changes to the SMICP required to align the plan with our compensation objectives.

The CEO’s maximum award cannot exceed 10% of the award fund. The maximum award for each other participant cannot exceed 90% of the award fund divided by the number of participants, other than the CEO, for that year. For 2013 performance under the SMICP, these limits were $31,075,000 for the total award pool, $3,107,500 for the CEO’s maximum award and $2,330,625 for each other participant’s maximum award. Of the total award pool, $6,303,500 was awarded.

Subject to the overall maximums stated above, NEOs are eligible for annual incentive compensation. The beginning point in the process is a calculation based on a combination of the achievement of individual performance goals and business/employer performance goals, as well as overall corporate performance, as measured by the Corporate Factor. The Corporate Factor for 2013 was EPS from Continuing Operations. We believe sustained EPS is a significant driver of stockholder value and provides line-of-sight over a one-year period between individual actions of executives and company performance. For the business units, we used operating earnings, which for Power excluded from Income from Continuing Operations gains or losses associated with our nuclear decommissioning trust, mark-to-market accounting and Superstorm Sandy costs and the impact of certain assets transferred to Power at year-end, adjusted for interest variances from the business plan, and which for PSE&G were adjusted for interest variances from the business plan.

For 2013, the O&CC kept the same annual incentive targets for the NEOs, except for Mr. Izzo, as discussed above.

We maintained the same overall annual incentive structure as we have had for the last several years as we believe it supports our objectives of rewarding strong financial performance driven by operational excellence. We believe that through outstanding operations we can deliver the greatest long-term financial returns to our stockholders. The maximum result of this calculation is a comparative performance of 1.5. The corporate factor in 2013 could range from zero to 1.5 based on pre-determined EPS goals. The payout factor and related targets for 2013 are illustrated below. If the actual EPS is between the points shown below, the Corporate Payout Factor is determined using linear interpolation. In addition, Messrs. Levis, Mehrberg and LaRossa had business unit (BU) earnings and multiple BU scorecard (financial, operational and strategic) metrics and goals. Ms. Dorsa and Mr. Bouknight each had multiple BU scorecard metrics and goals. All participants had strategic metrics and goals: for Mr. Izzo, operational excellence, financial strength and disciplined investment; for Ms. Dorsa and Messrs. Levis, Mehrberg, Bouknight and LaRossa, employee engagement. Each factor is multiplied by the respective individual’s weighting shown below. An illustration of the plan mechanics is provided below, which when added together results in an individual’s payout as a percent of target incentive. The total payout is generally capped at 150% of target, increased to 200% for exceptional individual performance.

Weighting x Corporate EPS (0-150%)	+	Weighting x BU Earnings (0-150%)	+	Weighting x BU Scorecard (0-150%)	+	Weighting x Strategic Goals (0-150%)

The corporate performance goal targets and payout factors at each target performance level for 2013 are set forth below:

EPS from Continuing Operations ($)	Corporate Payout Factor (#)

< 2.13	0.00
2.13	0.50
2.24	1.00
2.38	1.50

The respective business unit performance goal targets and payout factors at each target performance level for 2013 for Power and PSE&G are set forth below:

Adjusted Operating Earnings
Power	PSE&G	Payout Factor
($Millions)	($Millions)
< 533.7	< 576.2	0.00
533.7	576.2	0.50
559.8	604.3	1.00
593.0	640.2	1.50

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COMPENSATION DISCUSSION AND ANALYSIS

For Energy Holdings, the business unit performance goal targets and payout factors are based on a four-factor formula tied to its year-end balance sheet values of owned and leased assets as compared to business plan target values. The four asset/lease categories are merchant energy leases (50%), global assets (10%), real estate investments (20%) and other assets (20%).

The actual corporate and business unit results and corresponding payout factors for the performance levels achieved for 2013 are set forth below:

Factors	Actual Results ($)	Payout Factor (#)

Corporate EPS	2.45	1.50
	($Millions)
Power	689.7	1.50
PSE&G	609.4	1.07
Holdings	N/A	1.37

Each factor (corporate earnings, BU earnings, BU scorecard and strategic goals) is weighted based on an executive’s role, with the intention of balancing business unit and individual performance with corporate performance. The weighting for each of the NEOs for 2013 is detailed below, together with the actual achievement factor attained in 2013:

NEO	Weight and Payout Factor	Corporate EPS	BU Earnings	BU Scorecard	Corporate Strategic Goals	Overall Achievement Factor

Ralph Izzo	Weight	75%	-	-	25%
	Achievement	1.50	-	-	1.16	1.42
Caroline Dorsa	Weight	75%	-	15%	10%
	Achievement	1.50	-	0.92	1.00	1.36
William Levis	Weight	60%	15%	15%	10%
	Achievement	1.50	1.50	1.33	1.00	1.43
Randall E. Mehrberg	Weight	60%	15%	15%	10%
	Achievement	1.50	1.37	1.07	1.00	1.37
J.A. Bouknight, Jr.	Weight	75%	-	15%	10%
	Achievement	1.50	-	1.18	1.00	1.40
Ralph A. LaRossa	Weight	60%	15%	15%	10%
	Achievement	1.50	1.07	1.28	1.00	1.35

The final step in the process is for the O&CC to make an overall judgment as to the appropriate payout levels for each NEO taking into account the overall achievement factors along with other less quantifiable considerations, such as leadership and success in adapting to a changing external environment and the recommendations of the CEO.

The SMICP awards of the NEOs for 2013 are shown below and in the 2013 Summary Compensation Table. The O&CC made its determinations regarding SMICP awards for the 2013 performance year in February 2014, for payment that month. Based upon the executive’s overall achievement factor, his/her current base salary and target annual incentive opportunity and any O&CC modifications, if applicable, each earned the following payout for 2013, as to which we also show the percent relative to salary:

				Overall
		Target Annual	Target Annual	Achievement		Payout	Percent of
	Base Salary	Incentive Percentage	Incentive Dollars	Factor	Modification	Earned(1)	Salary
NEO	($)	(%)	($)	(#)	(if applicable)	($)	(%)
Ralph Izzo	1,100,000	120	1,320,000	1.42	-	1,874,400	170.4
Caroline Dorsa	619,500	70	433,700	1.36	-	589,800	95.2
William Levis	566,500	75	424,900	1.43	-	607,600	107.3
Randall E. Mehrberg (2)	561,400	70	393,000	1.37	-	495,400	88.2
J.A. Bouknight, Jr.	545,900	65	354,800	1.40	-	496,700	91.1
Ralph A. LaRossa	500,000	65	325,000	1.35	-	438,800	87.8

            (1)   Reflects rounding.

            (2)   Amount of payout earned was prorated in light of Mr. Mehrberg’s retirement in December 2013.

The O&CC believes that the 2013 goals established for the NEOs provided the appropriate degree of difficulty, based upon the overall economic environment and that the final award determinations are appropriate. It made no discretionary modifications. To ensure that pay and performance are aligned, the O&CC, with the assistance of CAP, assesses whether the payouts that are earned by the NEOs are consistent with our performance relative to peers.

44  PUBLIC SERVICE ENTERPRISE GROUP l 2014 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Compensation

NEOs, other officers as determined by the Committee and other key employees, as selected by the CEO within guidelines established by the O&CC, are eligible to participate in the LTIP. This plan is designed to attract and retain qualified personnel for positions of substantial responsibility, motivate participants toward achievement of long-range corporate goals, provide incentive compensation opportunities that are competitive with those of companies with whom we compete for talent and align participants’ interests with those of stockholders.

The LTIP, as amended and restated, was approved by our stockholders at the 2013 Annual Meeting. There was no increase in the number of shares authorized to be issued thereunder. The LTIP provides for different forms of equity awards: restricted stock, restricted stock units, performance share units and stock options. The maximum number of shares that may be awarded under grants to any one individual under the LTIP is 500,000 during any calendar year. In general, since 2010, we have been granting performance share units and restricted stock units; however, some recipients of prior year LTIP awards still hold stock options that have not expired. The LTIP prohibits the repricing of stock options and the buy-out by us of underwater stock options for cash.

In recent years, our LTIP grants have consisted of the following:

Compensation Element	Description	Objective
Performance Share Units

Right to receive full value shares that are earned based upon independent metrics measured over a three-year period:

TSR relative to peers (rewarding management when we deliver value to stockholders in excess of our peers)

ROIC against our internal goals (rewarding management for effective deployment of capital)

Participants have the opportunity to earn from zero to 200% of their target award based on performance

Dividend equivalents are accrued as declared and paid on earned shares

Rewards for strong financial and stock price performance over a longer time frame than annual rewards Full value shares assist with retention
Restricted Stock Units	Right to receive shares of full value stock at vesting dates Generally, cliff vest at the end of three years Dividend equivalents are accrued as declared and paid when underlying shares vest	Serves as retention device as recipient must remain an employee through vesting dates to earn payout

The CEO develops recommendations for LTIP awards for each NEO, with the exception of himself and submits these recommendations to the O&CC for approval. Factors that are considered in the determination of award amounts are:

•	The competitive market as defined by the peer group, which in general is targeted around median;

•	An individual’s role and responsibilities within the Company;

•	Contribution of the executive; and

•	How critical the role is to the organization and need to retain the individual.

In general, when making LTIP grants, the O&CC’s determinations are made independently from any consideration of the individual’s prior LTIP awards. With respect to the CEO, the O&CC develops a recommended award opportunity in consultation with CAP and submits the proposal to the Board. The value of an executive’s current holdings is not a consideration, though it is reviewed periodically by the O&CC. Beginning in 2012, grants are typically being made each February. Previously, the grants were made in December.

In previous years, restricted stock awards were made. Generally, these restricted stock awards vested one-fourth annually as determined at the time of grant. Recipients of restricted stock awards have full voting rights and receive dividends at the regular dividend rate and are paid on each regular dividend date.

Generally, unvested shares of restricted stock and unvested restricted stock units vest pro-rata if retirement occurs within one year of the grant and thereafter according to the original vesting schedule. Generally, unvested restricted stock is forfeited upon resignation but is paid

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COMPENSATION DISCUSSION AND ANALYSIS

upon an involuntary termination of employment without cause, while unvested restricted stock units are forfeited upon resignation or involuntary termination of employment.

Performance share units are denominated in shares of Common Stock and are subject to achievement of certain performance goals over a three-year period and are payable as determined by us in shares of our Common Stock or cash. Generally, performance share units are prorated upon retirement or involuntary termination without cause and are forfeited upon a voluntary termination.

Performance Share Unit Payouts on Prior Years’ Awards for Performance Period Ended December 31, 2013

LTIP awards of performance share units made in December 2010 were reported in our 2011 Proxy Statement at fair value at the time of the grants. These performance share unit grants were subject to the achievement of goals related to TSR and ROIC over a three-year performance period ended December 31, 2013. Based on the performance results for that period, in 2014, Messrs. Izzo, Levis, Mehrberg, Bouknight and LaRossa and Ms. Dorsa received payment of shares of our Common Stock equal to 75% (see table below) of the grant target amounts.

Each metric is independent and equally weighted (i.e., 50% each). TSR relative to the peer group was selected as it provides alignment with our stockholders and provides the incentive to deliver a return to stockholders greater than that of our peers. ROIC was used to ensure that we are effectively using our capital base. Based upon performance relative to the peer group on TSR and three-year average ROIC vs. our internal goals, executives can earn a stock award of between zero and 200% of their target. We believe that the ROIC goal represents a significant degree of difficulty. We determine ROIC by dividing Income from Continuing Operations (adjusted for certain interest expense) by debt and equity (adjusted for securitized debt and cash).

Recipients will receive 100% of their grant amount if:

•	For the three-year performance period TSR places us in the 50th percentile of the peer group; and

•	Our ROIC for the three-year performance period meets a pre-set target based on our business plan.

Payment, if any, is made early in the year following that end of the performance period, once results are reviewed and approved by the O&CC. Dividend equivalents are accrued over the performance period and paid in shares of Common Stock in relation to the number of shares earned based on results for the performance period. Upon retirement, death or disability, performance share units are prorated for each month of service during the performance period and paid following the end of the period based on actual performance.

For these grants, the performance schedule for relative TSR, which can earn an individual 50% of the performance share unit award, is detailed below:

TSR Performance Vs. Peers (1)	Percent Payout Factor for TSR Component
Below 35th Percentile	0%
35th Percentile	25%
50th Percentile	100%
75th Percentile	200%

(1)	Beginning with grants made in 2012, TSR performance will be measured by comparing our numerical ranking among peer group companies in respect to the TSR performance component.

For these grants, the performance schedule for relative ROIC, which can earn an individual 50% of the performance share unit award, is detailed below:

3 Year Average ROIC Target
	2011	2012	2013	3 Yr Average	Payout%(1)
Maximum (115% of Goal)				9.3%	200
Target	8.5%	7.7%	8.0%	8.1%	100
Threshold (85% of Goal)				6.9%	25

(1)	Payout % above and below target will be interpolated based on the three-year average.

Actual results of the three-year period ended December 31, 2013 were:

Actual Results		Payout
TSR Ranking: 11th of 15 Peer Companies	28.6% Percentile	0%
ROIC Actual 3-year Average: 8.7%		150%
Overall Performance Share Units		75%

46  PUBLIC SERVICE ENTERPRISE GROUP l 2014 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Based on these results, participants earned a performance share unit payout of 75%. The dollar amount of each payment, made in shares of our Common Stock, is shown below, calculated using the average of the high and low price of our Common Stock on February 18, 2014, $34.90.

	Performance Share Units	Performance Share Units	Performance Share Units
	Granted	Earned	Payout
NEO	(#)	(#) (1)	($) (1)
Ralph Izzo	100,900	86,220	3,009,078
Caroline Dorsa	18,050	15,424	538,298
William Levis	18,050	15,424	538,298
Randall E. Mehrberg	16,300	13,929	486,122
J.A Bouknight, Jr.	14,550	12,433	433,912
Ralph A. LaRossa (2)	43,900	37,513	1,309,204

(1)	Performance share units earned and market value reflect rounding. Includes accrued dividend equivalents earned.

(2)	Includes a 29,350 retention grant with a payout of 25,080 units.

These amounts are reported in the Option Exercises and Stock Vested During 2013 Table below.

2013 Grants

The structure of the long-term incentive is consistent with the prior grants as described above, in the form of 60% performance share units and 40% restricted stock units vesting at the end of three years. The mix between performance share units and restricted stock units was determined based on our desire to provide the majority of long-term incentives in a performance-based vehicle while providing for strong retention during a challenging period in the industry. The greater emphasis on performance share units places more of our NEOs’ potential compensation payouts at risk. Grants are typically made each February.

The amounts approved in February 2013 for the NEOs are shown in the 2013 Grants of Plan-Based Awards Table. These awards are also reported in the Summary Compensation Table at the grant date fair value. Payouts, if any, will be based on the same performance measures and goals discussed above with respect to payments made on prior years’ awards and will be disclosed when the applicable performance period is completed.

In 2013, we submitted our LTIP to stockholders for approval at the Annual Meeting. The dollar amount and corresponding number of shares to be granted was determined by the O&CC in February. However, in order for 2013 grants to be eligible for the federal income tax deduction under the applicable limit, as described below in Accounting and Tax Implications, the annual grants for all of the NEOs (except Ms. Dorsa, to whom the tax deduction limit was not applicable, as noted below) were made in April, following receipt of stockholder approval. Since the market price of our Common Stock was higher in April than in February, the grant date fair value reported in the Summary Compensation Table is higher than the price used by the O&CC when determining the amount of the award in February, as reported in the 2013 Grants of Plans Based Awards Table. In addition, Mr. Levis received a grant in February 2013 pursuant to a prior determination of the O&CC with regard to his retention.

Retirement Benefits

We provide certain qualified retirement benefits under the Pension Plan of PSEG (Pension Plan) and the Cash Balance Pension Plan of PSEG (Cash Balance Plan) to maintain practices that are competitive with companies in the energy services industry with which we compete for executive talent. Participation depends upon the date of hire of the individual. Messrs. Izzo and LaRossa participate in the Pension Plan as they each began employment before January 1, 1996. Each of the other NEOs participates in the Cash Balance Plan as they were hired after that date.

In addition to the qualified plans, we provide certain limited nonqualified retirement benefits under the Retirement Income Reinstatement Plan (Reinstatement Plan) and the Supplemental Executive Retirement Income Plan (Supplemental Plan). We maintain these supplemental plans to provide competitive retirement benefits. Our supplemental executive retirement plans were adopted to assist in the recruitment and retention of key employees.

•	The Reinstatement Plan is an unfunded retirement plan that provides retirement benefits that would have been paid under our qualified retirement plans but for the limitations of the IRC which caps the amount of an employee’s compensation that may be considered for qualified plan purposes. All employees who are affected by the compensation limit are eligible to participate in this plan. SMICP amounts are also included in computing benefits under this plan.

•

The Supplemental Plan is an unfunded retirement benefit plan that provides supplemental limited retirement and death benefits to participants nominated by the CEO and designated by our Employee Benefits Policy Committee. It also provides retirement benefits based upon additional credited years of service for prior allied professional or industrial experience to employees selected

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COMPENSATION DISCUSSION AND ANALYSIS

by the CEO. The plan is primarily used as a recruitment and retention tool. In 2011, the O&CC decided that we will no longer provide any additional years of credited service under the Supplemental Plan to individuals not previously provided with that benefit.

All of our NEOs participate in the Reinstatement Plan. Messrs. Izzo, Levis, LaRossa and Mehrberg participate in the additional limited provisions of the Supplemental Plan. Ms. Dorsa will be eligible to participate in the additional limited provisions of the Supplemental Plan in accordance with her employment agreement. As described in the Pension Benefits Table, as part of their promotion and hiring, Mr. Izzo and Ms. Dorsa, respectively, are eligible to receive additional years of credited service under certain circumstances.

Additional information is provided in the Pension Benefits Table and the accompanying narrative, below.

We also maintain a defined contribution 401(k) Plan and provide a partial employer matching contribution for 401(k) Plan participants.

Deferred Compensation Plans

We offer a deferred compensation plan to our officers, including the NEOs, so they can more effectively manage their personal tax obligations. Participants may elect to defer all or any portion of their cash compensation and may choose from among several different investment options based upon the choices available in our 401(k) Plan, as well as a market-based rate of Prime plus 1/2%, capped at 120% of the applicable federal long-term rate.

We also have a plan to permit deferral of equity compensation. Generally, the election to defer shares underlying an equity award must be made before the services giving rise to the equity award are performed. Deferred shares are held in a Rabbi Trust.

Additional details about these deferred compensation plans are provided in the descriptions following the Non-Qualified Deferred Compensation Table.

Severance and Change-in-Control Benefits

We provide severance benefits in the event of certain employment terminations. These benefits are available to officers, including the NEOs, in order to be competitive with the companies in our industry and provide a level of financial security to the executive in periods of uncertainty in the event of a termination without cause. All of our NEOs participate in our Key Executive Severance Plan. Mr. Izzo is also eligible for certain other severance benefits.

We provide severance benefits upon a change-in-control to officers, including the NEOs. A change-in-control is by its nature disruptive to an organization and its executives. Such executives are frequently key players in the success of organizational change. To assure the continuing performance of such executives and maintain stability and continuity in the face of a possible termination of employment in the event of a change-in-control, we provide a competitive severance package. In addition, some executives, who may be key parties to such transaction, may have their employment terminated following its completion. A severance plan with benefits applicable upon a change-in-control is an important element for attracting and retaining key executives in a marketplace where such protection is common.

In 2013, we reduced the amount payable with respect to one of the components of our Key Executive Severance Plan. New or promoted eligible participants will receive an amount equal to two times, rather than three times, the sum of his/her salary and target incentive bonus if he/she is terminated without cause or resigns for good reason within two years after a change-in-control.

Neither our Key Executive Severance Plan nor Mr. Izzo’s severance agreement provide for gross-up payments from us in the event that any NEO or other participant is subject to an excise tax related to receipt of a change-in-control payment. Both the Key Executive Severance Plan and Mr. Izzo’s severance agreement include a “double-trigger” provision on benefits, which are paid only in the event of termination of employment following a change-in-control. Performance share payments, if any, are prorated.

Severance and change-in-control benefits are described under Potential Payments Upon Termination of Employment or Change-in-Control below.

Perquisites

We provide certain perquisites that we believe are reasonably within compensation practices of our peers or provide benefit to us, such as providing an appropriate degree of personal security to executives with a high public profile and allowing the executive to be productive while commuting. These include automobile use (and for the CEO, a driver), stipend or car service, reimbursement of relocation expenses, annual physical examinations, limited personal and spousal travel, including use of aircraft (in accordance with the policy we have established and with CEO approval), home security, charitable contributions on behalf of the individual and limited personal entertainment. These perquisites are described in the 2013 Summary Compensation Table, as applicable.

We do not provide a tax gross-up of personal benefit amounts deemed to be taxable income under federal or state income tax laws and regulations, except for certain relocation expenses, primarily in the case of newly-hired executives.

48  PUBLIC SERVICE ENTERPRISE GROUP l 2014 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Governance Features and Controls

Independent Compensation Consultant

The O&CC has retained CAP to provide information, analyses and advice regarding executive and director compensation, as described in this Proxy Statement. CAP reports directly to the O&CC and the O&CC has established procedures that it considers adequate to ensure that CAP’s advice is objective and not influenced by management. These procedures include an agreement specifying what information can and cannot be shared with management. In addition, CAP regularly meets with the O&CC in executive session, without the presence of management. CAP provides only executive compensation consulting services.

At the O&CC’s direction, CAP provided the following services:

•	Evaluated the competitive positioning of our NEOs’ base salaries, annual incentive and long-term incentive compensation relative to our peers and compensation philosophy;

•	Advised the O&CC on CEO and other NEO target award levels within the annual and long-term incentive programs;

•	Reviewed our annual and long-term incentive programs to ensure they continue to be aligned with our philosophy, drive performance and consider market practices;

•	Briefed the O&CC on executive compensation trends among our peers and broader industry and compared them to our current practices;

•	Analyzed the results of the stockholder advisory say-on-pay vote;

•	Informed the O&CC on changes in the regulatory environment as they relate to executive compensation;

•	Reviewed the composition of our Peer Group;

•	Advised the O&CC on the performance measures and performance targets for the annual and long-term incentive programs and advised on the payout leverage (the extent of the pay opportunity and the degree of difficulty) for the plans;

•	Presented a CEO compensation proposal to the O&CC;

•	Reviewed our total share usage and “burn rate” for the LTIP;

•	Conducted an assessment to determine whether any elements of our employee compensation programs encourage the taking of excessive risk;

•	Advised on issues related to shareholder advisory groups;

•	Validated the pay for performance alignment of the compensation programs including considering the realizable pay for the CEO;

•	Evaluated our share ownership guidelines relative to our peers and broader industry;

•	Assessed the competitiveness of director compensation for the Corporate Governance Committee; and

•	Reviewed and commented on this CD&A.

In the course of conducting its activities, CAP attended four meetings of the O&CC in 2013 and presented its findings and recommendations for discussion.

Management also retains a compensation consultant, Pay Governance, to provide market compensation data for our officers, including the NEOs. This data is made available to CAP.

Compensation Risk Assessment

In 2013, CAP, in consultation with management reviewed our compensation programs to assess the potential of whether they encourage individuals to take excessive risks. The risk assessment included a full inventory of all incentive compensation plans in the organization, including their design, metrics, goals and operation and a review of business and operational risks. Our Vice President and Chief Risk Officer, as well as our internal compensation professionals under the supervision of our Senior Vice President–Human Resources, participated in this process. Management and CAP reviewed this assessment with the O&CC. In addition, final decisions regarding our executive compensation policies and programs, as well as specific approval of individual NEO compensation, are determined by the O&CC, all of whose members are independent of management and, as appropriate, the full Board, all of whose members, except our CEO, are independent of management. Based on this review, the O&CC determined that the programs do not create an incentive for individuals to take excessive risks which are reasonably likely to have an adverse effect on us. Factors considered include:

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COMPENSATION DISCUSSION AND ANALYSIS

Role of CEO

The CEO attends O&CC meetings, other than executive sessions. Other executive officers and internal compensation professionals may attend portions of O&CC meetings, as requested by the O&CC. The CEO recommends changes to the salaries of his direct reports (who include the NEOs). The CEO develops and the O&CC considers these recommendations in the context of the respective executives’ individual performance, competitiveness of salary vs. peer group and internal equity among executives. The CEO recommends incentive compensation targets (expressed as a percentage of base salary) for the SMICP and LTIP grants for his direct reports as well as the associated goals, objectives and performance evaluations. The CEO participates in the O&CC’s discussions of those recommendations.

The design and effectiveness of compensation policies and programs are reviewed by the CEO in conjunction with CAP, and periodically in light of general industry practices and in comparison to the peer group trends. The CEO also reviews such compensation matters with our internal compensation professionals. Recommendations for changes are made to the O&CC as deemed appropriate by the CEO. The O&CC believes that the role played by the CEO in this process is appropriate because the CEO is uniquely suited to evaluate the performance of his direct reports.

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COMPENSATION DISCUSSION AND ANALYSIS

Trading Pre-clearance

Under our Insider Trading Practice, all of our officers, including the NEOs, are required to obtain pre-clearance from the Office of the General Counsel prior to engaging in any transaction involving our Common Stock. In addition, our Insider Trading Practice does not permit any such transactions except during “open window” periods. These are limited times following the public release of earnings and disclosure of material information.

Hedging and Pledging

We have a policy which prohibits officers, including NEOs, from hedging, short-selling or pledging our Common Stock.

Clawbacks

We have adopted provisions that require a participant to forfeit any annual or long-term incentive grants and repay profits made on sales of LTIP shares if they are earned as a result of misconduct related to accounting restatements. LTIP grants and shares received on exercise of LTIP grants are also subject to clawback if the participant violates his/her non-compete, non-solicitation or confidentiality agreements. We anticipate adjusting the terms of our clawback policy as may be needed to comply with the Dodd-Frank Act once further guidance is released from the SEC.

Employment Agreements

We have entered into agreements with Messrs. Levis, Mehrberg and Bouknight and Ms. Dorsa and a severance agreement with Mr. Izzo. These are discussed following the Grants of Plan-Based Award Table below.

Stock Ownership and Retention Policy

In order to strengthen the alignment of the interests of management with those of stockholders, we have established a Stock Ownership and Retention Policy (Policy). Each officer must acquire a prescribed dollar amount of share ownership by January 1 following the fifth anniversary of the date of the adoption of the Policy or the date he or she was elected or promoted. In addition to shares individually or jointly owned directly, through a broker or in Enterprise Direct or the ESPP, the following are counted toward the ownership requirement: (i) shares held in trusts for the benefit of immediate family members where the officer is the trustee, (ii) shares granted to the officer in the form of restricted stock and restricted stock units, whether or not vested, and (iii) shares held by the officer in the 401(k) Plan. Stock options and performance share units (as distinct from shares which are actually issued as a result of exercise or vesting) are not counted. Shares subject to hedging or monetization transactions (such as zero-cost collars and forward sale contracts), which allow the officer to retain legal ownership without its full risks and rewards, are not counted for purposes of either the ownership or retention provisions of the Policy, since our Insider Trading Practice does not permit such hedging or pledging.

Each officer must retain at least 100%, after tax and costs of issuance, of all shares acquired through equity grants made subsequent to the adoption of the Policy, including the vesting of restricted stock or restricted stock unit grants, payout of performance share unit awards and exercise of option grants, until his or her ownership requirement is met. Once an officer attains his or her required level of stock ownership, he or she must retain 25%, after tax and costs of issuance, of shares received from equity awards granted thereafter, until retirement or his or her employment otherwise ends.

In the event an officer is not in compliance with any provision of the Policy, the O&CC may take such action as it deems appropriate, consistent with the provisions of our compensation plans and applicable law and regulations, to enable the officer to achieve compliance at the earliest practicable time or otherwise enforce the Policy. Such action may include establishing conditions with respect to requiring all or part of any SMICP or LTIP award to be held in shares. The O&CC may vary the application of the provisions of the Policy for good cause or exceptional circumstances.

The Policy was not a factor considered by the O&CC in making the 2013 grants under the LTIP.

In 2013, we increased the CEO’s multiple from 5x to 6x base salary to better align with market. The following table shows, for each NEO, the dollar amount of stock ownership required by the Policy and the dollar amount of actual holdings as of February 18, 2014, the payout date for performance shares units, as discussed above. Messrs. Izzo, Levis, Bouknight and LaRossa and Ms. Dorsa each have met their respective requirement. Mr. Mehrberg is not included in the table as he retired on December 2, 2013.

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COMPENSATION DISCUSSION AND ANALYSIS

Name	Multiple Required (#)	Required Amount ($) (1)	Amount Held ($) (2)

Ralph Izzo	6	6,600,000	24,368,182
Caroline Dorsa	3	1,950,000	3,091,214
William Levis	3	1,950,000	3,108,698
J. A. Bouknight, Jr.	3	1,637,700	1,979,068
Ralph A. LaRossa	3	1,875,000	4,714,685

(1)	Determined as of the effective date of the current salary of each of the NEOs, which was January 1, 2014 for Ms. Dorsa and Messrs. Levis and LaRossa and January 1, 2013 for Messrs. Izzo and Bouknight.
(2)	Based on average price of Common Stock for the twelve months preceding the effective date of the current base salary of the respective NEO.

Accounting and Tax Implications

The O&CC has considered the effect of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (formerly FAS 123R) (see Note 18 to Consolidated Financial Statements included in our Form 10-K) regarding the expensing of equity awards in determining the nature of the grants under the LTIP. The O&CC, with the assistance of CAP, reviews the competitiveness of the NEOs’ LTIP grants, as measured against the peer group, using reported Topic 718 grant values and approves grants to the NEOs accordingly as reported above in Long-Term Incentive Compensation.

The O&CC considers the tax-deductibility of our compensation payments. IRC Section 162(m) generally denies a deduction for United States Federal income tax purposes for compensation in excess of $1 million for persons named in the proxy statement, except for qualifying performance-based compensation pursuant to stockholder-approved plans. Stockholder approval of the SMICP was received at the 2002 Annual Meeting of Stockholders. As a result, we believe that payment of qualifying performance-based compensation in accordance with the terms of this plan would not be subject to the Section 162(m) limitation on deductions.

Although stockholder approval of the LTIP was received at the 2004 Annual Meeting of Stockholders, applicable IRC provisions require that stockholders give such approval at least every five years for performance-based compensation plans that permit the O&CC to change the performance criteria used from year to year. Since we did not subsequently seek such further approval for the LTIP until the 2013 Annual Meeting, the payments of performance share units made to the NEOs (except the CFO, to whom the deduction limitation is not applicable) in 2013 and 2014 with respect to such LTIP grants awarded in 2009 and 2010 for the respective three-year performance periods ended December 31, 2012 and December 31, 2013, are subject to the Section 162 (m) limitation on deductions. The only such grant made in 2013 prior to such approval and thus subject to the limitation was to Mr. Levis in accordance with his retention award pursuant to a prior determination of the O&CC. Any future payments, if earned, with respect to LTIP grants of performance share units made to the NEOs (except the CFO) in 2011 and 2012 are likewise subject to this limitation.

Further, the O&CC believes that restricted stock and restricted stock units are valuable components of incentive compensation as they align the interest of the recipients with those of stockholders. However, because the vesting of such grants is not performance-based, restricted stock and restricted stock unit grants are subject to the limitation on deductibility under Section 162(m).

Payments under the Amended and Restated 2004 Long-Term Incentive Plan, if any are earned, on performance share units granted during the five-year period following stockholder approval at the 2013 Annual Meeting are not expected to be subject to the limitation and should qualify for tax-deductibility under Section 162(m).

In 2013, a portion of Messrs. Izzo’s and Levis’ compensation reported in this Proxy Statement exceeded the limit. Amounts deferred by the NEOs are not included in the Section 162(m) calculations during the deferral period because they are not otherwise deductible under applicable tax law. In light of Section 162(m), as well as certain NYSE rules, the Board’s general policy is to present incentive compensation plans in which executive officers participate to stockholders for approval. However, The OC&C and the Board reserve the right to not seek such approval and to award incentive and other compensation that is not structured so as to be exempt from the deduction limit of Section 162(m), if they determine that such arrangements are in the best interests of the Company and our stockholders. The O&CC will continue to evaluate executive compensation and the flexibility that is desirable in administering our executive compensation program in accordance with our compensation philosophy.

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EXECUTIVE COMPENSATION

2013 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of our NEOs for the years shown. The NEOs are our CEO, CFO and four most highly compensated executive officers in 2013.

Name and Principal Position(1)	Year	Salary ($) (2)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6,7& 8)	Total ($)
Ralph Izzo	2013	1,092,615	-	6,367,186	-	1,874,400	0	66,448	9,400,649
Chairman of the Board, President & CEO	2012	1,004,715	-	5,724,001	-	1,653,800	2,064,000	67,027	10,513,543
	2011	946,450	-	-	-	1,535,400	1,710,000	185,306	4,377,156
Caroline Dorsa	2013	617,686		1,199,928		589,800	488,000	75,607	2,971,021
EVP & CFO	2012	595,691	-	1,099,985	-	567,900	1,338,000	76,661	3,678,237
	2011	567,871	-	-	-	505,100	726,000	79,368	1,878,339
William Levis	2013	565,485		2,223,214		607,600	0	183,281	3,579,580
President & COO (Power)	2012	560,377	-	1,099,985	-	546,200	739,000	44,141	2,989,703
	2011	543,960	-	999,396	-	517,200	346,000	41,460	2,448,016
Randall E. Mehrberg	2013	549,595		1,029,280		495,400	0	69,972	2,144,247
EVP Strategy & Development and President & COO (Energy Holdings)	2012	553,414	-	924,182	-	499,400	693,000	46,870	2,716,866
	2011	542,963	-	-	-	491,000	451,000	42,552	1,527,515

J. A. Bouknight, Jr.	2013	544,922		943,788		496,700	67,000	18,559	2,070,969
EVP & General Counsel	2012	535,570	-	849,495	-	461,300	61,000	19,549	1,926,914
	2011	518,057	-	-	-	412,200	45,000	14,398	989,655
Ralph A. LaRossa President & COO (PSE&G)	2013	499,078		943,788		438,800	0	69,932	1,951,598
	2012	497,142	-	824,611	-	400,700	578,000	32,408	2,332,861
	2011	466,850	-	-	-	353,200	604,000	111,329	1,535,379

(1)	Mr. Mehrberg retired on December 2, 2013.

(2)	Amounts shown are actual payments based on annualized salary. Mr. Bouknight elected to defer $461,074, $475,775, and $484,869 of salary for years 2011, 2012 and 2013 respectively, under the Deferred Compensation Plan. 2012 salaries include a one-time pay adjustment provided to all employees as a result of a change in the methodology of the bi-weekly pay calculation.

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EXECUTIVE COMPENSATION

(3)	The amounts shown reflect the grant date fair value of the awards. For a discussion of the assumptions made in valuation, see Note 18 to the Consolidated Financial Statements included in our Form 10-K. LTIP awards were granted in February and April 2013, as discussed in the CD&A. Awards consist of performance share units and restricted stock units. Due to a change in timing of grants, no LTIP awards were granted in 2011, with the exception of a retention award of restricted stock units to Mr. Levis. Performance share unit value is shown at the target amount. Actual value of the shares received upon vesting of restricted stock units depends upon the price of our Common Stock. Payout value of the performance share units earned upon vesting at the conclusion of the three-year performance period may be less than or exceed the grant date fair value, dependent upon achieving TSR and ROIC performance factors. More detailed information is provided in the CD&A. The respective amounts below represent the grant date fair value of performance share units at target and maximum amounts:

	2013		2012
	Value at Target (100%) ($)	Value at Maximum (200%) ($)	Value at Target (100%) ($)	Value at Maximum (200%) ($)
Ralph Izzo	4,077,397	8,154,794	3,434,375	6,868,750
Caroline Dorsa	719,355	1,438,710	659,375	1,318,750
William Levis	1,783,474	3,566,948	659,375	1,318,750
Randall E. Mehrberg	658,642	1,317,284	554,688	1,109,375
J.A. Bouknight, Jr.	604,560	1,209,120	509,375	1,018,750
Ralph A. LaRossa	604,560	1,209,120	495,313	990,625

(4)	Amounts awarded were earned under the SMICP and determined and paid in the following year. Mr. Izzo elected to defer his entire 2011 award and Mr. Bouknight elected to defer his entire 2013 and 2012 awards and $391,590 of his 2011 award under the Deferred Compensation Plan.

(5)	Includes the change in the actuarial present value of accumulated benefit under defined benefit pension plans and supplemental executive retirement plans between calendar years 2013 and 2012, 2012 and 2011, and 2011 and 2010, determined by calculating the benefit under the applicable plan benefit formula for each of the plans, measured at December 31 of each year, based on years of credited service, earnings in effect at the respective measurement dates, applicable interest rates and computational assumptions. These changes are:

	Izzo ($)	Dorsa ($)	Levis ($)	Mehrberg ($)	Bouknight ($)	LaRossa ($)
2013	0	488,000	0	0	67,000	0
2012	2,064,000	1,338,000	739,000	693,000	61,000	578,000
2011	1,710,000	726,000	346,000	451,000	45,000	604,000

Any interest earned under the Deferred Compensation Plan at the prime rate plus 1/2% did not exceed 120% of the applicable long-term rate for any of the NEOs in 2013, 2012 or 2011. If the aggregate change in pension plan values is negative, it is shown as zero.

(6)	For 2013, depending on the individual, includes perquisites and personal benefits which include (a) automobile and related expenses, (b) physical examinations, (c) home security systems, (d) limited personal and spousal travel, (e) personal entertainment and (f) charitable contributions on behalf of the individual. For automobiles, the pro rata personal usage value of the vehicle lease cost based on the IRS Annual Lease Value Table was used; for parking, the market value for the parking space was used; for the driver, actual pro-rata expense was used for the time devoted to CEO commuting and personal use; for the car service actual cost was used. Three NEOs received a perquisite in 2013 that exceeded the greater of $25,000 or 10% of his/her total perquisite and personal benefit amount: Messrs. Levis and LaRossa each received home security services in the amount of $148,457 and $44,064, respectively, and Ms. Dorsa used a car service for commuting, with a cost to us of $65,257.

(7)	Includes the employer matching contribution to our 401(k) Plan at the same percentage generally available to all employees. For 2013, these amounts were:

	Izzo ($)	Dorsa ($)	Levis ($)	Mehrberg ($)	Bouknight ($)	LaRossa ($)
Company Match	10,000	10,000	10,000	10,000	2,399	10,000

(8)	Includes $32,388 of accrued 2014 vacation for Mr. Mehrberg.

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2013 GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information on plan-based awards made to our NEOs during 2013.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)						Grant Date Fair Value of Stock and Option Awards ($)(6)
Name and Type of Award (1)	Grant Date(1)	Deter- mination Date(2)	Thres- hold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Maximum (#)	All Other Stock Awards; Number of Shares of Stock or Units (#)(5)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
Ralph Izzo			660,000	1,320,000	1,980,000
PSUs	4/16/2013	2/19/2013				0	105,550	211,100				4,077,397
RSUs	2/19/2013								72,900			2,289,789
Caroline Dorsa			216,825	433,650	650,475
PSUs	2/19/2013					0	22,100	44,200				719,355
RSUs	2/19/2013								15,300			480,573
William Levis			212,438	424,875	637,313
PSUs	2/19/2013	12/20/2011				0	30,700	61,400				999,285
PSUs	4/16/2013	2/19/2013				0	20,300	40,600				784,189
RSUs	2/19/2013								14,000			439,740
Randall E. Mehrberg			196,490	392,980	589,470
PSUs	4/16/2013	2/19/2013				0	17,050	34,100				658,642
RSUs	2/19/2013								11,800			370,638
J. A. Bouknight Jr.			177,418	354,835	532,253
PSUs	4/16/2013	2/19/2013				0	15,650	31,300				604,560
RSUs	2/19/2013								10,800			339,228
Ralph A. LaRossa			162,500	325,000	487,500
PSUs	4/16/2013	2/19/2013				0	15,650	31,300				604,560
RSUs	2/19/2013								10,800			339,228

(1)	Relates to equity awards (performance share units (PSUs) and restricted stock units (RSUs)), all of which were made under the LTIP.

(2)	Represents date award was determined if different than grant date. The award to Mr. Levis on February 19, 2013 was pursuant to a December 20, 2011 retention determination. The awards to the NEOs, (except Ms. Dorsa) were determined on February 19, 2013, but not awarded until April 16, 2013, following receipt of stockholders approval of the LTIP, as explained in the CD&A.

(3)	Represents possible payouts under SMICP for 2013 performance. The actual awards were determined in February 2014 and paid in the same month, as reported in the 2013 Summary Compensation Table.

(4)	Represents LTIP award of performance share units described below.

(5)	Represents LTIP award of restricted stock units described below.

(6)	Represents the grant date fair value of the equity award. For a discussion of the assumptions made in valuation, see Note 18 to the Consolidated Financial Statements included in our Form 10-K.

Material Factors Concerning Awards Shown in Summary Compensation Table, Grants of Plan-Based Awards Table and Employment Agreements

SMICP

The plan-based awards for annual cash incentive compensation included in the 2013 Summary Compensation Table were paid in 2014 with respect to 2013 performance under the terms of the SMICP. The range of possible awards for each NEO in relation to his/her Target Award is set forth in the Grants of Plan-Based Awards Table above. An explanation of the SMICP and performance goals, measures and performance factors achieved are described under Annual Cash Incentive Compensation in the CD&A.

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EXECUTIVE COMPENSATION

LTIP

As explained in the CD&A and shown above, LTIP awards were made to NEOs in February 2013 and April 2013, in the form of restricted stock units and performance share units. The restricted stock units cliff vest after three years. The three-year performance period for the performance share units ends December 31, 2015, with payment, if any, made the following year. The range of possible payouts for each NEO in relation to his/her target award is set forth in the table above. Payments of awards granted in December 2010 were made in 2014 based on performance for the three-year period that ended on December 31, 2013. Further explanation of performance share unit payment determination is set forth under Long-Term Incentive Compensation in the CD&A. For further information about vesting, see Employment Agreements and Potential Payments Upon Termination of Employment or Change-In-Control below.

No stock options have been granted since 2009. Some options granted in previous years are still outstanding as reported in the Outstanding Equity Awards at Year-End Table. Grants were made with an exercise price equal to the NYSE closing price on the date of grant for a 10-year term. No discounted options may be granted and no repricings may be done without stockholders’ approval.

Employment Agreements

Ralph Izzo

We entered into a severance agreement with Mr. Izzo on December 16, 2008 incorporating certain of the severance provisions of his then expiring employment agreement. The terms are discussed below under Potential Payments Upon Termination of Employment or Change-In-Control.

Caroline Dorsa

The agreement executed between us and Ms. Dorsa, covering her employment as Executive Vice President and CFO, effective April 9, 2009, provides for an initial base salary of $570,000, with a salary review annually each January. The agreement provided for a cash payment upon employment of $200,000, which would have had to be repaid if Ms. Dorsa had left the Company (voluntarily or upon termination for cause) within three years of her date of hire. Ms. Dorsa also received a cash payment of $4,322 to make-up for lost compensation due to her acceptance of employment with us. In addition, the agreement provides that Ms. Dorsa will participate in the SMICP and the LTIP during her term of employment. Ms. Dorsa’s target incentive award under the SMICP was initially set at 60% of base salary. The agreement also provided for an award to Ms. Dorsa of 8,800 shares of Restricted Stock under the LTIP vesting on April 9, 2014, assuming continued employment. Ms. Dorsa’s long-term compensation opportunity under the LTIP was set at $900,000 for 2009 (prorated from her date of hire) and will be reviewed annually pursuant to the terms of the LTIP. The agreement also provides that if Ms. Dorsa remains employed through April 9, 2014, she will become a participant in the additional limited benefits provision of the Supplemental Plan and receive 15 additional years of credited service. On July 12, 2011, we entered into an amendment to the agreement to adjust her benefits that accrue after December 31, 2011 under the Supplemental Plan to provide for a calculation reducing her benefits to be based on the highest seven-year average rather than the highest five-year average, in alignment with changes generally applicable to other participants in those plans. Ms. Dorsa also participates in the Key Executive Severance Plan. Finally, the agreement provides that we will provide Ms. Dorsa with a car service for commuting purposes.

William Levis

We entered into an agreement with Mr. Levis, effective January 1, 2007, in connection with his initial employment with us, covering his employment as President and Chief Nuclear Officer of Power’s subsidiary, PSEG Nuclear LLC. The agreement provided for a base salary of $500,000, with a salary review in December 2007 and annually thereafter. The agreement further provided for a cash payment of $500,000, which would have had to have been repaid if Mr. Levis had left the Company (voluntarily or upon termination for cause) before January 1, 2012. Mr. Levis also received $16,667 to make-up for lost bonus opportunity with his prior employer. In addition, the agreement provides that Mr. Levis will participate in the SMICP and the LTIP during his term of employment. Mr. Levis’ target incentive award under the SMICP must be at least 60% of base salary. The agreement awarded to Mr. Levis a grant of 100,000 shares of restricted stock under the LTIP, of which 40,000 shares vested on January 1, 2010 and 60,000 shares vested on January 1, 2013. Long-term compensation opportunity is to be reviewed annually pursuant to the terms of the LTIP. The agreement also provided that on January 16, 2013, Mr. Levis became a participant in the additional limited benefits provision of the Supplemental Plan. Finally, upon retirement, Mr. Levis will receive a lump sum present value payment equal to the employer health and welfare benefits contribution for which he would have been eligible if employed by us prior to 1996. On September 19, 2011, we entered into an amendment to the agreement to adjust his benefits that accrue after December 31, 2011 under the Supplemental Plan to provide for a calculation reducing his benefit to be based on the highest seven-year average rather than the highest five-year average, in alignment with changes generally applicable to other participants in those plans.

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Randall E. Mehrberg

The agreement executed between us and Mr. Mehrberg, covering his employment as Executive Vice President — Planning and Strategy effective September 8, 2008, provided for an initial base salary of $545,000, with an annual salary review beginning January 2010. The agreement provided for cash payments of $250,000 within 45 days of employment and on September 8, 2009, each of which would have had to be repaid if Mr. Mehrberg had left the Company (voluntarily or upon termination for cause) within three years of the applicable payment. In addition, the agreement provided that Mr. Mehrberg participated in the SMICP and the LTIP during his term of employment. Mr. Mehrberg’s target incentive award under the SMICP was initially set at 60% of base salary. Mr. Mehrberg’s long-term compensation opportunity under the LTIP was set at $800,000 for 2008 (prorated from his date of hire) and would be reviewed annually pursuant to the terms of the LTIP. As provided in the agreement, if Mr. Mehrberg resigned on or after September 8, 2012, in order to take a position with a governmental or non-profit entity agreed to by our CEO, any unvested LTIP awards would vest as if he retired. An amendment dated May 3, 2011 provided that if Mr. Mehrberg resigned on or after September 8, 2012, but before January 1, 2017, in order to take a position with a governmental entity or another employer agreed to by our CEO, retired and our CEO approved full vesting, or was terminated without cause, any unvested LTIP awards would fully vest without proration upon such a resignation, retirement or termination. The agreement also provided that if Mr. Mehrberg remained employed through September 8, 2013, or if, before then, he resigned to take a position with a governmental entity or was terminated without cause, he would become a participant in the additional limited benefits provision of the Supplemental Plan. On June 8, 2011, we entered into an amendment to Mr. Mehrberg’s agreement to adjust his benefits that accrue after December 31, 2011 under the Supplemental Plan to provide for a calculation reducing his benefit to be based on the highest seven-year average rather than the highest five-year average, in alignment with changes generally applicable to other participants in those plans. Finally, the agreement provided Mr. Mehrberg with severance benefits covered by the terms of the Key Executive Severance Plan. Mr. Mehrberg retired in December 2013, at which time the CEO approved full vesting of his unvested LTIP awards.

J.A. Bouknight, Jr.

The agreement executed between us and Mr. Bouknight covering his employment as Executive Vice President — Law, effective November 2, 2009, provides for an initial base salary of $520,000, with an annual salary review beginning January 2010. The agreement provides for cash payment of $300,000 within 45 days of employment, which would have had to be repaid if Mr. Bouknight had left the Company (voluntarily or upon termination for cause) prior to December 31, 2012. In addition, the agreement provides that Mr. Bouknight will participate in the SMICP and the LTIP during his term of employment. Mr. Bouknight’s target incentive award under the SMICP was initially set at 60% of base salary. Mr. Bouknight’s long-term compensation opportunity under the LTIP was set at $800,000 for 2009 (prorated from date of hire) and will be reviewed annually pursuant to the terms of the LTIP. As provided in this agreement, if Mr. Bouknight or the Company terminates his employment other than for cause after December 31, 2012, any unvested LTIP awards will vest as if he retired. Further, if he retires on or after that date or his employment is terminated by reason of disability or death, any unvested performance share units awarded with respect to the years 2009 through 2012 and earned would fully vest without proration. Finally, the agreement provided Mr. Bouknight with severance benefits that are covered by the terms of the Key Executive Severance Plan. On November 20, 2012, we entered into an amendment to Mr. Bouknight’s employment agreement to provide that any award of performance share units granted to Mr. Bouknight in 2013 under the LTIP will fully vest, without proration, if Mr. Bouknight’s date of retirement is on or after December 31, 2013, or if his employment is terminated by reason of disability or death, and any such award due will be made after the completion of the three-year performance cycle applicable to each grant. A second amendment to Mr. Bouknight’s employment agreement was entered into on February 18, 2014, with respect to any performance share units granted in 2014 or thereafter which provides that such awards will vest one-twelfth per month during the year of grant or earlier upon disability or death and be paid at the completion of the applicable performance cycle.

For additional information regarding severance benefit provisions, see Potential Payments Upon Termination of Employment or Change-in-Control.

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EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT YEAR-END (12/31/13) TABLE

The following table lists all outstanding stock option, performance share unit, restricted stock and restricted stock unit awards as of December 31, 2013 for our NEOs.

Option Awards						Stock Awards
Name and Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)(3)	Market Value of Shares or Units of Stock that have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, Units or Other Rights that have Not Vested ($)(6)
Ralph Izzo						240,581	7,708,215	230,347	7,380,318
1/16/2007	140,000			32.9250	1/16/2017
3/20/2007	113,000			39.1650	3/20/2017
12/18/2007	199,800			48.2050	12/18/2017
12/16/2008	473,400			30.0300	12/16/2018
12/14/2009	347,900			33.4900	12/14/2019
Caroline Dorsa						55,279	1,771,139	46,142	1,478,390
4/9/2009	61,100			30.1800	12/15/2018
12/14/2009	66,300			33.4900	12/14/2019
William Levis						80,037	2,564,385	76,328	2,445,549
1/16/2007	39,000			32.9250	1/16/2017
6/19/2007	3,500			44.4350	6/19/2017
12/18/2007	42,000			48.2050	12/18/2017
12/16/2008	95,200			30.0300	12/16/2018
12/14/2009	70,000			33.4900	12/14/2019
Randall E. Mehrberg						38,885	1,245,875	37,207	1,192,112
9/22/2008	54,800			34.8000	9/22/2018
12/16/2008	80,200			30.0300	12/16/2018
12/14/2009	58,900			33.4900	12/14/2019
J.A. Bouknight, Jr.						35,322	1,131,717	34,159	1,094,454
11/2/2009	12,600			29.5200	11/2/2019
12/14/2009	58,900			33.4900	12/14/2019
Ralph A. LaRossa						71,399	2,287,624	33,667	1,078,691
1/16/2007	52,000			32.9250	1/16/2017
12/18/2007	33,000			48.2050	12/18/2017
12/16/2008	75,200			30.0300	12/16/2018
12/14/2009	55,200			33.4900	12/14/2019

(1)	Grants made on the dates shown under the LTIP of non-qualified options to purchase our Common Stock. Options vest 25% annually over four years on the grant date anniversary. All options have fully vested.

(2)	Closing price on NYSE on grant date.

(3)	The vesting schedule for unvested restricted stock (RSA) and unvested restricted stock units (RSU) is shown below. Dividends on restricted stock accrue at the regular dividend rate and are paid on each regular dividend payment date as declared by the Board. Dividend equivalents accrue on restricted stock units and are paid in shares of Common Stock at vesting.

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			Vesting Schedule
	Type of Award	Grant Date	2014 (#)	2015 (#)	2016 (#)		2017 (#)		Total (#)
Ralph Izzo	RSU	12/21/2010	83,514
	RSU	2/21/2012		80,924
	RSU	2/19/2013			76,143				240,581
Caroline Dorsa	RSA	4/9/2009	8,800
	RSU	12/21/2010	14,925
	RSU	2/21/2012		15,573
	RSU	2/19/2013			15,981				55,279
William Levis	RSU	12/21/2010	14,925
	RSU	12/21/2011					34,916	(a)
	RSU	2/21/2012		15,573
	RSU	2/19/2013			14,623				80,037
Randall E. Mehrberg (b)	RSU	12/21/2010	13,501
	RSU	2/21/2012		13,059
	RSU	2/19/2013			12,325				38,885
J.A. Bouknight, Jr.	RSU	12/21/2010	12,020
	RSU	2/21/2012		12,021
	RSU	2/19/2013			11,281				35,322
Ralph A. LaRossa	RSU	12/21/2010	12,020
	RSU	12/21/2010			36,459	(a)
	RSU	2/21/2012		11,639
	RSU	2/19/2013			11,281				71,399
(a)	Represents retention award.

(b)	Restricted stock units vest as scheduled, in accordance with Mr. Mehrberg’s employment agreement.

(4)	Value represents number of shares or units multiplied by the closing price on the NYSE on December 31, 2013 of $32.04.

(5)	The vesting schedule for unvested performance share units (PSUs) is shown below. Performance share units awarded under the LTIP are earned based on a three-year performance period and are shown at target. The vesting schedule below shows the number of outstanding performance share units at target and includes accrued dividend equivalents. Payment, if any, is made in the first quarter of the year following the end of the performance period. For further explanation of performance share units, see the CD&A.

	Vesting Schedule
	Grant Date	2014 (#)	2015 (#)		Total (#)
Ralph Izzo	2/21/2012	120,101
	4/16/2013		110,246		230,347
Caroline Dorsa	2/21/2012	23,059
	2/19/2013		23,083		46,142
William Levis	2/21/2012	23,059
	4/16/2013		21,203
	2/19/2013		32,066	(a)	76,328
Randall E. Mehrberg (b)	2/21/2012	19,398
	4/16/2013		17,809		37,207
J.A. Bouknight, Jr.	2/21/2012	17,813
	4/16/2013		16,346		34,159
Ralph A. LaRossa	2/21/2012	17,321
	4/16/2013		16,346		33,667

(a)	Represents retention award.

(b)	Performance share units vest as scheduled, in accordance with Mr. Mehrberg’s employment agreement.

(6)	Value of performance share units are shown at target, multiplied by the closing price on the NYSE on December 31, 2013 of $32.04.

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OPTION EXERCISES AND STOCK VESTED DURING 2013 TABLE

The following table provides information, as noted, regarding the exercise of stock options by the NEOs in 2013 and the vesting during 2013 of restricted stock and performance share units previously granted to the NEOs, under our LTIP. No restricted stock units vested in 2013.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)		Value Realized on Vesting ($)(5)
Ralph Izzo	22,000	(1)	280,641	86,220		3,009,078
Caroline Dorsa	-		-	15,424		538,298
William Levis	-		-	60,000	(4)	1,836,000
	-		-	15,424		538,298
Randall E. Mehrberg	-		-	13,929		486,122
J. A. Bouknight, Jr.	-		-	12,433		433,912
Ralph A. LaRossa	-		-	37,513		1,309,204

(1)	Mr. Izzo exercised stock options that would have expired on May 3, 2014. After tax, Mr. Izzo retained the remaining 3,925 shares.

(2)	Reflects the difference between the exercise price and the market price on the date of exercise, multiplied by the number of shares acquired.

(3)	Messrs. Izzo, Levis, Mehrberg, Bouknight, LaRossa and Ms. Dorsa, had 114,960, 20,565, 18,571, 16,578, 50,018 and 20,565 performance share units, respectively, including accrued dividend equivalents, which vested on December 31, 2013 for the three-year performance period ended that day. The final awards shown in the table were made at 75% of target, calculated based upon a comparison of our TSR with those of a peer group of companies and our three-year average ROIC compared to our internal goal. Performance share units earned and value realized reflect rounding. Shares were issued in February 2014. Messrs. Izzo, Mehrberg, Bouknight and LaRossa deferred payment, as reported in the Non-Qualified Deferred Compensation Table. A more detailed explanation of the calculation of the amount earned appears in the CD&A.

(4)	Represents restricted stock which vested on January 1, 2013.

(5)	Reflects the value of the performance share units on February 18, 2014, the performance share unit value determination date, using the average of the high and low PSEG stock price $34.90.

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2013 PENSION BENEFITS TABLE

The following table provides information on the actuarial present value of the NEOs accumulated benefit under each of our pension and retirement plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(4)	Payments During Last Fiscal Year ($) (7)
Ralph Izzo	Qualified Pension Plan(1)	21.69	2,096,000	-
	Retirement Income Reinstatement Plan(2)	21.69	2,786,000	-
	Supplemental Executive Retirement Plan(3,5)	25.94	5,207,000	-

			10,089,000

Caroline Dorsa	Qualified Pension Plan(1)	4.73	58,000	-
	Retirement Income Reinstatement Plan(2)	4.73	135,000	-
	Supplemental Executive Retirement Plan(3,5,6)	18.92	4,684,000	-

			4,877,000

William Levis	Qualified Pension Plan(1)	7.00	96,000	-
	Retirement Income Reinstatement Plan(2)	7.00	227,000	-
	Supplemental Executive Retirement Plan(6)	7.00	3,031,000	-

			3,354,000

Randall E. Mehrberg	Qualified Pension Plan(1)	5.24	69,000	-
	Retirement Income Reinstatement Plan(2)	5.24	145,000	-
	Supplemental Executive Retirement Plan(6)	5.24	2,999,000	-

			3,213,000

J. A. Bouknight Jr.	Qualified Pension Plan(1)	4.16	33,000	-
	Retirement Income Reinstatement Plan(2)	4.16	194,000	-
	Supplemental Executive Retirement Plan			-

			227,000

Ralph A. LaRossa	Qualified Pension Plan(1)	28.50	572,000	-
	Retirement Income Reinstatement Plan(2)	28.50	1,071,000	-
	Supplemental Executive Retirement Plan	28.50	1,233,000	-

			2,876,000

(1)	All NEOs participate in either the Pension Plan, a traditional defined benefit pension plan, or the Cash Balance Plan, a cash balance defined benefit pension plan, depending on date of hire, each of which is a qualified plan under the IRC. Such plans are available to all other employees under the same terms and conditions. Additional information about the plans is provided below. Messrs. Izzo and LaRossa participate in the Pension Plan. Ms. Dorsa and Messrs. Levis, Mehrberg and Bouknight participate in the Cash Balance Plan. Years shown reflect actual years of service.

(2)	Years shown reflect actual years of service.

(3)	Certain employees receive additional years of credited service for the purpose of retirement benefit calculations under the Supplemental Plan in recognition of prior work experience, including 15 years for Ms. Dorsa pursuant to her employment agreement, which vest ratably over five years. In addition, Mr. Izzo receives an additional 5 years which vest at age 60 as described below under Supplemental Plan. The additional 5 years are prorated in the table for participants under age 60. Years shown reflect the sum of actual years of service and years credited under the Supplemental Plan.

(4)

Amounts shown represent actuarial present value of accumulated benefit computed as of the same Pension Plan measurement date used for our financial statements for the year ended December 31, 2013, with two exceptions: (i) NEOs were assumed to retire at the

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plan’s normal retirement age and (ii) no pre-retirement termination, disability or death was assumed to occur. For a discussion of the valuation method and material assumptions applied in quantifying the present value, see Note 12 to the Consolidated Financial Statements included in our Form 10-K.

(5)	The actuarial present value of accumulated benefits based on actual years of service for Mr. Izzo and Ms. Dorsa is $7,998,000 and $2,917,000, respectively, and the actuarial present value of accumulated benefits based on additional years of service for each such person is $2,091,000, and $1,960,000, respectively.

(6)	Ms. Dorsa will be eligible to participate in the additional limited benefits provision of the Supplemental Plan if employed by us on April 9, 2014. Mr. Levis and Mr. Mehrberg became eligible on January 16, 2013 and September 8, 2013, respectively.

(7)	Although Mr. Mehrberg retired December 2, 2013, he did not receive any payout of his benefits in 2013.

Qualified Pension Plans

All of our employees are eligible to participate in either the Pension Plan or the Cash Balance Plan, depending upon date of hire.

Pension Plan

The Pension Plan covers non-represented employees hired prior to January 1, 1996 and represented employees hired prior to January 1, 1997 and provides participants with a life annuity benefit at normal retirement (age 65) pursuant to a formula based upon (a) the participant’s number of years of service and (b) the average of the participant’s five or seven highest years of compensation up to the limit imposed by the IRC. We amended the Pension Plan effective January 1, 2012, to change the benefit formula for non-represented participants. The effect of the change is to reduce projected pension payments. Under the new formula, the average of the participant’s seven highest years of compensation up to the limit imposed by the IRC will be used rather than the average of the participant’s five highest years of compensation.

A participant’s benefit under the Pension Plan is equal to A plus B:

A. The accrued benefit calculated under the five-year final average pay formula as of December 31, 2011, as follows:

(i) 1.3% of the lesser of 5-year final average earnings (determined as of December 31, 2011) or $24,600 times years of credited service (determined as of December 31, 2011) not exceeding 35 years;

(ii) 1.5% of the amount by which 5-year final average earnings (determined as of December 31, 2011) exceeds $24,600 times years of credited service not exceeding 35 years; and

(iii) 1.5% of 5-year final average earnings times years of credited service (determined as of December 31, 2011) in excess of 35 years.

B. The accrued benefit calculated under the seven-year final average pay formula, as follows:

(i) 1.3% of the lesser of 7-year final average earnings beginning on January 1, 2012 or $24,600 times years of credited service not exceeding 35 years less the number of years as of December 31, 2011;

(ii) 1.5% of the amount by which 7-year final average earnings beginning on January 1, 2012 exceeds $24,600 times years of credited service not exceeding 35 years less the number of years as of December 31, 2011; and

(iii) 1.5% of 7-year final average earnings times years of credited service in excess of 35 years less the number of years in excess of 35 years as of December 31, 2011.

An additional benefit equal to $4.00 per month for each year of credited service is payable until the retiree reaches age 65.

All active participants are fully vested in their Pension Plan benefit. Benefits are payable on an unreduced basis (i) at age 65, (ii) at age 60, if the participant’s age, plus years of service, equals or exceeds 80 or (iii) at age 55, if the participant has 25 or more years of service. Participants whose age, plus years of service, equals or exceeds 80, but who have not yet met the criteria in (ii) or (iii) may commence their Pension Plan benefits on a reduced basis.

Cash Balance Plan

The Cash Balance Plan covers non-represented employees hired or rehired after December 31, 1995 and represented employees hired after December 31, 1996 and provides each participant with a life annuity benefit at normal retirement (age 65) equal to the actuarial equivalent of a notional amount maintained for him/her. Participants are eligible for retirement under the Cash Balance Plan upon the attainment of age 55 with five or more years of service. Participants’ accounts are credited each year with a percentage of compensation, which is determined based on the participant’s age plus years of service measured at year-end.

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Sum of Age and Service	Percentage of Compensation Credited (%)
<30	2.00
30-39	2.50
40-49	3.25
50-59	4.25
60-69	5.50
70-79	7.00
80-89	9.00
90+	12.00

Each participant’s notional amount grows each year with interest credits based on a 6.0% annual rate of interest. Participants become immediately fully vested in their Cash Balance Plan benefit.

Reinstatement Plan

Certain management and highly compensated employees are eligible to participate in a nonqualified excess benefit retirement plan, the Reinstatement Plan, designed to replace earned pension benefits as determined under the qualified pension formula, but which cannot be paid from the qualified pension plans as a result of the IRC mandated limits for qualified plans. The benefits payable under this plan mirror those of the qualified plans described above except that the compensation considered in computing the benefit (i) will not be limited by qualified plan limits, (ii) will include any amounts that the participant deferred under deferred compensation plans, (iii) will include amounts earned under the SMICP (which are not considered under the qualified pension plans), (iv) will be limited to 150% of average base salary for the applicable five or seven years and (v) will be offset by any benefits received by the participant under the applicable qualified pension plan (Pension Plan or Cash Balance Plan).

Supplemental Plan

Certain employees receive additional years of service for the purpose of retirement benefit calculations in recognition of prior allied work experience. However, we have determined, effective January 1, 2011, to no longer provide additional credited service to those who do not already have this benefit. Such benefits are paid from a nonqualified plan, the Supplemental Plan. Under the additional service credit provisions, certain participants may also receive an additional five years of credited service for the purpose of this supplemental benefit calculation if they retire between ages 60 and 65. The credited years of service reduce by one year for each six-month period such participant works beyond age 65. This feature of the plan is designed to encourage retirement on or before age 65. Benefits payable under the additional service provisions of the Supplemental Plan mirror those payable under the Reinstatement Plan, except that the additional years of service are considered in calculating the Supplemental Plan benefit amount. Any benefit payable under this plan is offset by benefits payable under the qualified plan and the Reinstatement Plan.

Certain participants in the Supplemental Plan receive additional limited benefits. This portion of the Supplemental Plan provides a total target replacement income percentage equal to credited service for qualified pension plan calculation purposes, plus 30, to a maximum of 75%, of covered compensation. Covered compensation used for determining limited benefits under the Supplemental Plan is the same as the covered compensation used under for the Reinstatement Plan. The target replacement amount under the limited benefit portion of this Plan is reduced by any pension benefits from any previous employers accrued and vested at the time of hire, by the participant’s Social Security benefit at normal retirement age and by the pension benefits provided by each other PSEG retirement benefit plan (qualified plans and non-qualified plans). The additional limited benefits provision of the Supplemental Plan also provides a death benefit equal to 150% of base compensation if death occurs while the participant is actively employed. Participants designated for the additional limited benefit become entitled to this benefit only upon (a) retirement under the terms of the qualified plan in which they participate (Pension Plan or Cash Balance Plan) or (b) death.

The change in the benefit formula under the qualified Pension Plan from a five-year final average pay formula to a seven-year final average pay formula impacts the limited benefits under the Supplemental Plan. Accordingly, we amended the Supplemental Plan as of January 1, 2012 to reflect this change.

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2013 NON-QUALIFIED DEFERRED COMPENSATION TABLE

The following table provides information regarding compensation deferred by the NEOs under our Deferred Compensation Plans.

Name		Executive Contributions in Last Fiscal Year (2013) ($)(1)	Registrant Contributions in Last Fiscal Year (2013) ($)	Aggregate Earnings in Last Fiscal Year (2013) ($)	Aggregate Withdrawals/ Distributions (2013) ($)	Aggregate Balance at Last Fiscal Year End (2013) ($)(2)
Ralph Izzo	Deferred Compensation Plan	-	-	290,679	-	8,909,749
	Equity Deferral Plan	3,009,078	-	74,902	-	4,236,674
Caroline Dorsa	Deferred Compensation Plan	-	-	97,333	-	792,112
	Equity Deferral Plan	-	-	-	-	-
William Levis	Deferred Compensation Plan	-	-	-	-	-
	Equity Deferral Plan	-	-	-	-	-
Randall E. Mehrberg	Deferred Compensation Plan	-	-	-	-	-
	Equity Deferral Plan	-	-	12,667	-	207,598
J. A. Bouknight, Jr.	Deferred Compensation Plan	981,569	-	704,711	-	4,564,105
	Equity Deferral Plan	433,912	-	12,667	-	641,510
Ralph A. LaRossa	Deferred Compensation Plan	-	-	-	-	-
	Equity Deferral Plan	1,309,204	-	11,912	-	1,504,429

(1)	Amounts shown under Executive Contributions in Last Fiscal Year (2013) include 2013 salary and SMICP earned in 2013 and paid in February 2014 as shown in the 2013 Summary Compensation Table and performance share units vested at December 31, 2013 and paid in February 2014 as shown in the Option Exercises and Stock Vested During 2013 Table.

(2)	Includes amounts reported in the Summary Compensation Table in this current or prior-year proxy statements for the Deferred Compensation Plan and/or the Equity Deferral Plan as follows: Mr. Izzo $7,473,894 and $4,161,772, Ms. Dorsa $567,020, Mr. Mehrberg $194,931, Mr. Bouknight $3,066,107 and $628,843, and Mr. LaRossa $1,492,517.

Deferred Compensation Plan

Under the Deferred Compensation Plan, participants, including the NEOs, may elect to defer any portion of their cash compensation by making appropriate elections in the calendar year prior to the year in which the services giving rise to the compensation being deferred are rendered. A participant may change an election to defer compensation not later than the date that is the last date that an election to defer may be made.

At the same time he/she elects to defer compensation, the participant must make an election as to the timing and the form of distribution of that year’s deferrals from his/her Deferred Compensation Plan account. For compensation deferred in 2011 and earlier years distribution may commence (a) on the thirtieth day after the date he/she terminates employment or, in the alternative, (b) on January 15th of any calendar year following termination of employment elected by him/her, but in any event no later than the later of (i) the January of the year following the year of his/her 70th birthday or (ii) the January following termination of employment. Notwithstanding the forgoing, however, for NEOs and other specified employees, distribution of his/her account may not occur earlier than six months following the date of his/her termination of service. Participants may elect to receive the distribution of their Deferred Compensation account in the form of one lump-sum payment, annual distributions over a five-year period or annual distributions over a 10-year period.

With respect to compensation deferred in 2012 and future years, participants may elect to commence distribution of a particular year’s deferrals (a) six months following his/her termination of employment, or (b) a specified number of years following his/her termination from employment. Participants may elect to receive distribution of such deferrals under the Deferred Compensation Plan in the form of a lump-sum payment or annual distributions over a period of three to fifteen years.

Under the scheduled future date distribution feature, participants may elect to receive a specific plan year’s deferral balance on a specified date as early as three years after the beginning of the year in which the deferrals are made. Distributions are paid in a lump sum within 90 days from the date elected regardless of whether the participant is employed by us on the payment date.

Participants may change their distribution elections as to future year’s deferrals. Participants may also make changes of their distribution elections with respect to prior years’ deferrals provided that (a) any such new distribution election is made at least one year prior to the previously selected commencement date or (b) the new commencement date is at least five years later than the previously selected commencement date.

Amounts deferred under the Deferred Compensation Plan are credited with earnings based on (a) the performance of one or more of the pre-mixed lifestyle investment portfolio funds available to employees under our 401(k) plans (except the Company Stock fund and the Schwab Personal Choice Retirement Account) or (b) at the rate of Prime plus 1/2%, capped at 120% of the applicable federal long-term rate,

64  PUBLIC SERVICE ENTERPRISE GROUP l 2014 Proxy Statement

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in such percentages as selected by the participant. A participant who fails to provide a designation of investment funds will accrue earnings on his/her account at the rate of Prime plus 1/2%, capped at 120% of the applicable federal long-term rate. A participant may change his/her investment election on a daily basis.

For 2013, the one-year rates of return as of December 31, 2013 for the funds offered as computed by the recordkeeper of the Deferred Compensation Plan, were as follows:

Rates of Return
Pre-Mixed Portfolios		Target Retirement Funds
Conservative Portfolio	12.17%	Target Retirement Income	5.75%
Moderate Portfolio	17.47%	Target Retirement 2010	8.96%
Aggressive Portfolio	23.69%	Target Retirement 2015	12.98%
Funds		Target Retirement 2020	15.79%
Stable Value	1.97%	Target Retirement 2025	18.11%
Diversified Bond	-1.97%	Target Retirement 2030	20.42%
Large Company Stock Index	32.27%	Target Retirement 2035	22.76%
Mid-Cap Index	35.09%	Target Retirement 2040	24.33%
Institutional Developed Markets Index	21.93%	Target Retirement 2045	24.30%
Small – Cap Index	37.74%	Target Retirement 2050	24.28%
Other		Target Retirement 2055(1)	13.95%
Prime Plus 1/2%	3.37%	Target Retirement 2060(1)	13.25%

(1) Partial	year rate of return from date added to choices available to participants.

Equity Deferral Plan

Participants in our Equity Deferral Plan may defer receipt of all or a portion of the shares of our Common Stock underlying future equity awards under the LTIP. Deferral elections must be made during an annual enrollment period prior to the date that services giving rise to the awards are performed. Deferral elections under the Equity Deferral Plan are irrevocable.

At the time a participant elects to defer he/she must make an election as to the timing of payment of the deferred shares. Distributions will be made in a lump sum. Distributions may commence (a) on a specified date occurring between the third anniversary and the fifteenth anniversary of the date that the shares otherwise would have been distributed to the participant (b) upon termination of employment, or (c) the earlier of (a) and (b). Notwithstanding the forgoing, however, for NEOs and other specified employees, distribution may not occur earlier than six months following the date of his/her termination of employment. Participants will receive shares on the applicable distribution date. We hold the deferred shares in a Rabbi Trust. The dividends attributable to the deferred shares are reinvested in Common Stock and distributed at the same time that the deferred shares are distributed to the participants. Participants are not permitted to direct the trustee of the Rabbi Trust to vote the deferred shares.

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POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE-IN-CONTROL

Mr. Izzo’s severance agreement provides for certain benefits if he is terminated without “cause” (a willful failure to perform his duties) or resigns for “good reason” (a reduction in pay, position or authority) during the term of such agreement. He would be paid a benefit of two times base salary and target bonus, as well as a prorated payment of SMICP target incentive award for the year of termination. His welfare benefits would be continued for two years, unless he is sooner employed. Any unvested equity awards would be forfeited. The agreement provides that Mr. Izzo will be prohibited from competing with and from recruiting employees from us or our subsidiaries or affiliates, for certain periods after termination of employment. Violations of these provisions require a forfeiture of certain benefits.

Our Key Executive Severance Plan provides severance benefits to Ms. Dorsa and Messrs. Izzo, Levis, Bouknight and LaRossa, and to certain of our other key executive-level employees whose employment is terminated without cause. Participants must agree to restrictive covenants including confidentiality, non-competition and non-solicitation.

Under our Key Executive Severance Plan, if any of Ms. Dorsa and Messrs. Izzo, Levis, Bouknight and LaRossa is terminated without cause or resigns her or his employment for good reason within two years after a change-in-control, the individual will receive (1) a pro rata bonus based on her or his target annual incentive compensation, (2) three times the sum of her/his salary and target incentive bonus, (3) accelerated vesting of equity-based awards, except for performance share units, which vest pro rata, (4) a lump sum payment equal to the actuarial equivalent of her or his benefits under all of our retirement plans in which the individual participates calculated as though she or he remained employed for three years beyond the date employment is terminated less the actuarial equivalent of such benefits on the date employment terminates (reported in the table below as Enhanced Retirement Benefit), (5) three years continued welfare benefits (the first 18 months of which will be provided through PSEG-paid COBRA continuation coverage), (6) one year of PSEG-paid outplacement services and (7) vesting of any compensation previously deferred. Payments are limited to an amount that would not give rise to an excise tax liability under applicable IRS provisions, currently 2.99 times the individual’s average W-2 compensation for the period. Amounts above that limit are forfeited. Potential payments are shown below in the Change-in-Control Termination Table.

Also under the Key Executive Severance Plan, Ms. Dorsa and Messrs. Levis, Bouknight and LaRossa would be entitled to certain severance benefits in the event that their employment was terminated without cause other than in a change-in-control situation. In such event they would be entitled to 1.0 times their annual base salary plus their target bonus, as well as a prorated payment of their SMICP target incentive award for the year of termination and certain outplacement services, educational assistance, health care and life insurance coverage. The Key Executive Severance Plan further provides that any unvested equity awards would be accelerated or forfeited in accordance with the terms of the individual’s grants under the LTIP and/or employment agreement.

If a termination without cause or for a reduction in force or reorganization had occurred on December 31, 2013, each of the NEOs would have received the following benefits:

Termination without Cause(1)	Izzo ($)	Dorsa ($)	Levis ($)	Bouknight ($)	LaRossa ($)
Severance	4,840,000	1,053,150	991,375	900,735	825,000
Pro Rata Bonus (SMICP)	1,320,000	433,650	424,875	354,835	325,000
Unvested Restricted Stock Spread and Unvested Restricted Stock Units Spread(2)	-	-	1,118,699	-	1,168,151
LTIP Performance Unit Payout (2)	-	-	342,464	-	-
Health/Welfare Benefits	57,554	16,160	21,420	25,984	23,320
Outplacement	25,000	25,000	25,000	25,000	25,000
Education Assistance	3,000	3,000	3,000	3,000	3,000

Aggregate Payments	6,245,554	1,530,960	2,926,833	1,309,554	2,369,471

(1)	Mr. Mehrberg is excluded from this table as he retired on December 2, 2013.

(2)	Pursuant to the terms of Mr. Levis’ employment agreement and Messrs. Levis’ and LaRossa’s respective retention awards, these amounts would have been payable only upon a termination without cause following a change in leadership.

If a termination without cause or resignation with good reason had occurred on December 31, 2013 following a change-in-control, each of the NEOs would have received the following benefits:

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Change-in-Control Termination(1)	Izzo ($)	Dorsa ($)	Levis ($)	Bouknight ($)	LaRossa ($)
Severance	7,260,000	3,159,450	2,974,125	2,702,205	2,475,000
Pro Rata Bonus (SMICP)	1,320,000	433,650	424,875	354,835	325,000
Unvested Restricted Stock Spread and Unvested Restricted Stock Units Spread	7,708,219	1,771,136	2,564,377	1,131,706	2,287,602
LTIP Performance Unit Payout	3,742,790	739,060	1,061,444	555,064	544,560
Enhanced Retirement Benefit	6,209,000	5,474,000	87,000	213,000	1,769,000
Health/Welfare Benefits	86,332	54,151	69,991	86,461	75,170
Retiree Medical Increase(2)	-	-	-	-	211,007
Outplacement	25,000	25,000	25,000	25,000	25,000
Parachute Payments Forfeited	(9,385,732)	(7,981,810)	(110,222)	(3,421,804)	(2,822,415)

Aggregate Payments	16,965,609	3,674,637	7,096,590	1,646,467	4,889,924

(1)	Mr. Mehrberg is excluded from this table as he retired on December 2, 2013.

(2)	Represents amount Mr. LaRossa would receive because he is not yet retirement eligible.

No NEO would be eligible for any payments under the Key Executive Severance Plan, either prior to or following a change-in-control, if he/she voluntarily terminated his/her employment (other than for “good reason” as described above) or if his/her employment were terminated by us for “cause.”

If a NEO were to retire or his/her employment were terminated on account of death or disability, the Key Executive Severance Plan provides that such participant would be entitled to accrued pay through the date of termination and prorated payment of his/her target incentive award for the year of termination.

Change-in-control provisions under the Key Executive Severance Plan generally means the occurrence of any of the following events:

•	Any person is or becomes the beneficial owner of our securities representing 25% or more of the combined voting power of our then outstanding securities; or

•	A majority of the Board is replaced without approval of the current Board; or

•	There is consummated a merger or consolidation of us, other than a merger or consolidation which would result in our voting securities outstanding immediately prior to such merger continuing to represent at least 75% of the combined voting power of the securities of us or such surviving entity immediately after such merger or consolidation; or

•	Our stockholders approve a plan of complete liquidation or dissolution of us or there is consummated an agreement for the sale or disposition by us of all or substantially all of our assets.

For additional information regarding the provisions of LTIP awards, see Material Factors Concerning Awards Shown in Summary Compensation Table, Grants of Plan-Based Awards Table and Employment Agreements above.

PUBLIC SERVICE ENTERPRISE GROUP | 2014 Proxy Statement  67

MANAGEMENT PROPOSALS

Proposals 3(a), 3(b) and 3(c) AMENDMENTS TO CERTIFICATE OF INCORPORATION AND BY-LAWS

There will be presented at the Annual Meeting three proposals to approve amendments to each of PSEG’s Certificate of Incorporation, as amended, and By-Laws to eliminate provisions currently requiring a supermajority vote for certain actions. These amendments are described in Proposals 3(a), 3(b) and 3(c) below (Proposed Amendments).

At our 2013 Annual Meeting of Stockholders, a stockholder proposal was submitted on this topic. The proposal did not receive the support of more than a majority of outstanding shares. However, it did receive the support of a majority of the votes cast. The Board is aware that the proposal did not receive the support of a number of our largest stockholders. While the Board believes that those existing voting provisions have been beneficial in requiring strong stockholder support in connection with certain fundamental actions, the Board continues to be responsive to stockholder concerns and encourages stockholder participation in corporate governance. Accordingly, after consideration of the advantages and disadvantages of and stockholder support for the proposal to eliminate supermajority voting provisions, the Board has determined that, subject to the requisite approval of our stockholders, it is appropriate to remove these provisions from our governance documents. The Board’s ability to do is governed by the laws of the State of New Jersey, where we are incorporated, and our Certificate of Incorporation and By-Laws.

Currently, our Certificate of Incorporation and By-Laws require the affirmative vote of shares representing 80% of our outstanding Common Stock for the following matters: (i) certain mergers and other business combinations; (ii) the removal of a director without cause; (iii) certain amendments to the By-Laws; (iv) amendments to or adoption of provisions inconsistent with existing requirements for number, election and terms of directors; (v) amendments to or adoption of provisions inconsistent with existing provisions for the submission of candidates to the Board by stockholders; and (vi) provisions allowing amendments to the By-Laws to be adopted or new By-Laws enacted by a majority vote of the shares represented and entitled to vote at a meeting or a majority vote of the directors present at any meeting at which there is a quorum.

Below is a summary of the recommended material terms and revisions. The actual text of the Proposed Amendments to the Certificate of Incorporation and By-Laws are set forth respectively in Appendices A and B to this Proxy Statement, marked with deletions indicated by strike-outs and additions indicated by underlining. Approval of any one of the three proposals with respect to the Proposed Amendments is not conditioned upon approval of any of the other proposals. Under the provisions of our Certificate of Incorporation and By-Laws as now in effect, the affirmative vote of at least 80% of the outstanding shares is required for the approval of each of the Proposed Amendments set forth in these proposals. Any shares that are not voted (whether by abstention or otherwise) on any such proposal will have the effect of a vote against the proposal.

Proposal 3(a)

Approval of Amendments to Article 7 of our Certificate of Incorporation to Eliminate the Supermajority Voting Requirements for Certain Business Combinations

Article 7, Section 1 of our Certificate of Incorporation currently requires the approval of 80% of shares outstanding for certain mergers and other business combinations. This provision would be revised to require a simple majority vote of shares outstanding for such transactions.

Article 7, Section 7 of our Certificate of Incorporation, which currently requires the affirmative vote of 80% of shares outstanding in order to make certain amendments to or to adopt certain provisions or take certain actions inconsistent with Article 7 would be revised to require a simple majority vote of shares outstanding to make such revisions and take such actions.

Approval of this proposal requires the affirmative vote of at least 80% of shares of Common Stock outstanding. If approved, the Board will take the next steps required to implement the proposed amendments.

Proposal 3(b)

Approval of Amendments to Article 8 of our Certificate of Incorporation and Article I, Section 1(d) of our By-Laws to Eliminate the Supermajority Voting Requirements to Remove a Director Without Cause

Article 8, Section 4 of our Certificate of Incorporation and Article I, Section 1(d) of our By-Laws each currently requires the affirmative vote of 80% of shares outstanding in order to remove a director from office without cause. Each respective provision would be revised to require a simple majority vote of shares outstanding to remove a director without cause.

68  PUBLIC SERVICE ENTERPRISE GROUP l 2014 Proxy Statement

MANAGEMENT PROPOSALS

Article 8, Section 5 of our Certificate of Incorporation currently requires the affirmative vote of 80% of shares outstanding in order to make certain amendments to or adopt any provisions inconsistent with Article 8. This provision would be revised to require a simple majority vote of shares outstanding to make certain amendments and to adopt provisions inconsistent with Article 8.

Approval of this proposal requires the affirmative vote of at least 80% of shares of Common Stock outstanding. If approved, the Board will take the next steps required to implement the proposed amendments.

Proposal 3(c):

Approval of Amendment to Article 9 of our Certificate of Incorporation to Eliminate the Supermajority Voting Requirement to Make Certain Amendments to our By-Laws

Article 9 of our Certificate of Incorporation currently requires the approval of 80% of shares outstanding in order to make certain amendments to our By-Laws. This provision would be revised to require a simple majority vote of shares outstanding to make certain amendments to our By-Laws.

Approval of this proposal requires the affirmative vote of at least 80% of shares of Common Stock outstanding. If approved, the Board will take the next steps required to implement the proposed amendment.

The Board of Directors Recommends Votes FOR each of Proposals 3(a), 3(b) and 3(c).

PUBLIC SERVICE ENTERPRISE GROUP | 2014 Proxy Statement  69

RATIFICATION OF AUDITOR

Proposal 4 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee of the Board, each member of which is independent, has appointed Deloitte & Touche LLP of Parsippany, New Jersey, as independent auditor to make the annual audit of our books of account and supporting records for 2014, subject to the ratification of the stockholders at the Annual Meeting. As recommended by the Board, we ask you to ratify this appointment.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement if they so desire and to respond to appropriate questions.

The Board Of Directors Recommends A Voting “For” This Proposal.

AUDIT COMMITTEE REPORT

The Audit Committee of the PSEG Board of Directors is comprised solely of independent directors. It operates under a written charter adopted by the PSEG Board of Directors which is posted on PSEG’s website, www.pseg.com/info/investors/governance/committees.jsp. The Audit Committee Charter is annually reviewed and assessed for adequacy by the PSEG Audit Committee.

Management is responsible for PSEG’s financial statements and internal controls. The independent auditor of PSEG, Deloitte & Touche LLP, reports directly to the PSEG Audit Committee and is responsible for performing an independent audit of PSEG’s annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) (U.S.) and on PSEG’s internal controls and for issuing reports thereon. The Audit Committee’s overall responsibility is to assist the PSEG Board of Directors in overseeing the quality and integrity of the accounting, auditing and financial reporting practices.

Management has represented to the Audit Committee that PSEG’s Consolidated Financial Statements were prepared in accordance with generally accepted accounting principles (GAAP) in the United States. In performance of its responsibilities, the Audit Committee has reviewed PSEG’s Consolidated Financial Statements for the year ended December 31, 2013 and discussed these financial statements with management, the internal auditors and the independent auditor. The Audit Committee periodically meets privately with the Chief Financial Officer, the General Counsel, and the Vice President-Internal Audit and with the independent auditor. At all of its meetings (except those held telephonically) the Audit Committee meets in executive session with only Audit Committee members present. The Audit Committee discussed with the independent auditor:

•	PSEG’s critical accounting policies;

•	New accounting standards and policies affecting PSEG;

•	That there were no disagreements with management over the application of GAAP;

•	Significant accounting estimates made by management and the disclosures in the financial statements;

•	Accounting and reporting for significant transactions; and

•	The other matters required to be discussed as described in PCAOB Auditing Standards No.16 Communications with Audit Committees, which relate to the audit, financial statements, significant risks and critical accounting estimates, among others.

The independent auditor also provided to the Audit Committee the written disclosures required by the PCAOB’s standards in PCAOB Rule 3526, Communication with Audit Committee Concerning Independence, and current SEC requirements for auditor independence. The Audit Committee discussed with the independent auditor the firm’s independence with respect to PSEG, internal quality control procedures, and any material issues raised and any steps taken to deal with such issues by the most recent internal quality control review, peer review or by any inquiry or investigation by governmental or professional authorities within the preceding five years, with respect to one or more independent audits carried out by the firm. The Audit Committee has also reviewed the requirements of the Sarbanes-Oxley Act of 2002 with respect to auditor independence and has defined the amount and scope of services that may be performed by Deloitte & Touche LLP consistent with maintaining that firm’s independence. The Audit Committee requires that all services of Deloitte & Touche LLP be pre-approved by the Audit Committee or the Audit Committee Chair. The Audit Committee has considered whether the independent auditor’s provision of non-audit services to PSEG and the total fees paid for non-audit services relative to fees paid for audit services are compatible with maintaining the independent auditor’s independence. On the basis of its review, the Audit Committee determined that the independent auditor has the requisite independence.

Based on the Audit Committee’s discussions with management, the internal auditors and the independent auditor, the Audit Committee’s review of the audited financial statements, the representations of management to the independent auditor regarding the audited financial

70  PUBLIC SERVICE ENTERPRISE GROUP l 2014 Proxy Statement

RATIFICATION OF AUDITOR

statements and the independent auditor’s report to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in PSEG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC.

Members of the Audit Committee:

David Lilley, Chair

Albert R. Gamper, Jr.

Thomas A. Renyi

Hak Cheol Shin

Susan Tomasky

February 17, 2014

FEES BILLED BY DELOITTE & TOUCHE LLP FOR 2013 AND 2012

The appointment, termination, compensation and oversight of the work of the Independent Registered Public Accountants, Deloitte & Touche LLP, is the direct responsibility of the Audit Committee of our Board, which reviews its independence, the services provided and its fees, as well as peer review reports of its performance. All fees paid to Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, Deloitte & Touche) for all services, audit and non-audit, provided to us and our subsidiaries are pre-approved by the Audit Committee or its Chair.

	Years ended December 31,
	2013 ($)	2012 ($)
Audit Fees (1)	6,269,000	6,450,000
Audit Related Fees (2)	47,400	47,400
Tax Fees (3)	299,046	348,392
All Other Fees (4)	-	-

(1)	The audit fees were incurred for audits of our annual consolidated financial statements and those of our subsidiaries, including our Annual Reports on Form 10-K, reviews of financial statements included in our quarterly reports on Form 10-Q and for services rendered in connection with certain financing transactions, statutory and regulatory filings and fees for accounting consultations related to the application of new accounting standards and rules.

(2)	The audit related fees primarily related to performing certain attest services.

(3)	The tax fees primarily relate to tax compliance and tax advice.

(4)	There were no fees other than the above.

PUBLIC SERVICE ENTERPRISE GROUP l 2014 Proxy Statement  71

APPENDIX A

Appendix A PROPOSED AMENDMENTS TO CERTIFICATE OF INCORPORATION

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Proposed Amendments to Public Service Enterprise Group Incorporated’s Amended Certificate of Incorporation to Eliminate Supermajority Voting Requirements

Sections 1, 2 and 7 of Article 7 CERTAIN BUSINESS COMBINATIONS of the Certificate of Incorporation of this corporation, as amended to date, are amended to read as follows:

SECTION 1. Vote Required for Certain Business Combinations. In addition to any affirmative vote required by law and except as otherwise expressly provided in Section 2 of this Article 7:

(a)        any merger or consolidation of the corporation or any Subsidiary (hereinafter defined) with (i) any Interested Shareholder (hereinafter defined) or (ii) any other corporations (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (hereinafter defined) of an Interested Shareholder; or

(b)        any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value (hereinafter defined) of $25,000,000 or more; or

(c)        the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Shareholder or Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $25,000,000 or more; or

(d)        the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Shareholder or any Affiliate of any Interested Shareholder; or

(e)        any reclassification of securities (including any reverse stock split), recapitalization of the corporation, any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

shall require prior approval by the affirmative vote of ~~80%~~ a majority of the votes which the holders of the then outstanding shares of capital stock of the corporation are entitled to vote in the election of directors (the “Voting Stock”), voting together as a single class (each share of the Voting Stock having a number of votes duly fixed by the Board of Directors pursuant to Article 3 of the Certificate of Incorporation or provided by the By-Laws). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise. The term “Business Combination” as used in this Article 7 shall mean any transaction which is referred to in any one or more of paragraphs (a) through (e) of this Section 1.

SECTION 2. Exceptions to ~~80%~~ Vote Required By Section 1. The provisions of Section 1 of this Article 7 shall not be applicable to any particular Business Combination (and such Business Combination shall require only such affirmative vote which may be required by law or otherwise) if all of the conditions specified in either of the following paragraphs (a) or (b) are met:

(a) The Business Combination shall have been approved by majority vote of the Disinterested Directors (hereinafter defined).

(b) All of the following conditions shall have been met:

(i) The aggregate amount of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of:

(1) if applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it (x) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”) or (y) in the transaction in which it became an Interested Shareholder, whichever is higher; or

(2) the Fair Market Value per share of Common Stock on the Announcement Date or on the date (the “Determination Date”) on which the Interested Shareholder became an Interested Shareholder, whichever is higher.

(ii) The aggregate amount of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that

PUBLIC SERVICE ENTERPRISE GROUP l 2014 Proxy Statement    A-1

APPENDIX A

the requirements of this paragraph (b)(ii) shall be met with respect to every such class or series whether or not the Interested Shareholder has previously acquired any shares thereof):

(1) if applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder for any shares of such class or series acquired by it (x) within the two-year period immediately prior to the “Announcement Date” or (y) in the transaction in which it became an Interested Shareholder, whichever is higher; or

(2) if applicable, the highest preferential amount per share to which the holders of shares of such class or series are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation; or

(3) the Fair Market Value per share of such class or series on the Announcement Date or on the Determination Date, whichever is higher.

(iii) The consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class or series of Voting Stock. If the Interested Shareholder has paid for shares of any class or series of Voting Stock with varying forms of considerations, the form of consideration for such class or series shall be either cash or the form used to acquire the largest number of shares of such class or series previously acquired by it. The price determined in accordance with paragraphs (b)(i) and (b)(ii) of this Section 2 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

(iv) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (1) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any dividends (whether or not cumulative) on any outstanding series of Preferred Stock: (2) there shall been (x) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivisions of the Common Stock), except as approved by a majority of the Disinterested Directors and (y) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure to so increase such annual rate is approved by a majority of the Disinterested Directors; and (3) such Interested Shareholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

(v) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit directly or indirectly (except proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial assistance, or any tax credits or other tax advantages, provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such act, rules or regulations) shall be mailed to shareholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such act, rules and regulations or subsequent provisions).

SECTION 7.        Amendment. Notwithstanding any other provisions of this Certificate of Incorporation, the By-Laws of the corporation or applicable law, the affirmative vote of ~~80%~~ a majority of the votes of the then outstanding Voting Stock, voting together as a single class, shall be required (a) to amend, modify or repeal this Article 7, (b) adopt any provision to this Certificate of Incorporation or By-Laws which is inconsistent with this Article 7, or (c) prior to the fixing by the Board of Directors of any right or preference of any series of Preferred Stock which is inconsistent with the provisions of this Article 7.

Sections 4 and 5 of Article 8 BOARD OF DIRECTORS of the Certificate of Incorporation of this corporation, as amended to date, are amended to read as follows:

SECTION 4.        Removal and Suspension. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office without cause only by the affirmative vote of the holders of ~~80%~~ a majority of the combined voting powers of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. The Board of Directors, by the affirmative vote of a majority of the directors in office, may remove a director or directors for cause where, in the judgment of such majority, the continuation of the director or directors in office would be harmful to the corporation and may suspend the director or directors for a reasonable period pending final determination that cause exists for such removal.

SECTION 5        Amendment, repeal, etc. Notwithstanding anything in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least ~~80%~~ a majority of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article 8.

A-2  PUBLIC SERVICE ENTERPRISE GROUP l 2014 Proxy Statement

APPENDIX A

Article 9 BY-LAW AMENDMENTS of the Certificate of Incorporation of this corporation, as amended to date, is amended to read as follows:

The Board of Directors shall have power to make, alter, amend and repeal the By-Laws of the corporation (except so far as the By-Laws of the corporation adopted by the shareholders shall otherwise provide). Any By-Laws made by the Directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the shareholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Article 1, Section1; Article IX, Section 9; and Article XVI of the By-Laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least ~~80%~~ a majority of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least ~~80%~~ a majority of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, or adopt any provision inconsistent with or repeal this Article 9.

PUBLIC SERVICE ENTERPRISE GROUP l 2014 Proxy Statement  A-3

APPENDIX B

Appendix B
PROPOSED AMENDMENT TO BY-LAWS

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Proposed Amendments to Public Service Enterprise Group Incorporated’s By-laws to Eliminate Supermajority Voting Requirements

Article 1 SECTION 1(d) of the By-Laws of this corporation is amended to read as follows:

(d)        Removal and Suspension. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office without cause only by the affirmative vote of the holders of ~~80%~~ a majority of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. The Board of Directors, by the affirmative vote of a majority of the directors in office, may remove a director or directors for cause where, in the judgment of such majority, the continuation of the director or directors in office would be harmful to the corporation and may suspend the director or directors for a reasonable period pending final determination that cause exists for such removal.

PUBLIC SERVICE ENTERPRISE GROUP l 2014 Proxy Statement    B-1

MAP AND TRANSPORTATION

MAP AND TRANSPORTATION

Arrangements have been made to provide free parking within close proximity to the New Jersey Performing Arts Center (NJPAC) at locations designated (P) on the map above.

Please bring your parking ticket with you to the meeting so that it can be validated by PSEG. Reasonable parking expenses incurred at locations other than those shown above will be reimbursed. You may obtain driving directions and public transportation information by calling 1-888-GO-NJPAC or on the NJPAC website, www.njpac.org.

PUBLIC SERVICE ENTERPRISE GROUP l 2014 Proxy Statement

Public Service Enterprise Group Incorporated

80 Park Plaza, P.O. Box 1171

Newark, New Jersey 07101-1171

973-430-7000

www.pseg.com

Commitment to our Customers

• America’s most reliable utility (five of last nine years)
• Reliability One Award (last 12 years)
• EEI storm response award (2012 and 2011)
• System hardening and infrastructure enhancements
• Serving 2.2 million electric and 1.8 million gas customers in NJ and 1.1 million electric customers on Long Island
• Building relationships through communication and social media outreach
Commitment to our Employees

• Top 50 Employer: Equal Opportunity Magazine (2013)
• Fortune Most Admired Companies (since 2006)
• Diversity and inclusion in the workplace
• Employee health and safety; wellness and lifestyle
• Employee engagement, ethics and comfort speaking up
• Paying over $1.1 Billion in compensation and retiree benefits annually
Commitment to the Environment and Sustainability

• Renewable and solar energy and energy efficiency programs
• Climate leadership and carbon reduction
• Water management, estuary enhancement and biodiversity
• Dow Jones Sustainability North America Index (since 2008)
• Provider of green energy to Super Bowl XLVIII
Commitment to our Communities and the Economy

• PSEG Foundation investments in safety, community, education
• PSE&G Children’s Specialized Hospital
• March of Dimes: Number 1 utility in New Jersey and United States in 2013
• Special Olympics USA Games 2014
• Over $7 million in annual charitable giving
• Over $1 Billion annually spent with NJ businesses

PSEG, Providing
Safe, Reliable,
Economic,
Greener Energy

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR
TELEPHONE, SEE REVERSE SIDE
OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote “FOR” Items 1, 2, 3(a), 3(b), 3(c) and 4.

1.	ELECTION OF DIRECTORS:
	Nominees for terms expiring in 2015 are:
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

1.1	Albert R. Gamper, Jr.	☐	☐	☐	1.6	Thomas A. Renyi	☐	☐	☐

1.2	William V. Hickey	☐	☐	☐	1.7	Hak Cheol Shin	☐	☐	☐
Please fold here – Do not separate
1.3	Ralph Izzo	☐	☐	☐	1.8	Richard J. Swift	☐	☐	☐

1.4	Shirley Ann Jackson	☐	☐	☐	1.9	Susan Tomasky	☐	☐	☐

1.5	David Lilley	☐	☐	☐	1.10	Alfred W. Zollar	☐	☐	☐

2.	Advisory vote on the approval of executive compensation	☐ For	☐ Against	☐ Abstain

3(a)	Approval of Amendments to Certificate of Incorporation to eliminate supermajority voting requirements for certain business combinations	☐ For	☐ Against	☐ Abstain

3(b)	Approval of Amendments to Certificate of Incorporation and By-Laws to eliminate supermajority voting requirements to remove a director without cause	☐ For	☐ Against	☐ Abstain

3(c)	Approval of Amendments to Certificate of Incorporation to eliminate supermajority voting requirement to make certain amendments to By-laws	☐ For	☐ Against	☐ Abstain

4.	Ratification of the appointment of Deloitte & Touche LLP as Independent auditor for the year 2014	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Please indicate if you plan to attend the Annual Meeting by marking this box.    ☐

Date
Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Public Service Enterprise Group Incorporated

2014 Annual Meeting of Stockholders

New Jersey Performing Arts Center

One Center Street, Newark, New Jersey

April 15, 2014 at 1:00 P.M.

(Registration Begins at 12:00 P.M. Light refreshments will be available.)

For wheelchair and hearing-impaired seating, please see host/hostess for assistance.

You should present evidence that you are a stockholder in order to gain admittance to the meeting. If shares are held in the name of a broker, trust, bank, or other nominee, you should bring with you a proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares. Each stockholder may be asked to present valid picture identification, such as a driver’s license. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

THANK YOU FOR VOTING
For electronic delivery of future proxy materials, please visit www.proxypush.com/peg. To access your shareholder account online, please visit www.shareowneronline.com.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders

The Proxy Statement and the 2013 Annual Report to Stockholders are available at: http://www.ezodproxy.com/pseg/2014/pseg2013ar

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

April 15, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PSEG

The undersigned hereby appoints Shirley Ann Jackson, Ralph Izzo and Richard J. Swift, and each or any of them, proxies of the undersigned, each with full power of substitution, to vote in their discretion (subject to any directions indicated on the reverse side of this proxy) at the Annual Meeting of Stockholders of Public Service Enterprise Group Incorporated (PSEG) to be held on April 15, 2014 and at all adjournments or postponements thereof, upon all matters which may come before the meeting or any adjournment, including the proposals set forth in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged. Said proxies are instructed to vote as set forth on the reverse side hereof with respect to said proposals.

Shares represented by this proxy will be voted in accordance with recommendations of the Board of Directors of PSEG as stated on the reverse side, unless otherwise indicated on the reverse, in which case they will be voted as marked. Information pertaining to each proposal is included in the Proxy Statement under proposals corresponding to the item numbers set forth on the reverse side.

If you have not voted by telephone or the Internet, please mark your proxy on the reverse side,

sign it and date it, and return it promptly in the envelope provided.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE www.proxypush.com/peg Use the Internet to vote your proxy until 11:59 p.m. (CT) on April 14, 2014.	PHONE 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on April 14, 2014.	MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.